                                                                  EXHIBIT 4(f)58

                                                                  EXECUTION COPY

                 CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST 2004-1
                           CLASS A ASSET BACKED NOTES

                CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST 2004-1,
                                  as the Issuer

                      CREDIT ACCEPTANCE FUNDING LLC 2004-1,
                                  as the Seller

                         CREDIT ACCEPTANCE CORPORATION,
                 as the Servicer and in its individual capacity

                              JPMORGAN CHASE BANK,
                 as the Trust Collateral Agent/Indenture Trustee

                     SYSTEMS & SERVICES TECHNOLOGIES, INC.,
                             as the Backup Servicer

                          SALE AND SERVICING AGREEMENT
                           Dated as of August 25, 2004

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE I DEFINITIONS .................................................................................    1

   SECTION 1.01. Definitions ..........................................................................    1
   SECTION 1.02. Usage of Terms .......................................................................   23
   SECTION 1.03. Closing Date and Record Date .........................................................   23
   SECTION 1.04. Section References ...................................................................   23
   SECTION 1.05. Compliance Certificates ..............................................................   24
   SECTION 1.06. Directions ...........................................................................   24

ARTICLE II CONVEYANCE OF SELLER PROPERTY; FURTHER ENCUMBRANCE THEREOF .................................   24

   SECTION 2.01. Sale of the Initial Seller Property to the Trust .....................................   24
   SECTION 2.02. Revolving Period; Principal Collection Account .......................................   25
   SECTION 2.03. Title to Trust Property ..............................................................   28

ARTICLE III THE DEALER LOANS AND THE CONTRACTS ........................................................   29

   SECTION 3.01. Representations and Warranties of Seller with respect to the Seller Property .........   29
   SECTION 3.02. Payment Upon Breach ..................................................................   31
   SECTION 3.03. Custody of Dealer Agreements and Contract Files ......................................   33

ARTICLE IV ADMINISTRATION AND SERVICING OF DEALER LOANS AND CONTRACTS .................................   36

   SECTION 4.01. Appointment; Duties of Servicer ......................................................   36
   SECTION 4.02. Collection and Application of Payments on the Dealer Loans and Contracts .............   38
   SECTION 4.03. Realization Upon Contracts ...........................................................   39
   SECTION 4.04. Physical Damage Insurance ............................................................   39
   SECTION 4.05. Maintenance of Security Interests in Financed Vehicles ...............................   39
   SECTION 4.06. Covenants of Servicer ................................................................   39
   SECTION 4.07. Payments in Respect of Contracts Upon Breach .........................................   44
   SECTION 4.08. Servicer Fee .........................................................................   45
   SECTION 4.09. Servicer's Certificate ...............................................................   45
   SECTION 4.10. Annual Statement as to Compliance; Notice of Default .................................   47
   SECTION 4.11. Annual Independent Certified Public Accountant's Report ..............................   48
   SECTION 4.12. Access to Certain Documentation and Information Regarding Dealer Loans and Contracts .   49
   SECTION 4.13. Servicer Expenses ....................................................................   49
   SECTION 4.14. Servicer Not to Resign as Servicer ...................................................   49
   SECTION 4.15. The Backup Servicer ..................................................................   50

   SECTION 4.16. Fidelity Bond ...........................................................................   51

ARTICLE V TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS ................   51

   SECTION 5.01. Establishment of Trust Accounts .........................................................   51
   SECTION 5.02. Collections; Allocation .................................................................   54
   SECTION 5.03. Certain Reimbursements to the Servicer ..................................................   54
   SECTION 5.04. Additional Deposits .....................................................................   55
   SECTION 5.05. Reserve Account .........................................................................   55
   SECTION 5.06. Payments under the Class A Note Insurance Policy ........................................   56
   SECTION 5.07. Payments under the Backup Insurance Policy ..............................................   58
   SECTION 5.08. Transfers and Distributions .............................................................   60
   SECTION 5.09. Distributions from the Class A Note Distribution Account ................................   62
   SECTION 5.10. Certificate Distribution Account ........................................................   63
   SECTION 5.11. Statements to Certificateholders and Noteholders ........................................   64

ARTICLE VI THE SELLER AND THE ISSUER .....................................................................   65

   SECTION 6.01. Representations and Warranties of the Seller ............................................   65
   SECTION 6.02. Limitation on Liability of Seller and Others ............................................   69
   SECTION 6.03. Seller May Own Notes ....................................................................   69
   SECTION 6.04. Additional Covenants of the Seller ......................................................   70
   SECTION 6.05. Indemnities of the Issuer ...............................................................   70

ARTICLE VII THE SERVICER .................................................................................   72

   SECTION 7.01. Representations of Servicer .............................................................   72
   SECTION 7.02. Indemnities of Servicer .................................................................   74
   SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer; Resignation ..   76
   SECTION 7.04. Limitation on Liability of Servicer and Others ..........................................   77
   SECTION 7.05. Delegation of Duties ....................................................................   77
   SECTION 7.06. Certification Upon Satisfaction .........................................................   77

ARTICLE VIII DEFAULT .....................................................................................   78

   SECTION 8.01. Servicer Defaults .......................................................................   78
   SECTION 8.02. Appointment of Successor ................................................................   80
   SECTION 8.03. Notification to Class A Noteholders and Certificateholders ..............................   81
   SECTION 8.04. Waiver of Past Defaults .................................................................   81

ARTICLE IX THE TRUST COLLATERAL AGENT ....................................................................   82

   SECTION 9.01. Duties of the Trust Collateral Agent ....................................................   82
   SECTION 9.02. Rights of the Trust Collateral Agent ....................................................   83
   SECTION 9.03. Individual Rights of Trust Collateral Agent .............................................   85
   SECTION 9.04. Reports by Trust Collateral Agent to Holders ............................................   85

   SECTION 9.05. Compensation .........................................................................   85
   SECTION 9.06. Eligibility ..........................................................................   86
   SECTION 9.07. Trust Collateral Agent's Disclaimer ..................................................   86
   SECTION 9.08. Limitation on Liability ..............................................................   86
   SECTION 9.09. Reliance Upon Documents ..............................................................   87
   SECTION 9.10. Successor Trust Collateral Agent .....................................................   87
   SECTION 9.11. Representations and Warranties of the Trust Collateral Agent .........................   90
   SECTION 9.12. Waiver of Setoffs ....................................................................   90

ARTICLE X TERMINATION .................................................................................   91

   SECTION 10.01. Optional Purchase ...................................................................   91

ARTICLE XI MISCELLANEOUS PROVISIONS ...................................................................   91

   SECTION 11.01. Amendment ...........................................................................   91
   SECTION 11.02. Protection of Title to Trust ........................................................   93
   SECTION 11.03. Limitation on Rights of Class A Noteholders .........................................   95
   SECTION 11.04. Governing Law .......................................................................   96
   SECTION 11.05. Notices .............................................................................   96
   SECTION 11.06. Severability of Provisions ..........................................................   97
   SECTION 11.07. Assignment ..........................................................................   97
   SECTION 11.08. Further Assurances ..................................................................   97
   SECTION 11.09. No Waiver; Cumulative Remedies ......................................................   97
   SECTION 11.10. Third-Party Beneficiaries ...........................................................   98
   SECTION 11.11. Actions by Noteholders ..............................................................   98
   SECTION 11.12. Corporate Obligation ................................................................   98
   SECTION 11.13. Covenant Not to File a Bankruptcy Petition ..........................................   98
   SECTION 11.14. Controlling Party ...................................................................   99

EXHIBITS

Exhibit A Reserved
Exhibit B Form of Servicer's Certificate
Exhibit C Investor Certification
Exhibit D Form of Dealer Agreement
Exhibit E Form of Servicer's Acknowledgment
Exhibit F Form of Contracts
Exhibit G Collection Guidelines
Exhibit H Credit Guidelines
Exhibit I Covenant Compliance Report

SCHEDULES

Schedule A      Dealer Loans, Dealer Agreements and Contracts
Schedule B      Forecasted Collections
Schedule C      Perfection Representations, Warranties and Covenants
Schedule D      Financial Covenants and Related Definitions

            This Sale and Servicing Agreement, dated as of August 25, 2004, among CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST 2004-1 (the "Issuer" or the "Trust"), CREDIT ACCEPTANCE FUNDING LLC 2004-1, a Delaware limited liability company, as Seller (the "Seller"), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, in its individual capacity ("Credit Acceptance") and as Servicer (the "Servicer"), JPMORGAN CHASE BANK, a New York banking corporation, in its capacity as Trust Collateral Agent and Indenture Trustee (the "Trust Collateral Agent" and the "Indenture Trustee"), and SYSTEMS & SERVICES TECHNOLOGIES, INC., a Delaware corporation, as Backup Servicer (the "Backup Servicer").

            WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings. Terms used herein but not defined herein shall have the meaning given such terms in the Indenture.

            "Adjusted Collateral Amount" means, on any Distribution Date, during the Revolving Period, an amount equal to the sum of: (i) the Collateral Amount; and (ii) the amount on deposit in the Principal Collection Account.

            "Advance Rate" means, on any Distribution Date, the ratio, expressed as a percentage, where the numerator is equal to the Class A Note Balance and the denominator is equal to the Collateral Amount.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.

            "Agreement" means this Sale and Servicing Agreement, as the same may be amended or supplemented from time to time.

            "Aggregate Outstanding Eligible Loan Balance" means, on any date of determination, the sum of the Outstanding Balances of all Eligible Loans on such day.

            "Aggregate Outstanding Net Eligible Loan Balance" means, on any date of determination, the Aggregate Outstanding Eligible Loan Balance less the related Loan Loss Reserves at the end of the most recent Collection Period.

            "Amortization Period" means the period of time beginning on the earlier of (i) the close of business on the February 2005 Distribution Date, and
(ii) the automatic occurrence or declaration of an Early Amortization Event pursuant to Section 2.02 hereof.

            "Amortization Period Additional Contract Collateral Amount" has the meaning assigned to such term in Section 3.02(d)(i) hereof.

            "Amortization Period Additional Loan Collateral Amount" has the meaning assigned to such term in Section 3.02(d)(i) hereof.

            "Amortization Period Payment Obligations" has the meaning assigned to such term in Section 3.02(d)(ii) hereof.

            "Applicable Law" means, for any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders, or line action of any Court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

            "Automatic Amortization Event" has the meaning assigned to such term in Section 2.02(b) hereof.

            "Available Funds" means, with respect to any Distribution Date: (i) all Collections (other than Dealer Collections and Repossession Expenses) received by the Servicer, the Seller or the Originator during the related Collection Period, (ii) all Purchase Amounts paid by the Seller, the Servicer or the Originator and any amounts paid by the Originator in respect of the Limited Repurchase Option during the related Collection Period, (iii) all investment earnings and interest on amounts on deposit in the Reserve Account, the Principal Collection Account and the Collection Account during the related Collection Period, (iv) any amounts remaining in the Principal Collection Account after the conclusion of the Revolving Period, and (v) on any Distribution Date, any amounts on deposit in the Reserve Account in excess of the Reserve Account Requirement, after giving effect to all deposits to and withdrawals from the Reserve Account on such Distribution Date.

            "Backup Insurance Policy" means the note guaranty insurance policy issued by the Backup Insurer to the Trust Collateral Agent for the benefit of the Class A Noteholders with respect to the Class A Notes.

            "Backup Insurer" means XL Capital Assurance Inc., a New York corporation.

            "Backup Insurer Default" means: (i) failure by the Backup Insurer to make a payment required under the Backup Insurance Policy in accordance with its terms; (ii) the occurrence of an involuntary insolvency event with respect to the Backup Insurer which remains unstayed for 60 consecutive days; (iii) consent by the Backup Insurer to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, rehabilitation or similar proceedings of or relating to the Backup Insurer or of or relating to all or substantially all of its property; or (iv) the Backup Insurer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payments of its obligations.

            "Backup Insurer Preference Amount" has the meaning set forth in
Section 5.07(c)(i) hereof.

            "Backup Insurer Premium" has the meaning given such term in the Insurance Agreement.

            "Backup Insurer Premium Letter" means the premium letter, dated the date hereof, among the Backup Insurer, the Servicer, the Issuer and the Trust Collateral Agent.

            "Backup Insurer Reimbursement Obligations" means any overdue Backup Insurer Premium amounts payable pursuant to the Insurance Agreement, and any payments made on the Backup Insurance Policy, and any other amounts owing to the Backup Insurer under the Insurance Agreement, the Backup Insurer Premium Letter or any other Basic Document, in each case, together with interest thereon at the Prime Rate (as defined in the Insurance Agreement) plus 2.0%.

            "Backup Servicer" means SST.

            "Backup Servicing Agreement" means the Backup Servicing Agreement dated as of the date hereof, among the Backup Servicer, the Class A Insurer, the Backup Insurer, Credit Acceptance, the Seller, the Issuer and the Trust Collateral Agent.

            "Backup Servicing Fee" means, as to each Distribution Date, $4,000; provided, however, that if the Backup Servicer becomes the successor Servicer, such fee shall no longer be paid.

            "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

            "Basic Documents" means this Agreement, the Certificate of Trust (as defined in the Trust Agreement), the Trust Agreement, the Backup Servicing Agreement, the Indenture, the Contribution Agreement, the Insurance Agreement, the Initial Purchaser Agreement, the Intercreditor Agreement, the Class A Insurer Premium Letter, the Backup Insurer Premium Letter, the Class A Notes and all other documents and certificates delivered in connection therewith.

            "Benefit Plan" has the meaning given such term in the Trust
Agreement.

            "Business Day" means any day other than a Saturday or a Sunday on which banking institutions are not required or authorized to be closed in New York, New York or Detroit, Michigan (or, if the Backup Servicer has become the successor Servicer, Missouri or Indiana).

            "Capped Backup Servicer and Trustee Fees and Expenses" means, with respect to any Distribution Date, in respect of fees, indemnification amounts and expenses due to the Backup Servicer in its capacity as Backup Servicer, the Owner Trustee, the Indenture Trustee and the Trust Collateral Agent: (i) prior to the occurrence of an Indenture Event of Default, an amount not to exceed $15,000 for any Distribution Date, in the aggregate; and (ii) after the occurrence of an Indenture Event of Default, but prior to the acceleration of the Class A Notes, (A) to the Backup Servicer, the Indenture Trustee and the Trust Collateral Agent, an amount not to exceed $20,850 for any Distribution Date, in the aggregate; and (B) to the Owner Trustee, an amount not to exceed $5,000 for any Distribution Date.

            "Capped Servicing Fee" means, with respect to the Servicing Fee payable to the Backup Servicer if it has become Servicer and any Distribution Date, an amount equal to the product of 10.00% and Collections for the related Collection Period.

            "Certificate" has the meaning given such term in the Trust
Agreement.

            "Certificate Distribution Account" has the meaning assigned to such term in Section 5.01(a)(iii) hereof.

            "Certificateholder" has the meaning given such term in the Trust Agreement.

            "Certificate Interest" means the allocable percentage interest of a Certificate held by a Certificateholder.

            "Certificate of Title" means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled, responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

            "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

            "Class A Insurer" means Radian Asset Assurance Inc., a New York stock insurance company.

            "Class A Insurer Default" means: (i) failure by the Class A Insurer to make a payment required under the Class A Note Insurance Policy in accordance with its terms; (ii) the occurrence of an involuntary insolvency event with respect to the Class A Insurer which remains unstayed for 60 consecutive days;
(iii) consent by the Class A Insurer to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, rehabilitation or similar proceedings of or relating to the Class A Insurer or of or relating to all or substantially all of its property; (iv) the Backup Insurer makes a payment under the Backup Insurance Policy in accordance with its terms; or (v) the Class A Insurer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payments of its obligations.

            "Class A Insurer Interest Shortfall Payment" has the meaning set forth in Section 5.06(a)(iii) hereof.

            "Class A Insurer Preference Payment" has the meaning set forth in
Section 5.06(c)(i) hereof.

            "Class A Insurer Premium" has the meaning given such term in the Insurance Agreement.

            "Class A Insurer Premium Letter" means the premium letter, dated the date hereof, among the Class A Insurer, the Servicer, the Issuer and the Trust Collateral Agent.

            "Class A Insurer Premium Supplement" has the meaning set forth in the Class A Insurer Premium Letter.

            "Class A Insurer Principal Payment" has the meaning set forth in
Section 5.06(a)(iii) hereof.

            "Class A Insurer Reimbursement Obligations" means any overdue Class A Insurer Premium and Class A Insurer Premium Supplement amounts payable pursuant to the Insurance Agreement, and any payments made on the Class A Note Insurance Policy, and any other amounts owing to the Class A Insurer under the Insurance Agreement, the Class A Insurer Premium Letter or any other Basic Document, in each case, together with interest thereon at the Prime Rate (as defined in the Insurance Agreement) plus 2.0%.

            "Class A Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Note Rate from and including such preceding Distribution Date to but excluding the current Distribution Date, over the amount in respect of interest on the Class A Notes that was actually deposited in the Class A Note Distribution Account on such current Distribution Date.

            "Class A Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) to, but excluding, the current Distribution Date, at the Class A Note Rate on the Class A Note Balance immediately prior to such Distribution Date.

            "Class A Note Balance" equals, initially, $100,000,000 and thereafter equals the initial Class A Note Balance reduced by all amounts allocable to principal previously distributed to Class A Noteholders.

            "Class A Note Distribution Account" means the Class A Note Distribution Account established and maintained pursuant to Section 5.01(a)(ii) hereof.

            "Class A Note Insurance Policy" means the note guaranty insurance policy issued by the Class A Insurer to the Trust Collateral Agent for the benefit of the Class A Noteholders and the Backup Insurer with respect to the Class A Notes.

            "Class A Principal Distributable Amount" means, for any Distribution Date (A) during the Revolving Period, $0; and (B) during the Amortization Period, an amount equal to the lesser of: (i) Available Funds remaining after payment of the amounts set forth in clauses (i) through (vi) of Section 5.08(a) hereto; and (ii) the Class A Note Balance; provided, however, on the Stated Final Maturity, the Class A Principal Distributable Amount will equal the Class A Note Balance.

            "Closing Date" means August 25, 2004.

            "Collateral Amount" means, on any Distribution Date, an amount equal to the Aggregate Outstanding Net Eligible Loan Balance (less the aggregate of the Overconcentration Loan Amounts and the aggregate of the Dealer Loan Excess Advance Amounts, if any), after giving effect to all purchases of Dealer Loans on such date. Solely for purposes of calculating the "Collateral Amount", the determination of whether a Dealer Loan is an "Eligible Loan" shall be made as if such Dealer Loan were transferred on the date of such calculation.

            "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i) hereof.

            "Collection Guidelines" means, with respect to Credit Acceptance, the policies and procedures of the Servicer in effect on the Closing Date relating to the collection of amounts due on the Contracts and the Dealer Loans and as amended from time to time in accordance with the Basic Documents, and with respect to the Backup Servicer, as successor Servicer, the servicing policies and procedures set forth in the Backup Servicing Agreement.

            "Collection Period" means, with respect to each Distribution Date, the preceding calendar month. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to all collections, charge-offs, reserve adjustments and other account activity during such Collection Period.

            "Collections" means, with respect to any Collection Period, all payments (including Income Collections, Principal Collections, Dealer Collections, Recoveries, credit-related insurance proceeds and proceeds of the Related Security and, so long as Credit Acceptance is the Servicer, excluding certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements) received by the Servicer, the Originator, the Issuer or the Seller on or after the Cut-off Date in respect of the Dealer Loans and Contracts in the form of cash, checks, wire transfers or other form of payment in accordance with the Dealer Loans, the Dealer Agreements and the Contracts.

            "Comerica Credit Agreement" means that certain Third Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 9, 2004, with Comerica

Bank, as administrative agent and collateral agent, and Banc of America Securities, LLC, as sole lead arranger and sole book manager.

            "Computer Tape" means a computer tape or diskette (or other means of electronic transmission acceptable to the Backup Servicer and the Controlling Party) in a readable format acceptable to the Backup Servicer and the Controlling Party.

            "Continued Errors" has the meaning set forth in Section 4.09(b)(iv) hereof.

            "Contract" means any retail installment sales contract, in substantially one of the forms attached hereto as Exhibit F, relating to the sale of a new or used automobile, light-duty truck, minivan or sport utility vehicle originated by a Dealer and in which Credit Acceptance shall have been granted a security interest and shall have acquired certain other ownership rights under the related Dealer Agreement to secure the related Dealer's obligation to repay one or more related Dealer Loans.

            "Contract Buy-Back Rate" means on any date of determination, a fraction, expressed as a percentage, the numerator of which is the Class A Note Balance as of the last day of the preceding Collection Period and the denominator of which is the Outstanding Balance of all Eligible Contracts as of the last day of the preceding Collection Period.

            "Contract File" means with respect to each Contract, the physical and/or electronic files in which Credit Acceptance maintains the fully executed original counterpart (for UCC purposes) of the Contract (to the extent required in accordance with Section 3.03 of this Agreement), either a standard assurance in the form commonly used in the industry relating to the provision of a certificate of title or other evidence of lien, the original instruments modifying the terms and conditions of such Contract and the original endorsements or assignments of such Contract.

            "Contribution Agreement" means the Contribution Agreement dated as of even date herewith, relating to the contribution by Credit Acceptance to the Seller of the Contributed Property, as defined therein.

            "Corporate Trust Office" has the meaning given such term in the Trust Agreement.

            "Credit Acceptance" means Credit Acceptance Corporation, a Michigan corporation.

            "Credit Guidelines" means the policies and procedures of Credit Acceptance, relating to the extension of credit to automobile, light-duty truck, minivan and/or sport utility dealers in respect of retail installment contracts for the sale of automobiles, light-duty trucks, minivans and/or sport utility vehicles including, without limitation, the policies and procedures for determining the creditworthiness of Dealers and relating to the extension of credit to such Dealers and the maintenance of installment sale contracts, as in effect on the Cut-off Date and as amended from time to time in accordance with the Basic Documents, attached hereto as Exhibit H.

            "Cut-off Date" means, (i) with respect to Dealer Loans and related collateral to be transferred to the Issuer on the Closing Date, the close of business on June 30, 2004, and (ii) with respect to Dealer Loans and related collateral purchased by the Issuer on each Distribution Date during the Revolving Period, the close of business on the last day of the immediately preceding Collection Period.

            "Dealer" means any new or used automobile, light-duty truck, minivan and/or sport utility vehicle dealer who has entered into a Dealer Agreement with Credit Acceptance.

            "Dealer Agreement" means, each Dealer Agreement between the Originator and the related Dealer substantially in the form of Exhibit D attached hereto; provided, however, that the term "Dealer Agreement" shall, for the purposes of this Agreement, include only those Dealer Agreements identified from time to time on Schedule A hereto, as amended or supplemented from time to time in accordance herewith.

            "Dealer Collections" means, with respect to any Collection Period, the Collections received by the Servicer during such Collection Period which pursuant to the terms of any Dealer Agreement, are required to be remitted to the applicable Dealer.

            "Dealer Concentration Limit" means, with respect to any Dealer, an amount equal to: (A) with respect to the Closing Date, 2.5% of the Aggregate Outstanding Net Eligible Loan Balance as of the initial Cut-off Date and (B) with respect to each Distribution Date during the Revolving Period on which Dealer Loans are purchased by the Issuer, 2.5% of the Aggregate Outstanding Net Eligible Loan Balance as of such Distribution Date, after giving effect to all Collections received during the related Collection Period and the purchase of Dealer Loans on such Distribution Date; provided, that for the ten largest Dealers (measured by the Aggregate Outstanding Net Eligible Loan Balance of each such Dealer), such limit shall be equal to 18.0% of the Aggregate Outstanding Net Eligible Loan Balance of all Dealer Loans on the initial Cut-off Date or each Distribution Date during the Revolving Period on which Dealer Loans are purchased by the Issuer, as the case may be.

            "Dealer Loan" means a group of advances made by the Originator to a Dealer in respect of an identified group of Contracts, all of which secure repayment thereof; provided, however, that the term "Dealer Loan" shall, for the purposes of this Agreement, include only those Dealer Loans identified from time to time on Schedule A hereto, as amended or supplemented from time to time in accordance with the terms of this Agreement.

            "Dealer Loan Excess Advance Amount" means, with respect to any Eligible Loan on any Distribution Date, the amount by which the Net Loan Balance of such Eligible Loan, on the date it was originated, exceeds 70% of the Outstanding Balance of the related Eligible Contracts on their dates of origination.

            "Defaulted Contract" means each Contract for which the amounts due thereunder should be charged off in accordance with the Servicer's accounting policies in effect from time to time. A Contract shall become a Defaulted Contract on the day on which the amounts due under such Contract are recorded as charged off on the Servicer's master file of Contracts, but, in any event, shall be deemed a Defaulted Contract no later than the earlier of (x) the day it becomes 90 days delinquent, based on the date the last payment thereon was received by the Servicer and (y) the day on which an auction check is posted to the relevant account.

            "Delivery" when used with respect to property forming a part of a Trust Account means:

            (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof by physical delivery to the Trust Collateral Agent indorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or indorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security to the Trust Collateral Agent or by delivery of such certificated security to a securities intermediary indorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or indorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Trust Collateral Agent and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Trust Collateral Agent, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the originator and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or its nominee subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Trust Collateral Agent of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Trust Collateral Agent (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be registered in the name of the Trust Collateral Agent or its nominee or endorsed in blank; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Eligible Investment to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

            (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Eligible Investment to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trust

      Collateral Agent of the purchase by the Trust Collateral Agent of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trust Collateral Agent and indicating that such securities intermediary holds such Eligible Investment solely as agent for the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Eligible Investment to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof; and

            (c) with respect to any Eligible Investment that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Trust Collateral Agent or its nominee of such uncertificated security, and the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trust Collateral Agent.

            In furtherance of the foregoing, any Eligible Investments held by the Trust Collateral Agent through a securities intermediary shall be held only pursuant to a control agreement entered into among the Seller, the Trust Collateral Agent and the securities intermediary, pursuant to which the securities intermediary agrees to credit all financial assets (as defined in Section 8-102(a)(9) of the UCC) purchased (as defined in Section 1-201(32) of the UCC) at the direction of the Trust Collateral Agent to the securities account maintained by the securities intermediary for the benefit of the Trust Collateral Agent and agrees to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of the Trust Collateral Agent without the further consent of the Seller and pursuant to which the securities intermediary waives any prior lien on all financial assets credited to such securities account to which it might otherwise be entitled. Such control agreement shall initially be governed by New York law and the Trust Collateral Agent shall not amend the initial control agreement or enter into a control agreement with a successor securities intermediary which in either event provides that the laws of a state other than New York shall govern, without first obtaining a continuation of perfection and priority opinion under the laws of such new state which is, acceptable to the Controlling Party.

            "Determination Date" means the fifth Business Day prior to the related Distribution Date.

            "Discretionary Amortization Event" has the meaning assigned to such term in Section 2.02(c) hereof.

            "Distribution Date" means, for each Collection Period, the 15th day of the following month, or if the 15th day is not a Business Day, the next following Business Day, commencing with the First Distribution Date.

            "Early Amortization Event" means, collectively, Automatic Amortization Events and Discretionary Amortization Events.

            "Eligible Account" shall mean a non-interest bearing segregated trust account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long term debt obligations of which institution shall be rated "AA-" or higher by S&P and "Aa3" or higher by Moody's and in the highest short term rating category by the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Controlling Party, and, as confirmed in writing by the Rating Agencies, will not result in the downgrade of the ratings of the Class A Notes, without regard to the Class A Note Insurance Policy or the Backup Insurance Policy.

            "Eligible Contract" means each Contract which at the time of its pledge by the applicable Dealer to the Originator satisfied the requirements for a "Qualifying Receivable" set forth in the related Dealer Agreement; provided, however, that a Contract that has become subject to the payment of a Purchase Amount in accordance with Section 3.02 hereof or Section 4.07 hereof (regardless of whether such Purchase Amount is actually paid) shall not constitute an "Eligible Contract".

            "Eligible Dealer Agreement" means each Dealer Agreement:

            (a) which was originated by the Originator in compliance with all applicable requirements of law and which complies with all applicable requirements of law;

            (b) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller, by the Originator or by the Servicer in connection with the origination of such Dealer Agreement or the execution, delivery and performance by the Seller, by the Originator or by the Servicer of such Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

            (c) as to which at the time of the sale of rights thereunder to the Trust, the Seller will have good and marketable title thereto, free and clear of all Liens;

            (d) the Originator's rights under which have been the subject of a valid grant by the Originator of a first priority perfected security interest in such rights and in the proceeds thereof in favor of the Seller;

            (e) which will at all times be the legal, valid and binding obligation of the Dealer party thereto (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (f) which constitutes either a "general intangible" or "tangible chattel paper" under and as defined in Article 9 of the UCC;

            (g) which, at the time of the sale of the rights to payment thereunder to the Trust, no rights to payment thereunder have been waived or modified;

            (h) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

            (i) as to which the Originator, the Servicer and the Seller have satisfied all obligations to be fulfilled at the time the rights to payment thereunder are transferred to the Trust;

            (j) as to which the related Dealer has not asserted that such agreement is void or unenforceable;

            (k) as to which the related Dealer is not an Affiliate of an executive of Credit Acceptance or an Affiliate of Credit Acceptance;

            (l) as to which the related Dealer is located in the United States;

            (m) as to which the related Dealer is not bankrupt or insolvent; and

            (n) as to which none of the Originator, the Servicer nor the Seller has done anything, at the time of its sale to the Trust, to impair the rights of the Trust therein.

            "Eligible Investments" mean any one or more of the following types of investments which mature no later than the Business Day preceding each Distribution Date:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

            (ii) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Seller, the Servicer, the Trust Collateral Agent, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (i) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution
      Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of at least A-1+ and from Moody's of Prime-1;

            (iii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (ii) above;

            (iv) commercial paper (including commercial paper of any affiliate of the Seller, the Servicer, the Trust Collateral Agent, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of at least A-1+ and from Moody's of Prime-1;

            (v) investments in money market funds (including funds for which the Seller, the Servicer, the Trust Collateral Agent, the Indenture Trustee or Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

            (vi) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

            (vii) any other demand or time deposit, obligation, security or investment as may be acceptable, so long as both a Class A Insurer Default and Backup Insurer Default are not continuing, to the Controlling Party and, as confirmed in writing by the Rating Agencies, will not result in the downgrade of the ratings of the Class A Notes, without regard to the Class A Note Insurance Policy or the Backup Insurance Policy.

            Any of the foregoing Eligible Investments may be purchased from, by or through the Owner Trustee, the Indenture Trustee or the Trust Collateral Agent or any of their respective Affiliates.

            "Eligible Loan" means each Dealer Loan, at the time of its transfer to the Seller under the Contribution Agreement:

            (a) which has arisen under a Dealer Agreement that, on the day the Dealer Loan was created, qualified as an Eligible Dealer Agreement;

            (b) which was created in compliance with all applicable requirements of law and pursuant to an Eligible Dealer Agreement which complies with all applicable requirements of law;

            (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Originator, in connection with the creation of such Dealer Loan or the execution, delivery and performance by the Originator, of the related Eligible Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

            (d) as to which at the time of the sale of such Dealer Loan to the Trust, the Seller will have good and marketable title thereto, free and clear of all Liens;

            (e) as to which a valid first priority perfected security interest in such Dealer Loan, related security and in the Proceeds thereof has been granted by the Originator in favor of the Seller, by the Seller in favor of the Issuer and by the Issuer in favor of the Indenture Trustee;

            (f) which will at all times be the legal, valid and binding payment obligation of the Obligor thereof (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (g) which constitutes a "general intangible" under and as defined in
      Article 9 of the UCC;

            (h) which is denominated and payable in United States dollars;

            (i) which, at the time of its sale to the Trust, has not been waived or modified;

            (j) which is not subject to any right of rescission (subject to the rights of the related Dealer to repay the outstanding balance thereof and terminate the related Dealer Agreement), setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

            (k) as to which the Originator, the Servicer and the Seller have satisfied all obligations to be fulfilled at the time it is pledged to the Trust;

            (l) as to which the related Dealer has not asserted that the related Dealer Agreement is void or unenforceable;

            (m) as to which the related Dealer is not bankrupt or insolvent;

            (n) as to which none of the Originator, the Servicer nor the Seller has done anything, at the time of its sale to the Trust and subsequent pledge to the Indenture Trustee, to impair the rights of the Trust or the Indenture Trustee, as the case may be;

            (o) has not become subject to the payment of a Purchase Amount in accordance with Section 3.02 hereof or Section 4.07 hereof (regardless of whether such Purchase Amount is actually paid); and

            (p) the proceeds of which were used to finance the purchases of new or used automobiles and/or light-duty trucks and related products.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means Credit Acceptance and each entity, whether or not incorporated, which is affiliated with Credit Acceptance pursuant to
Section 414(b), (c), (m) or (o) of the Code.

            "Errors" has the meaning set forth in Section 4.09(a)(iv) hereof.

            "Final Score" means the final output from the Originator's proprietary credit scoring process, which, when divided by 1,000, represents the Originator's expectations of the ultimate collection rate on a contract at inception.

            "Financed Vehicle" means, with respect to a Contract, any new or used automobile, light-duty truck, minivan or sport utility vehicle, together with all accessories thereto, securing the related Obligor's indebtedness thereunder.

            "Financial Covenants" means the financial covenants of the Servicer set forth on Schedule D hereto.

            "First Distribution Date" means September 15, 2004.

            "Forecasted Collections" means the expected amount of collections to be received with respect to the Contracts each month as determined by Credit Acceptance in accordance with its forecasting model, set forth on Schedule B hereto.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

            "Income Collections" means, with respect to any Collection Period, all Collections received in respect of any servicing fee or finance charge as stated in, and determined in accordance with, each respective Dealer Agreement.

            "Incomplete Contract" means any Contract the original of which is not contained in the related Contract File as of the date for the verification thereof set forth in Section 3.03(d) hereof.

            "Indenture" means the Indenture dated as of the date hereof, between the Issuer and JPMorgan Chase Bank, as Indenture Trustee, as the same may be amended and supplemented from time to time.

            "Independent" means a Person, who (1) is in fact independent of the Seller and any of its Affiliates, (2) does not have any direct financial interest or any material indirect financial interest in the Seller or in any Affiliate of the Seller, and (3) is not connected with the Seller or Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions.

            "Independent Accountants" means a firm registered with the Public Company Accounting Oversight Board that is Independent and is acceptable to the Controlling Party.

            "Ineligible Contract" means each contract other than an Eligible Contract.

            "Ineligible Loan" means each Dealer Loan other than an Eligible
Loan.

            "Initial Purchaser Agreement" means the Initial Purchaser Agreement dated August 17, 2004, by and among the Issuer, Credit Acceptance, the Seller and Wachovia Capital Markets, LLC as the Initial Purchaser.

            "Initial Reserve Amount" means an amount equal to 1.0% of the Aggregate Outstanding Net Eligible Loan Balance as of the initial Cut-off Date.

            "Initial Seller Property" has the meaning given to such term in
Section 2.01(a) hereof.

            "Insolvency Proceeds" means the proceeds, after all payments and reserves from the sale of the assets of the Trust upon the dissolution of the Trust because of an insolvency of the Seller.

            "Insurance Agreement" means the Insurance and Reimbursement Agreement dated as of the date hereof, among the Class A Insurer, the Backup Insurer, the Servicer, the Seller and the Issuer.

            "Insurance Premium" means the Class A Insurer Insurance Premium and the Backup Insurer Insurance Premium.

            "Insurer Default" means a Class A Insurer Default or a Backup Insurer Default, as the case may be.

            "Insurers" means the Class A Insurer and the Backup Insurer.

            "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof among Credit Acceptance, CAC Warehouse Funding Corporation II, Credit Acceptance Funding LLC 2003-1, Credit Acceptance Auto Dealer Loan Trust 2003-1, the Seller, the Issuer, Wachovia Capital Markets, LLC, as agent, JPMorgan Chase Bank, as indenture trustee and trust collateral agent under the Indenture and under an indenture dated as of June 27, 2003 between JPMorgan Chase Bank and Credit Acceptance Auto Dealer Loan Trust 2003-1, Comerica Bank, and each other Person who becomes a party thereto after the date thereof.

            "Issuer" or "Trust" means Credit Acceptance Auto Dealer Loan Trust 2004-1, a Delaware statutory trust.

            "Late Fees" means if the Backup Servicer has become the successor Servicer, any late fees collected with respect to any Contract in accordance with the Collection Guidelines.

            "Lien" means with respect to a Dealer Loan, Dealer Agreement or Contract or other property any security interest, lien, charge, pledge, equity, or encumbrance of any kind (other than tax liens, mechanics' liens, liens of collection attorneys or agents collecting the property subject to such tax or mechanics' lien, and any liens which attach thereto by operation of law).

            "Limited Repurchase Option" means the one-time purchase option of Credit Acceptance in accordance with Section 10.01(c) hereof.

            "Loan Loss Reserve" means the loan loss reserve, calculated in accordance with Credit Acceptance's periodic analysis of the performance of each Dealer, maintained against the Dealer Loans of such Dealer, consistent with the Servicer's historic practices as such practices may be modified in order to comply with generally accepted accounting principles in effect from time to time.

            "Maximum Advance Rate" means 75.0%.

            "Minimum Collateral Amount" means on any Distribution Date during the Revolving Period, an amount equal to the Class A Note Balance divided by the Maximum Advance Rate.

            "Moody's" means Moody's Investors Service, Inc., and its successor and assigns.

            "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 400 1(a)(3) of ERISA) in respect of which an ERISA Affiliate makes contributions or has liability.

            "Net Loan Balance" means, with respect to any Dealer Loan, the excess of the related Outstanding Balance over the related Loan Loss Reserve.

            "Obligor" means, with respect to any Contract, the person or persons obligated to make payments with respect to such Contract, including any guarantor thereof.

            "Officer's Certificate" means a certificate signed by the chairman of the board, the vice chairman, the president, the chief accounting officer, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or the controller of the Seller or the Servicer, as appropriate.

            "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement or as otherwise required by the Trust Collateral Agent or the Controlling Party, be employees of or counsel to the Issuer and who shall be reasonably satisfactory to the Trust Collateral Agent and the Controlling Party, and which shall comply with any applicable requirements of Section 11.1 of the Indenture, and shall be in form and substance reasonably satisfactory to the Trust Collateral Agent and the Controlling Party.

            "Optional Purchase" means the optional purchase of the Trust Property as set forth in Section 10.01 hereof.

            "Original Advance Rate" means, with respect to any Dealer, the ratio, expressed as a percentage, where the numerator is equal to the sum of the Outstanding Balance of all Eligible Loans of such Dealer on the dates such Eligible Loans were originated and the denominator is equal to the sum of the Outstanding Balance of all Eligible Contracts related to such Dealer on their dates of origination.

            "Original Certificate Interest" means the percentage interest in the Trust represented by the Certificate(s) initially authenticated and delivered by the Owner Trustee and which is 100%.

            "Originator" means Credit Acceptance.

            "Outstanding Balance" means (i) with respect to any Contract on any date of determination, all amounts owing under such Contract (whether considered principal or as finance charges), on such date of determination which shall be deemed to have been created at the end of the day on the date of processing of such Contract and which shall be greater than or equal to zero; and (ii) with respect to any Dealer Loan on any date of determination, the aggregate amount advanced under such Dealer Loan, less all Collections applied through such date of determination in accordance with the related Dealer Agreement to reduce the balance of such Dealer Loan plus or minus any adjustments to such Dealer Loan balance for other amounts owed by such Dealer to Credit Acceptance under the related Dealer Agreement which Credit Acceptance is entitled to make thereunder.

            "Overconcentration Loan Amount" means, with respect to any Dealer, the amount by which the Net Loan Balance of such Dealer's Eligible Loans, as of the Closing Date or any Distribution Date during the Revolving Period on which the Issuer purchases one or more Dealer Loans, as the case may be, exceeds the Dealer Concentration Limit.

            "Owner Trustee" means Wachovia Bank of Delaware, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

            "Owner Trustee's Fees" means (i) for the year commencing with the Closing Date, $3,000, payable by the Issuer in advance to the Owner Trustee on the Closing Date and (ii) thereafter, an amount equal to $250 on each Distribution Date, payable by the Issuer to the Owner Trustee until the Class A Notes are paid in full, in each case, plus reasonable out of pocket expenses not to exceed $50,000 annually incurred by the Owner Trustee in fulfilling its duties under the Basic Documents.

            "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, or government or any agency or political subdivision thereof.

            "Permitted Incomplete Contracts" means (a) with respect to the 120th day after the Closing Date and the 120th day after each Distribution Date during the Revolving Period, 2.0% of the aggregate number of Contract Files required to be reviewed by each such date in accordance with Section 3.03(d)(i) hereof, and
(b) with respect to the 180th day after the Closing Date and the 180th day after each Distribution Date during the Revolving Period, 2.0% of the aggregate number of Contract Files required to be reviewed by each such date in accordance with
Section 3.03(d)(ii) hereof.

            "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

            "Preference Amount" shall have the meaning given such term in
Section 5.06(c)(i) hereof.

            "Principal Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i) hereof.

            "Principal Collections" means, with respect to any Collection Period, all Collections which are not Income Collections or Dealer Collections.

            "Principal Deficiency" means, on any Distribution Date other than the Stated Final Maturity, the amount by which the Class A Note Balance (after taking into account all distributions of principal to be made from Available Funds on such Distribution Date plus amounts on deposit in the Reserve Account available for the payment of principal) exceeds the Outstanding Balance of all Eligible Contracts, other than Defaulted Contracts, as of the last day of the related Collection Period.

            "Private Placement Memorandum" means the Private Placement Memorandum dated August 17, 2004, relating to the private placement of the Class A Notes.

            "Proceeds" means, with respect to any portion of the Trust Property, all "proceeds", as such term is defined in Article 9 of the UCC, including whatever is receivable or received when such portion of Trust Property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.

            "Program" has the meaning set forth in Section 4.11(a) hereof.

            "Purchase Amount" means:

            (i) with respect to an Ineligible Loan (or Dealer Loan with respect to which the payment of a Purchase Amount is required), an amount equal to the product of: (A) the Net Loan Balance related to such Ineligible Loan (or Dealer Loan with respect to which the payment of a Purchase Amount is required) as of the last day of the preceding Collection Period; and (B) the Advance Rate in effect on the Distribution Date during such preceding Collection Period;

            (ii) with respect to any Ineligible Contract (other than any Incomplete Contract), the product of: (A) the Outstanding Balance of such Ineligible Contract; and (B) the Contract Buy-Back Rate;

            (iii) with respect to a Contract for which payment is required to be made in accordance with Section 3.02(b)(i)(B) hereof and with respect to each review period described in Section 3.03(d)(ii) and (iii) hereof, the product of:
(A) the Outstanding Balance as of the last day of the preceding Collection Period of all Incomplete Contracts for any such review period, divided by the aggregate number of Contracts required to be reviewed by the end of such review period, (B) the difference between (I) the total number of Incomplete Contracts for such review period, and (II) the number of Permitted Incomplete Contracts for such review period, and (C) the Contract Buy-Back Rate; and

            (iv) with respect to a Contract for which payment is required to be made at the request of the Controlling Party in accordance with Section 3.02(b)(ii), the product of (A) the Outstanding Balance of the Contracts with respect to which the Controlling Party has required payment and (B) the Contract Buy-Back Rate, in each case, payable in the manner set forth in Section 5.04 hereof.

            "Purchased Loan" means a Dealer Loan with respect to which payment is required to be made by the Seller, the Servicer or Credit Acceptance in accordance with Section 3.02 or Section 4.07 hereof or Section 6.1 of the Contribution Agreement, as applicable.

            "Rating Agencies" means, collectively Moody's, S&P and any other nationally recognized statistical rating agency requested by the Seller or an Affiliate thereof to rate any of the Class A Notes.

            "Records" means the Dealer Agreements, Contracts, Contract Files and all other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related contracts, records and other media for storage of information) maintained with respect to the Dealer Loans and the Contracts and the related Obligors.

            "Recoveries" means all amounts, if any, received in respect of the Trust Property by the Servicer, the Seller, the Issuer or the Originator with respect to Defaulted Contracts.

            "Reimbursement Obligations" means the Class A Insurer Reimbursement Obligations and the Backup Insurer Reimbursement Obligations.

            "Reliening Expenses" means any expenses incurred by the Backup Servicer, if it has become the successor Servicer, in accordance with Sections 3.03(h)(ii) and 4.05 hereof, in connection with the retitling or reliening of the Financed Vehicles.

            "Repossession Expenses" means, for any Collection Period, any expenses payable pursuant to the terms of this Agreement, incurred by the Backup Servicer, if it has become the successor Servicer, in connection with the liquidation or repossession of any Financed Vehicle, in an aggregate amount not to exceed the cash proceeds received by the Backup Servicer, if it has become the successor Servicer from the disposition of such Financed Vehicles during the related Collection Period.

            "Reserve Account" means the account established and maintained pursuant to Section 5.01(a)(iv) hereof.

            "Reserve Account Requirement" means, with respect to any Distribution Date, an amount equal to the lesser of: (A) 2.0% of the original Class A Note Balance; and (B) the Class A Note Balance on such Distribution Date, before giving effect to the payment of principal on such Distribution Date.

            "Revolving Period" means the period beginning on the Closing Date and terminating on the earlier of: (i) the close of business on February 15, 2005; and (ii) the automatic occurrence or declaration of an Early Amortization Event.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Securities" means the Class A Notes and the Certificates.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Seller" means Credit Acceptance Funding LLC 2004-1 and any permitted successor thereto (in the same capacity).

            "Seller Property" means, collectively, the Initial Seller Property and the Subsequent Seller Property.

            "Servicer" means Credit Acceptance, as the Servicer of the Dealer Loans and the Contracts, and each successor to Credit Acceptance (in the same capacity) appointed pursuant to Section 7.03 or 8.02 hereof.

            "Servicer Certificate" means a certificate substantially in the form of Exhibit B hereto completed and executed by the Servicer by the chairman of the board, the vice chairman, the president, any vice president, the treasurer, any assistant treasurer, the chief accounting officer, the chief financial officer, the secretary, any assistant secretary, the controller, or any assistant controller of the Servicer pursuant to Section 4.09 hereof.

            "Servicer Default" is as defined in Section 8.01 hereof.

            "Servicer Expenses" means any expenses incurred by the Backup Servicer, if it has become the successor Servicer hereunder, other than Repossession Expenses, Reliening Expenses or Transition Expenses.

            "Servicer's Data Date" has the meaning set forth in Section 4.09(b) hereof.

            "Servicer's Data File" has the meaning set forth in Section 4.09(b) hereof.

            "Servicing Fee" means, for each Distribution Date, a fee payable to the Servicer for services rendered during the related Collection Period, equal to: (i) so long as Credit Acceptance is the Servicer, the product of (A) 6.00% and (B) the total Collections for the related Collection Period, and (ii) if the Backup Servicer is the Servicer, the sum of: (1) the greatest of: (a) the product of 10.0% and total Collections for the related Collection Period; (b) actual costs incurred by the Backup Servicer as successor Servicer; and (c) the product of (x) $30.00 and (y) the aggregate number of Contracts serviced by it during the related Collection Period, plus (2) without duplication, Late Fees and Servicer Expenses; provided, however, with respect to each Distribution Date on which the Backup Servicer is the Servicer, the Servicing Fee shall be at least equal to $5,000.

            "SST" means Systems & Services Technologies, Inc., a Delaware corporation.

            "State" means any state or commonwealth of the United States of America, or the District of Columbia.

            "Stated Final Maturity" means, with respect to the Class A Notes, August 17, 2009.

            "Subsequent Seller Property" has the meaning given to such term in
Section 2.02(a) hereof.

            "Subsequent Seller Property Purchase Price" means, as to the Subsequent Seller Property purchased by the Trust on any Distribution Date during the Revolving Period, an amount equal to the Aggregate Outstanding Net Eligible Loan Balance of the Dealer Loans transferred to the Trust on such Distribution Date, in the form of cash and/or capital contribution.

            "Transaction Parties" means, collectively, the Originator, the Servicer, the Seller and the Issuer.

            "Transition Expenses" means, if the Backup Servicer has become the successor Servicer, the sum of: (i) reasonable costs and expenses incurred by the Backup Servicer in connection with its assumption of the servicing obligations hereunder, related to travel, Obligor welcome letters, freight and file shipping plus (ii) a boarding fee equal to the sum of: (A) the product of $7.50 and the number of Contracts to be serviced with respect to the first 10,000 Contracts to be serviced; and (B) the product of $6.00 and the number of Contracts in excess of 10,000 to be serviced with respect to any additional Contracts to be serviced; provided, however, that the boarding fee shall not be less than $50,000.

            "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

            "Trust Accounts" means the Collection Account, the Principal Collection Account, the Class A Note Distribution Account and the Reserve Account.

            "Trust Agreement" means the Amended and Restated Trust Agreement dated as of the date hereof, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

            "Trust Property" means the assets conveyed to the Trust pursuant to Sections 2.01 and 2.02 hereof.

            "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction, and with respect to the definition of "Delivery" hereunder, refers to the UCC as adopted by the State of New York.

            "Weighted Average Original Advance Rate" means, with respect to each Distribution Date during the Revolving Period, the ratio, expressed as a percentage, where the numerator is equal to the aggregate for all Dealers of the product of: (i) the Original Advance Rate of each Dealer; and (ii) the aggregate outstanding Net Loan Balance of all Eligible Loans for such Dealer and the denominator is equal to the Aggregate Outstanding Net Eligible Loan Balance.

            SECTION 1.02. Usage of Terms.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

            SECTION 1.03. Closing Date and Record Date.

All references to the Record Date prior to the first Distribution Date in the life of the Trust shall be to the Closing Date.

            SECTION 1.04. Section References.

All section references shall be to Sections in this Agreement (unless otherwise provided).

            SECTION 1.05. Compliance Certificates.

Upon any application or request by the Seller or the Servicer to the Trust Collateral Agent to take any action under any provision herein, the Seller or the Servicer (as the case may be) shall furnish to the Trust Collateral Agent, the Class A Insurer and the Backup Insurer an Officer's Certificate stating that all conditions precedent, if any, provided for herein relating to the proposed action have been complied with, except that in the case of any other such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

            Every certificate with respect to compliance with a condition or covenant provided herein shall include a statement that each individual signing such certificate has read such covenant or condition and the definitions herein relating thereto.

            SECTION 1.06. Directions.

            Unless otherwise specified herein, any directions required to be given hereunder by the Controlling Party shall, in the case of the occurrence and continuance of both a Class A Insurer Default and a Backup Insurer Default, be made by the Majority Noteholders.

                                   ARTICLE II

           CONVEYANCE OF SELLER PROPERTY; FURTHER ENCUMBRANCE THEREOF

            SECTION 2.01. Sale of the Initial Seller Property to the Trust.

            (a) In consideration of the Trust's delivery to, or upon the order of, the Seller on the Closing Date of the net proceeds from the sale of the Class A Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby convey, assign, sell and transfer without recourse, except as set forth herein, to the Trust all of its right, title and interest in and to: (i) the Dealer Loans listed on Schedule A hereto delivered to the Servicer, the Class A Insurer, the Backup Insurer, the Backup Servicer and the Trust Collateral Agent on the Closing Date; (ii) all rights under the Dealer Agreements related thereto (other than the Excluded Dealer Agreement Rights), including Credit Acceptance's right to service the Dealer Loans and the related Contracts and receive the related servicing fee and receive reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements;
(iii) Collections (other than Dealer Collections) after the applicable Cut-off Date; (iv) a security interest in each Contract securing each Dealer Loan; (v) all records and documents relating to the Dealer Loans and the Contracts; (vi) all security interests purporting to secure payment of the Dealer Loans; (vii) all security interests purporting to secure payment of each Contract (including a security interest in each Financed Vehicle); (viii) all guarantees, insurance (including insurance insuring the priority or perfection of any Contract) or other agreements or arrangements securing the Contracts; (ix) the Seller's rights under the Contribution Agreement; and (x) all Proceeds of the foregoing (the "Initial Seller Property").

            (b) Such sale shall be effective as of the Closing Date with respect to the Initial Seller Property.

            (c) In consideration of the sale of the Initial Seller Property, the Trust shall (i) pay or cause to be paid to the Seller on the Closing Date a purchase price equal to the Aggregate Outstanding Net Eligible Loan Balance of the Dealer Loans transferred to the Trust on the Closing Date, in the form of cash (to the extent of the net proceeds from the sale of the Class A Notes) and capital contribution and (ii) deliver the Certificates to the Seller. The Seller directs that the Initial Reserve Amount be deposited in the Reserve Account from such purchase price.

            (d) For the avoidance of doubt, the term "Initial Seller Property" with respect to any Dealer Loan includes all rights arising after the Closing Date under such Dealer Loans which rights are attributable to advances made under such Dealer Loans as the result of Contracts being added after the Closing Date to the identifiable group of Contracts to which such Dealer Loan relates.

            SECTION 2.02. Revolving Period; Principal Collection Account.

            (a) On each Distribution Date during the Revolving Period, the Issuer shall receive Available Funds after the payment of all amounts due and payable in Section 5.08(a)(i) through (v) and shall be required to use those amounts and any amounts on deposit in the Principal Collection Account to purchase additional Dealer Loans and all collateral related thereto from the Seller until the Collateral Amount equals the Minimum Collateral Amount. If on any Distribution Date during the Revolving Period there are not sufficient Eligible Dealer Loans for purchase by the Issuer to cause the Collateral Amount to equal the Minimum Collateral Amount, an amount necessary to cause the Adjusted Collateral Amount to equal the Minimum Collateral Amount will remain on deposit in the Principal Collection Account. Subject to the foregoing, and in consideration of the payment of the Subsequent Seller Property Purchase Price, the Seller agrees to convey, assign, sell and transfer without recourse, except as set forth in this Agreement, to the Trust all of its right, title and interest in and to: (i) the Dealer Loans listed on the schedule delivered to the Class A Insurer, the Backup Insurer, the Servicer and the Trust Collateral Agent on each Distribution Date during the Revolving Period; (ii) rights under the Dealer Agreements related thereto (other than the Excluded Dealer Agreement Rights), including Credit Acceptance's right to service the Dealer Loans and the related Contracts and receive the related servicing fee and receive reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements; (iii) Collections (other than Dealer Collections) after the applicable Cut-off Date; (iv) a security interest in each Contract securing each Dealer Loan; (v) all records and documents relating to the Dealer Loans and the Contracts; (vi) all security interests purporting to secure payment of the Dealer Loans; (vii) all security interests purporting to secure payment of each Contract (including a security interest in each Financed Vehicle); (viii) all guarantees, insurance (including insurance insuring the priority or perfection of any Contract) or other agreements or arrangements securing the Contracts; (ix) the Seller's rights under the Contribution Agreement; and (x) all Proceeds of the foregoing (the "Subsequent Seller Property").

      On each Distribution Date during the Revolving Period on which the Issuer purchases Subsequent Seller Property, the Issuer shall deliver to the Servicer, the Backup Servicer, the

Trust Collateral Agent, the Class A Insurer and the Backup Insurer a supplement to Schedule A hereto listing the additional Dealer Loans purchased on such Distribution Date, and the Dealer Agreements and Contracts related thereto.

      For the avoidance of doubt, the term "Subsequent Seller Property" with respect to any Dealer Loan includes all rights arising after the end of the Revolving Period under such Dealer Loans which rights are attributable to advances made under such Dealer Loans as the result of Contracts being added after the last day of the last full Collection Period during the Revolving Period to the identifiable group of Contracts to which such Dealer Loan relates.

            (b) The occurrence of any one of the following events shall constitute an "Automatic Amortization Event":

                  (i) there is a draw on the Reserve Account;

                  (ii) a Servicer Default occurs;

                  (iii) an Indenture Event of Default occurs;

                  (iv) on any Distribution Date, after giving effect to all purchases of Dealer Loans on such date, the Adjusted Collateral Amount is less than the Minimum Collateral Amount, and such deficiency continues for two (2) or more Business Days;

                  (v) cumulative Collections through the end of the related Collection Period, expressed as a percentage of the cumulative Forecasted Collections through the end of the related Collection Period, is less than 90.0% for any two (2) consecutive Collection Periods;

                  (vi) on any Distribution Date, after giving effect to the purchase of additional Dealer Loans on such date, the amount on deposit in the Principal Collection Account is greater than 5.0% of the Adjusted Collateral Amount, and such excess continues for two (2) or more Business Days; or

                  (vii) on any Distribution Date, the Weighted Average Original Advance Rate exceeds 49.0%.

            (c) The occurrence of any one of the following events shall constitute a "Discretionary Amortization Event" only if after any applicable grace or cure period either the Controlling Party, or if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Indenture Trustee, at the direction of the Majority Noteholders, upon written notice to the Issuer, the Servicer, the Backup Servicer and the Trust Collateral Agent, declares that an Early Amortization Event has occurred:

                  (i) the Issuer fails to make a payment or deposit when required under this Agreement or within any applicable grace or cure period;

                  (ii) the Issuer fails to observe or perform in any material respect any of its covenants or agreements set forth in this Agreement and that failure continues unremedied for 30 days after written notice of such failure to the Issuer by either Insurer, or if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Indenture Trustee, at the direction of Majority Noteholders;

                  (iii) any representation or warranty made by the Issuer in this Agreement or in any certificate or document that the Issuer is required to deliver to the Indenture Trustee is incorrect in any material respect for 30 days after written notice of that breach to the Issuer by either Insurer, or if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Indenture Trustee, at the direction of the Majority Noteholders;

                  (iv) the Indenture Trustee does not have a valid and perfected first priority security interest in the Trust Property, or the Issuer or Credit Acceptance or an affiliate of Credit Acceptance makes that assertion;

                  (v) there is filed against Credit Acceptance, the Seller or the Issuer: (a) a notice of federal tax lien from the IRS, (b) a notice of lien from the Pension Benefit Guaranty Corporation under Section 412(n) of the tax code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a pension plan to which either of those sections applies or (c) a notice of any other lien that, in the case of each of (a), (b) and (c), could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Issuer or the business, operations or financial condition of Credit Acceptance and the Seller;

                  (vi) one or more judgments or decrees are entered against the Seller or Credit Acceptance involving in the aggregate liability, not paid or fully covered by insurance, of $100,000 in the case of the Seller, and $5,000,000 in the case of Credit Acceptance, or more and those judgments or decrees have not been vacated, discharged or stayed within 30 days from their entry; or

                  (vii) any of the Basic Documents ceases for any reason to be in full force and effect other than in accordance with its terms.

            (d) If a Responsible Officer of the Indenture Trustee shall have actual knowledge, or the Indenture Trustee shall receive written notice from an Insurer, or, if both a Class A Insurer Default and Backup Insurer Default have occurred and are continuing, the Majority Noteholders, that an Early Amortization Event has occurred, the Indenture Trustee shall promptly issue written notice of such Early Amortization Event to the Servicer, the Class A Insurer, the Backup Insurer, the Backup Servicer, the Rating Agencies, the Trust Collateral Agent and each of the Class A Noteholders, which notice shall advise them of the nature of the Early Amortization Event, to the extent actually known by the Indenture Trustee, and the date of the occurrence thereof.

            (e) On the first Distribution Date during the Amortization Period, any amounts remaining on deposit in the Principal Collection Account shall be deposited into the Collection Account and treated as Available Funds.

            SECTION 2.03. Title to Trust Property.

            (a) Immediately upon the conveyance to the Trust by the Seller of any item of property pursuant to Section 2.01 or 2.02, all right, title and interest of the Seller in and to such item of property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Business Trust Statute (as defined in the Trust Agreement).

            (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property but only in accordance with the terms of the Basic Documents. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Indenture Trustee for the benefit of the Class A Insurer, the Backup Insurer and the Class A Noteholders to secure the repayment of the Class A Notes and amounts owed to the Class A Insurer and the Backup Insurer.

            (c) It is the intention of the Seller that (i) the transfer and assignment contemplated by this Agreement shall constitute a sale of the Seller Property from the Seller to the Trust and (ii) the beneficial interest in and title to the Seller Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

            (d) Notwithstanding the foregoing, in the event that the Seller Property is held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Seller Property, then it is intended that:

                  (i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC;

                  (ii) The conveyances provided for in Section 2.01 and Section
      2.02 shall be deemed to be a grant by the Seller, and the Seller hereby grants, to the Trust a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Seller Property, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

                  (iii) The possession by the Trust, or the Servicer as the Trust's agent, of the Dealer Agreements, Dealer Loans and Contract Files and any other property which constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the UCC; and

                  (iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Trust for the purpose of perfecting such security interest under the UCC.

            (e) At such time as there are no Class A Notes outstanding and all sums due to (i) the Indenture Trustee pursuant to Section 6.7 of the Indenture,
(ii) the Trust Collateral Agent pursuant to Section 9.05 hereof, (iii) the Backup Servicer hereunder and under the Backup Servicing Agreement and (iv) the Class A Insurer in respect of the Class A Insurer Reimbursement Obligations and the Backup Insurer in respect of the Backup Insurer Reimbursement Obligations, in each case, have been paid, the Trust Collateral Agent shall, upon instructions from the Indenture Trustee pursuant to Section 8.2 of the Indenture, release any remaining portion of the Trust Property from the lien of the Indenture for distribution in accordance with the Trust Agreement.

                                   ARTICLE III

                       THE DEALER LOANS AND THE CONTRACTS

            SECTION 3.01. Representations and Warranties of Seller with respect to the Seller Property.

The Seller makes the following representations and warranties as to the Dealer Agreements, Dealer Loans and the Contracts on which each of the Trust Collateral Agent and the Backup Servicer relies in connection with performance of its obligations hereunder, the Class A Insurer relies in issuing the Class A Note Insurance Policy and the Backup Insurer relies in issuing the Backup Insurance Policy. Such representations and warranties speak as of the execution and delivery of this Agreement on the Closing Date and each Distribution Date on which the Trust purchases Seller Property, as the case may be, and only with respect to the Seller Property conveyed to the Trust at the time given or made (unless otherwise specified) but shall survive the sale, transfer, and assignment of the Seller Property to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

                  (i) Eligibility of Dealer Agreements. Each Dealer Agreement classified as an "Eligible Dealer Agreement" (or included in any aggregation of balances of "Eligible Dealer Agreements") by the Seller or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Dealer Agreement on the date so delivered.

                  (ii) Eligibility of Dealer Loans. Each Dealer Loan classified as an "Eligible Loan" (or included in any aggregation of balances of "Eligible Loans") by the Seller or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Loan on the date so delivered.

                  (iii) Eligibility of Contracts. Each Contract classified as an "Eligible Contract" (or included in any aggregation of balances of "Eligible Contracts") by the Seller or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Contract on the date so delivered.

                  (iv) Accuracy of Information. All information with respect to the Dealer Loans and other Seller Property provided to the Trust Collateral Agent, the Class A Insurer or the Backup Insurer by the Seller or the Servicer was true and correct in all material respects as of the date such information was provided to the Trust Collateral Agent, the Class A Insurer or the Backup Insurer, as applicable.

                  (v) No Liens. Each Dealer Loan and the other Seller Property has been pledged to the Trust Collateral Agent free and clear of any Lien of any Person, and in compliance, in all material respects, with all Applicable Laws.

                  (vi) No Consents. With respect to each Dealer Loan and the other Seller Property, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller, in connection with the pledge of such Dealer Agreement, Dealer Loan, Contract or other Collateral to the Trust Collateral Agent have been duly obtained, effected or given and are in full force and effect;

                  (vii) Schedule A. Schedule A to this Agreement and each supplement or addendum thereto is and will be an accurate and complete listing of all Dealer Loans, the related Dealer Agreements and Contracts in all material respects on the date each such Dealer Loan and other Seller Property was transferred to the Trust hereunder, and the information contained therein is and will be true and correct in all material respects as of such date.

                  (viii) Adverse Selection. No selection procedure believed by the Seller to be adverse to the interests of the Class A Noteholders, the Class A Insurer or the Backup Insurer has been or will be used in selecting the Dealer Agreements, Dealer Loans or Contracts.

                  (ix) Contribution Agreement. The Contribution Agreement is the only agreement pursuant to which the Seller purchases Dealer Loans from the Originator.

                  (x) Security Interest. The Seller has granted a security interest (as defined in the UCC) to the Trust Collateral Agent, as agent for the Class A Noteholders, in the Seller Property, which is enforceable in accordance with Applicable Law upon the Closing Date. Upon the filing of UCC-1 financing statements naming the Trust Collateral Agent as secured party and the Seller as debtor, or upon the Trust Collateral Agent obtaining possession or control, in the case of that portion of the Seller Property which constitutes chattel paper or instruments, the Trust Collateral Agent, as agent for the Secured Parties, shall have a first priority perfected security interest in the Seller Property. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Trust Collateral Agent, as agent for the Trust, in the Seller Property have been made.

                  (xi) Representations and Warranties in Contribution Agreement. The representations and warranties made by the Originator to the Seller in the Contribution Agreement are hereby remade by the Seller on each date to which they speak in the Contribution Agreement as if such representations and warranties were set forth herein. For purposes of this Section 3.01(xi), such representations and warranties are incorporated herein by reference as if made by the Seller to the Trust Collateral Agent, the Class A Insurer and the Backup Insurer under the terms hereof mutatis mutandis.

                  (xii) Survival. The representations and warranties set forth in this Section 3.01 shall survive the Seller's transfer and assignment of the Seller Property to the Trust and the termination of the rights and obligations of the Servicer.

                  (xiii) Perfection Representations. The perfection representations, warranties and covenants made by the Seller and set forth on Schedule C hereto shall be a part of this Agreement for all purposes.

                  (xiv) Final Score. With respect to the purchase by the Issuer of Dealer Loans and related Seller Property on each Distribution Date during the Revolving Period, on each such Distribution Date, immediately after giving effect thereto, the weighted average of the Final Scores of all Contracts transferred on such Distribution Date is 700 or greater.

            SECTION 3.02. Payment Upon Breach.

            (a) The Seller, the Servicer, or the Trust Collateral Agent, as the case may be, shall inform the other parties to this Agreement, the Class A Insurer and the Backup Insurer promptly, in writing, upon the discovery (which, in the case of the Trust Collateral Agent shall mean actual knowledge of a Responsible Officer of the Trust Collateral Agent or receipt of written notice of such breach or failure): (i) of any breach of the Seller's representations and warranties pursuant to Section 3.01 hereof without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein; or (ii) with respect to each date by which a review is required to be performed pursuant to Section 3.03(d) hereof, that the aggregate number of Incomplete Contracts exceeds the number of Permitted Incomplete Contracts for such date.

            (b) Unless any such breach of a representation or warranty described in clause (a)(i) of this Section 3.02 shall have been cured by, or the number of Incomplete Contracts with respect to any review period described in clause
(a)(ii) of this Section 3.02 continues to exceed the number of Permitted Incomplete Contracts as of last day of the first full Collection Period following the discovery thereof: (i) the Seller shall have the obligation, and the Trust Collateral Agent shall, at the expense of the Seller, enforce such obligation of the Seller, and if necessary, the obligation of the Originator under the Contribution Agreement, to make a payment of the applicable Purchase Amount in respect of: (A) all Dealer Loans and Contracts with respect to which there is a breach of any such representations and warranties, and (B) the aggregate number of Incomplete Contracts which exceeds the number of Permitted Incomplete Contracts, which, in the case of each of (A) and (B), are materially and adversely affected by such event or which materially and adversely affects the interests of the Indenture Trustee or either Insurer as of such last day; and (ii) the Controlling Party shall have the right to demand the Seller, and if necessary, the Originator under the Contribution Agreement, and upon such demand the Seller and, if applicable, the Originator, shall have the obligation, to make a payment of the applicable Purchase Amount in respect of any Permitted Incomplete Contract which materially and adversely affects such Contract or which materially and adversely affects the interest of the Indenture Trustee or either Insurer as of such last day.

            (c) The sole remedy of the Trust Collateral Agent, the Trust, the Class A Noteholders and the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Section 3.01 hereof which materially and adversely affects the interests of the Indenture Trustee or either Insurer shall be to require the Seller to make payments in respect of the related Dealer Loans pursuant to this Section or to enforce the obligation of Credit Acceptance to repurchase such Dealer Loans pursuant to the Contribution Agreement, and to require the Seller to make payments in respect of the related Contracts pursuant to this Section or to enforce the obligation of Credit Acceptance to make such payments pursuant to the Contribution Agreement. The Trust Collateral Agent shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Dealer Loan or payment in respect of any Contract pursuant to this Section. Any expenses incurred by the Trust Collateral Agent in enforcing the obligations of the Seller or Credit Acceptance shall be paid pursuant to Section 5.08(a) hereof.

            (d) (i) Notwithstanding anything herein to the contrary, (A) during the Revolving Period such payments of Purchase Amounts pursuant to Section 3.02(b) of this Agreement shall not be required if the Adjusted Collateral Amount is equal to or greater than the Minimum Collateral Amount, and (B) during the Amortization Period, such payments of Purchase Amounts pursuant to Section 3.02(b) of this Agreement shall not be required: (x) with respect to any Dealer Loan, so long as the aggregate Net Loan Balance of all Dealer Loans which would be Ineligible Loans as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the sum of: (1) the product of (i) the aggregate Net Loan Balance of all Eligible Loans transferred to the Issuer during the Amortization Period and (ii) the then effective Advance Rate; and (2) all Purchase Amounts which have been previously paid during the Amortization Period in respect of Ineligible Loans (such sum, the "Amortization Period Additional Loan Collateral Amount"); and (y) with respect to any Contract, so long as the aggregate Outstanding Balance of all Contracts which would be Ineligible Contracts as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the sum of: (1) the product of (i) the aggregate Outstanding Balance of all Eligible Contracts an interest in which is transferred to the Issuer during the Amortization Period and (ii) a fraction, the numerator of which is equal to the Class A Note Balance and the denominator of which is equal to the Outstanding Balance of all Eligible Contracts; and (2) all Purchase Amounts which have been previously paid during the Amortization Period in respect of Ineligible Contracts (such sum, the "Amortization Period Additional Contract Collateral Amount").

            (ii) If such payments are required in accordance with clause (d)(i) of this Section 3.02, they shall be made: (A) with respect to Ineligible Loans, to the extent and in the amount by which the aggregate Net Loan Balance of all Ineligible Loans which are subject to the foregoing payment obligations during the Amortization Period exceeds the Amortization Period Additional Loan Collateral Amount; and (B) with respect to Ineligible Contracts, to the extent and in the amount by which the aggregate Outstanding Balance of all Ineligible Contracts which are subject to the foregoing payment obligations during the Amortization Period exceeds the Amortization Period Additional Contract Collateral Amount (the foregoing payment obligations, the "Amortization Period Payment Obligations").

            (iii) Notwithstanding the foregoing, the Seller's obligation to make payments under Section 3.02 hereof may be waived with the prior written consent of the Controlling Party or the Indenture Trustee, at the direction of the Majority Noteholders, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing. Any such waiver by the Controlling Party or the Indenture Trustee, at the direction of the Majority Noteholders, as applicable, shall not require any further waiver, action or consent by any other party. The party providing such waiver shall give notice thereof to the Owner Trustee.

            (e) Any Contract which is subject to a payment in accordance with
Section 3.02(b), Section 3.03(d) or Section 4.07 of this Agreement shall be an Ineligible Contract. Any Dealer Loan which is subject to a payment in accordance with Section 3.02(b), Section 3.03(d) or Section 4.07 of this Agreement shall be an Ineligible Loan.

            SECTION 3.03. Custody of Dealer Agreements and Contract Files.

            (a) The Trust hereby revocably appoints Credit Acceptance as custodian of the Dealer Agreements, the Contract Files and the Certificates of Title related to the Financed Vehicles. Credit Acceptance hereby accepts such appointment and agrees to hold, or appoint an agent acceptable to the Controlling Party to hold, each Dealer Agreement, Contract File and, in states where it is required by applicable law, the original Certificate of Title related to each Financed Vehicle under this Agreement as custodian for the Trust and the Trust Collateral Agent.

            (b) (i) On or prior to the Closing Date and each Distribution Date during the Revolving Period, the Servicer shall provide an Acknowledgment substantially in the form of Exhibit E hereto dated as of the Closing Date or such Distribution Date, as applicable, to the Owner Trustee, the Trust Collateral Agent, the Class A Insurer and the Backup Insurer confirming that the Servicer has received and is in possession of the original of each Dealer Agreement listed on Schedule A hereto (or such amendment or supplement to Schedule A relating to each Distribution Date, as applicable).

                  (ii) If, on the 120th day after each Distribution Date during the Revolving Period, the Servicer has not verified the presence of the original Contract related to the Contracts listed on Schedule A hereto (or such amendment or supplement to Schedule A relating to each Distribution Date during the Revolving Period, as applicable) with respect to at least 98.0% of the number of Contract Files required to be reviewed by each such 120th day in accordance with Section 3.03(d) hereof, the Servicer shall provide notice to the Owner Trustee, the Trust Collateral Agent, the Class A Insurer and the Backup Insurer dated as of such date indicating the number of Incomplete Contracts as of such date.

                  (iii) On or prior to the 120th day after the Closing Date, the 180th day after the Closing Date and the 180th day after each Distribution Date during the Revolving Period, the Servicer shall provide an Acknowledgment substantially in the form of Exhibit E hereto, dated as of such date, to the Owner Trustee, the Trust Collateral Agent, the Class A Insurer and the Backup Insurer confirming that the Servicer has verified the presence of the original contract related to at least 98.0% of the Contract Files required to be reviewed by such date in accordance with
      Section 3.03(d) hereof.

            (c) To assure uniform quality in servicing the Dealer Loans and Contracts and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Trust Collateral Agent as custodian of the original Certificates of Title for each Financed Vehicle evidencing the security interest of the Trust Collateral Agent in the Financed Vehicle which are hereby constructively delivered to the Trust Collateral Agent as of the Closing Date. The Servicer agrees to maintain the Dealer Agreements, Contract Files, Certificates of Title and Records which are delivered to it at the offices of the Servicer as shall from time to time be identified to the Trust Collateral Agent, the Backup Servicer, the Class A Insurer and the Backup Insurer by written notice. The Servicer shall maintain, or shall appoint an agent acceptable to the Controlling Party to maintain, such Certificates of Title at its principal place of business located at Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339 or as otherwise notified in writing to the Trust Collateral Agent, the Backup Servicer, the Class A Insurer and the Backup Insurer.

            (d) The Servicer shall within: (i) 120 days after the Closing Date and 120 days after each Distribution Date during the Revolving Period, review at least 75.0% of the Contract Files related to the Dealer Loans transferred to the Trust on the Closing Date or such Distribution Date, as applicable, to verify the presence of the original of the Contract; and (ii) 180 days after the Closing Date and 180 days after each Distribution Date during the Revolving Period, review the remainder of the Contract Files related to the Dealer Loans transferred to the Trust on the Closing Date or such Distribution Date, as applicable, to verify the presence of the original of the Contract therein; provided, however, that in the case of each of (i) and (ii) above, the Certificate of Title with respect to each Contract need not be verified. If the number of Incomplete Contracts (or the number of originals of Contracts that have not otherwise been delivered to the Servicer) exceeds the number of Permitted Incomplete Contracts as of any such 120th or 180th day, as applicable, the Seller shall make a payment only with respect to the excess number of Incomplete Contracts, in an amount equal to the related Purchase Amount, in accordance with the provisions of Section 3.02(b) hereof. Notwithstanding the foregoing sentence, but subject to the other limitations set forth herein, the Controlling Party may, in its sole discretion, require the Seller to remit the applicable Purchase Amount with respect to any Permitted Incomplete Contracts.

            (e) Subject to the foregoing, Credit Acceptance may temporarily move individual Dealer Agreements, Contract Files or Records, or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures.

            (f) The Servicer shall have and perform the following powers and duties:

                  (i) hold the Dealer Agreements, Contract Files and Records in trust for the benefit of the Trust Collateral Agent and the Trust and maintain a current inventory thereof; and

                  (ii) carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Dealer Agreements, Contract Files and Records so that the integrity and physical possession of the Dealer Agreements, Contract Files and Records will be maintained.

In performing its duties as custodian, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar Dealer Agreements, Contracts or Dealer Loans owned or held by it.

            (g) The Servicer shall have the obligation (i) to physically segregate the Contract Files from the other custodial files it is holding for its own account or on behalf of any other Person and (ii) to physically mark the Contract folders to demonstrate the transfer of Contract Files and the Trust Collateral Agent's security interest hereunder.

            (h) (i) If a Servicer Default occurs, the Trust Collateral Agent shall have the rights set forth in Section 8.01 hereof, including, at the request of the Controlling Party, the right to terminate Credit Acceptance as the custodian hereunder and the Trust Collateral Agent shall have the right to appoint a successor custodian hereunder who shall assume all the rights and obligations of the "custodian" hereunder. On the effective date of the termination of Credit Acceptance as Servicer, Credit Acceptance shall be released of all of its obligations as custodian arising on or after such date. The Dealer Agreements, Contract Files and Records shall be delivered by Credit Acceptance to the successor custodian, on or before the date which is two (2) Business Days prior to such date.

                  (ii) During the continuance of a Servicer Default, the Servicer and the Seller shall, at the request of the Controlling Party or the Trust Collateral Agent, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, each in its sole discretion, take all steps necessary to cause the Certificate of Title of each Financed Vehicle to be revised to name the Trust Collateral Agent on behalf of the Trust as lienholder. Any costs associated with such revision of the Certificate of Title shall be paid by the Servicer and, and to the extent such costs are not paid by the Servicer such unpaid costs shall be recovered as described in Section 5.08 hereof. In no event shall the Trust Collateral Agent or the successor Servicer be required to expend funds in connection with this Section 3.03(h). If the Backup Servicer has become the successor Servicer, it shall be reimbursed for all Reliening Expenses (in accordance with the provisions of Section 5.08(a) hereof) for any retitling effort associated with the Financed Vehicles set forth in this Agreement.

                  (iii) The Servicer shall provide to the Trust Collateral Agent access to the Dealer Agreements, Contract Files and Records and all other documentation regarding the Dealer Agreements, Contracts and the Dealer Loans and the related Financed Vehicles in such cases where the Trust Collateral Agent is required in connection with the enforcement of the rights or interests of the Trust, or by applicable statutes or regulations to review such documentation, such access being afforded without charge.

                                   ARTICLE IV

           ADMINISTRATION AND SERVICING OF DEALER LOANS AND CONTRACTS

            SECTION 4.01. Appointment; Duties of Servicer.

            (a) Servicing; Termination. The Seller, the Trust, the Trust Collateral Agent, the Class A Insurer and the Backup Insurer hereby appoint Credit Acceptance as servicer hereunder and Credit Acceptance hereby accepts such appointment and agrees to manage, collect and administer each of the Dealer Loans as Servicer. Credit Acceptance shall be retained as Servicer for an initial twelve (12) month term commencing on the Closing Date. Upon the expiration of such twelve (12) month term, the Controlling Party, upon written notice to the Indenture Trustee, the Trust Collateral Agent, the Servicer, the Rating Agencies, the Insurer not then the Controlling Party and the Backup Servicer, may, at its option, renew the term of Credit Acceptance as Servicer for a subsequent term of three (3) months. Upon the expiration of any three month term, the Controlling Party, upon written notice to the Indenture Trustee, the Trust Collateral Agent, the Servicer, the Rating Agencies, the Insurer not then the Controlling Party and the Backup Servicer, may at its option, renew the term of Credit Acceptance as Servicer for an additional three (3) month term. If the Controlling Party does not renew any such servicing term in writing, the servicing term of Credit Acceptance shall automatically expire. If both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, and the twelve (12) month or any three (3) month servicing term, as the case may be, has expired, Credit Acceptance shall continue as Servicer unless and until it is terminated after the occurrence of a Servicer Default. Upon the occurrence of a Servicer Default, the Controlling Party shall have the rights set forth in
Section 8.01 hereof. Notwithstanding anything herein to the contrary, the provisions of this Section 4.01(a) shall not apply to the Backup Servicer after it has become the successor Servicer.

            (b) Standard of Care; Types of Duties. The Servicer shall manage, service, administer, and make collections on the Dealer Loans and the Contracts with reasonable care, using that degree of skill and attention that the servicers in the retail automobile financing industry exercise with respect to all comparable receivables that they service for themselves or others and the same degree of care that the Servicer exercises with respect to any comparable dealer loan or automobile contracts that it holds for its own account. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Dealers and of Obligors on such Contracts, investigating delinquencies, sending payment statements or coupons to Dealers and Obligors, reporting tax information to Dealers and Obligors, accounting for collections, and furnishing monthly and annual statements to the Trust Collateral Agent with respect to distributions. The Servicer shall follow prudent standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby granted a limited power of attorney by the Trust Collateral Agent to execute and deliver, on behalf of itself, the Trust, the Class A Noteholders, or the Trust Collateral Agent or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Dealer Loans and Contracts or to the Financed Vehicles securing such Contracts in accordance with the terms of this Agreement. If the Servicer shall commence a legal proceeding to enforce a Dealer Loan or a Contract, the Trust Collateral Agent (in the case of a Dealer Loan other than a Purchased Loan) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Dealer Loan or Contract to the Servicer. The Servicer shall not make the Seller, the Trust, the Trust Collateral Agent, the Indenture Trustee, the Class A Insurer or the Backup Insurer a party to any such legal proceeding without such party's written consent. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Dealer Loan or a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Dealer Loan or Contract, the Trust Collateral Agent shall be deemed to have automatically assigned such Dealer Loan or Contract to the Servicer, solely for the purpose of collection. The Trust Collateral Agent shall furnish the Servicer with any powers of attorney and other documents prepared by the Servicer reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust all licenses, if any, required by the laws of any jurisdiction to be held by the Trust in connection with ownership of the Dealer Loans and its security interest in the Contracts which secure the Dealer Loans, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof. The Seller shall assist the Backup Servicer, as successor Servicer, in connection with any reports related to distributions.

            (c) Duties with Respect to the Basic Documents. Credit Acceptance shall perform all its duties and, unless otherwise specified, the administrative duties of the Issuer under the Basic Documents. In addition, Credit Acceptance shall consult with the Indenture Trustee and, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, the Controlling Party, as Credit Acceptance deems appropriate regarding the duties of the Issuer under the Basic Documents. Credit Acceptance shall monitor the performance of the Trust and shall advise the Owner Trustee and Indenture Trustee, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, and the Controlling Party, when action is necessary to comply with the Trust's duties under the Basic Documents. The Seller shall execute and deliver all Issuer Orders and Officer's Certificates required by the Trust under the Indenture. Notwithstanding anything herein to the contrary, the Backup Servicer, as successor Servicer, shall not have an obligation to perform such duties set forth in this Section 4.01(c).

            (d) Duties with Respect to the Trust.

                  (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations, shall execute and deliver all Issuer Orders and Officer's Certificates required of the Issuer under the Basic Documents, and shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws and shall take all appropriate action that it is the duty of the Trust to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Section
      5.1 (with respect to the preparation and filing of tax returns) of the Trust Agreement.

                  (ii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that such delegation shall not relieve the Servicer of its obligations that the terms of any such transaction or dealings shall be in accordance with any directions received from the Trust and shall be, in the Servicer's opinion, no less favorable to the Trust in any material respect.

Notwithstanding anything herein to the contrary, in the event that the Backup Servicer is acting as successor Servicer, the Seller shall assist the Backup Servicer in performing the duties set forth in this Section 4.01(d).

            (e) Records. The Servicer shall maintain appropriate books of account and records relating to its duties performed under Section 4.01(c) and
(d) hereof, which books of account and records shall be accessible for inspection and copy by the Owner Trustee, the Indenture Trustee, the Class A Insurer, the Backup Insurer or the Trust Collateral Agent at any time during normal business hours at its offices and in a reasonable manner.

            (f) Additional Information to be Furnished to the Trust. The Servicer shall furnish to the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, the Class A Insurer and the Backup Insurer from time to time such additional information regarding the Trust or the Basic Documents as the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, the Class A Insurer or the Backup Insurer shall reasonably request.

            (g) Servicer as Independent Contractor. All services, duties and responsibilities of the Servicer under this Agreement shall be performed and carried out by the Servicer as an independent contractor for the benefit of the Trust, the Class A Insurer and the Backup Insurer, and none of the provisions of this Agreement shall be deemed to make, authorize or appoint the Servicer as agent or representative of the Seller, the Trust Collateral Agent, the Trust, the Class A Insurer, the Backup Insurer or any Class A Noteholder except as provided in Section 3.03 hereof.

            SECTION 4.02. Collection and Application of Payments on the Dealer Loans and Contracts.

The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect all amounts due under the Dealer Loans and Contracts from time to time, all in accordance with Applicable Laws, with reasonable care and diligence, and in accordance with the Collection Guidelines, it being understood that there shall be no recourse to the Servicer with regard to the Dealer Loans and Contracts except as otherwise provided herein and in the other Basic Documents. In performing its duties as Servicer, the Servicer shall use the same degree of care and attention it employs with respect to similar contracts and loans which it services for itself or others. Each of the Issuer, the Trust Collateral Agent, the Class A Insurer and the Backup Insurer hereby appoints as its agent the Servicer, from time to time designated pursuant to the terms hereof, to enforce its respective rights and interests in and under the Trust Property.

The Servicer shall hold in trust for the Issuer, the Trust Collateral Agent and the Class A Insurer and the Backup Insurer all Records and all Collections (other than Dealer Collections) and any other amounts it receives in respect of the Trust Property. In the event that a successor Servicer is appointed, the outgoing Servicer shall deliver to the successor Servicer and the successor Servicer shall hold in trust for the Issuer, the Trust Collateral Agent and the Class A Insurer and the Backup Insurer all records which evidence or relate to all or any part of the Trust Property.

            SECTION 4.03. Realization Upon Contracts.

On behalf of the Trust, the Indenture Trustee, the Class A Insurer and the Backup Insurer, the Servicer shall use reasonable efforts, in accordance with the Collection Guidelines and prudent servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Contract as to which the Servicer shall have determined eventual payment in full is unlikely, as soon as practicable after the Servicer makes such determination. The Servicer shall follow such prudent practices and procedures as would be deemed prudent in the servicing of comparable receivables, consistent with the standard of care required by Section 4.01(b) which may include reasonable efforts to sell the Financed Vehicle at public or private sale. If the Backup Servicer has become the Servicer, it shall be entitled to receive Repossession Expenses in accordance with Section 5.02 hereof.

            SECTION 4.04. Physical Damage Insurance.

The Servicer, in accordance with prudent servicing procedures, shall require that each Obligor on a Contract shall have obtained physical damage insurance covering the Financed Vehicle as of the date of execution of the Contract, as may be required in accordance with the Credit Guidelines.

            SECTION 4.05. Maintenance of Security Interests in Financed
Vehicles.

The Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Vehicle, including, without limitation, taking such steps as are reasonably necessary to maintain the Originator as noted lienholder on each Certificate of Title relating to a Financed Vehicle in all states where such notation is a means of perfection under applicable law. The Servicer shall take such steps as are necessary to reperfect such security interest on behalf of the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Contract to the Indenture Trustee is insufficient without a notation on related Financed Vehicle's Certificate of Title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Indenture Trustee, the parties hereto agree that the Originator's designation as the secured party on the Certificate of Title is, with respect to each secured party, as applicable, in its capacity as agent of the Indenture Trustee. The Backup Servicer as successor Servicer shall be entitled to reimbursement for all expenses incurred in connection with its duties under this Section 4.05.

            SECTION 4.06. Covenants of Servicer.

            (a) Affirmative Covenants. From the date hereof until the Stated Final Maturity Date or, if earlier, the date the Class A Notes are paid in full:

                  (i) Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Dealer Loans, the Dealer Agreements the Contracts or any part thereof.

                  (ii) Preservation of Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a material adverse effect on the Dealer Loans, the Dealer Agreements, the Contracts or the Class A Notes.

                  (iii) Obligations and Compliance with Dealer Loans and Dealer Agreements. The Servicer will duly fulfill and comply with all obligations on the part of the Seller to be fulfilled or complied with under or in connection with each Dealer Loan and each Dealer Agreement and will do nothing to impair the rights of the Trust Collateral Agent, the Indenture Trustee or the Class A Noteholders in, to and under the Trust Property. The Backup Servicer as successor Servicer shall not have an obligation to perform the obligations of the Servicer under this Section 4.06(a)(iii).

                  (iv) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records consistent with standards or practices in the industry evidencing the Dealer Loans and the Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Dealer Loans.

                  (v) Preservation of Security Interest. The Servicer will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Indenture Trustee for the benefit of the Class A Noteholders, the Class A Insurer and the Backup Insurer in, to and under the Trust Property. In its capacity as custodian, it will maintain possession of the Dealer Agreements and the Contract Files and Records, as custodian for the Trust and the Trust Collateral Agent, as set forth in Section 3.3(a).

                  (vi) Collection Guidelines. The Servicer will (A) comply in all material respects with the Collection Guidelines in regard to each Loan and Contract, and (B) furnish to the Trust Collateral Agent, the Class A Insurer and the Backup Insurer quarterly, prompt notice of any material change in the Collection Guidelines and will deliver a copy of such changes to the Trust Collateral Agent, the Class A Insurer and the Backup Insurer, quarterly.

                  (vii) Books and Records. The Servicer shall keep, or cause to be kept, in reasonable detail, books and records of account of: (A) its assets and business, and shall clearly reflect therein the ownership of the Trust Property by the Issuer; and (B) any statutory trust records of the Trust required in accordance with Section 4.1(c)(iv) of the Trust Agreement.

                  (viii) Access to Records; Discussions with Officers. The Servicer shall, at the Servicer's expense upon the prior reasonable request of the Class A Insurer or the Backup Insurer, permit the Class A Insurer or the Backup Insurer, as applicable, or its authorized agent, access during normal business hours at its offices to (i) the Servicer's books of account, records, reports and other papers with respect to the Trust Property and the Basic Documents and (ii) any of the properties of the Servicer, in order to examine all of such books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss the Servicer's affairs, finances and accounts with its officers, employees, and independent public accountants. Such inspections and discussions shall be conducted at such reasonable times, as often as may be reasonably requested and in a commercially reasonable manner.

                  (ix) ERISA. So long as the Seller or the Issuer are ERISA Affiliates of the Servicer, the Servicer shall comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws, except where such non-compliance could not reasonably be expected to result in a material adverse effect with respect to the Servicer and its ERISA Affiliates or with respect to the Trust Property. Without limiting the foregoing, the Servicer shall not, and shall not permit its ERISA Affiliates to: (i) engage in any non-exempt prohibited transaction (within the meaning of the Internal Revenue Code Section 4975 or ERISA Section
      406) with respect to any Benefit Plan for which the Servicer and its ERISA Affiliates would have a material liability; (ii) suffer to exist any accumulated funding deficiency as defined in Section 301(a) of ERISA and
      Section 412(a) of the Internal Revenue Code with respect to any Benefit Plan in an amount exceeding $500,000 or (iii) terminate any Benefit Plan or Multiemployer Plan if such termination would result in any material liability for which the Seller or Issuer would be liable as ERISA Affiliates.

                  (x) Financial Reporting. The Servicer shall furnish or cause to be furnished to the Class A Insurer, the Backup Insurer and the Rating Agencies the following:

                  (A) Annual Financial Statements. As soon as available, and in any event within one hundred and twenty (120) days after the close of each fiscal year of the Servicer, the audited consolidated balance sheet of the Servicer as of the end of such fiscal year, and the audited consolidated statements of income, shareholders' equity and cash flows of the Servicer for such fiscal year in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, in each case prepared in accordance with GAAP, consistently applied, and accompanied by the certificate of independent accountants and certified by an authorized officer of the Servicer as being complete and correct in all material respects, in each case presenting the financial condition and results of operations of the Servicer as of the dates and for the periods indicated, in accordance with GAAP consistently applied.

                  (B) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the close of the first three quarters of each fiscal year of the Servicer, the unaudited consolidated balance sheet of the Servicer as of the end of each such quarter, and the unaudited consolidated statements of income and cash flows of the Servicer for the portion of the fiscal year then ended, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with GAAP, consistently applied (subject to normal year-end adjustments), and certified by an authorized officer of the Servicer as being complete and correct in all material respects and presenting the financial condition and results of operations of the Servicer as of the dates and for the periods indicated, in accordance with GAAP consistently applied (subject as to interim statements to normal year-end adjustments).

                  (C) Covenant Compliance Reports. Concurrently with the delivery of each financial report delivered under (b) or (c) above, a report in substantially the form attached to this Agreement as Exhibit I and certified by the chief accounting officer or the treasurer of the Servicer, as to whether the Servicer is in compliance with the Financial Covenants for the applicable fiscal quarter (or year-end) of the Servicer, as the case may be, in which report the Company shall set forth its calculations and the resultant ratios or financial tests determined thereunder, and certifying that no Servicer Default and no event which, with the giving of notice or the passage of time, would become a Servicer Default has occurred and is continuing or, if any such Servicer Default or other event has occurred and is continuing, such a Servicer Default has occurred and is continuing, the action which the Servicer has taken or proposes to take with respect thereto.

                  (D) Notices to Other Creditors. Concurrently with the delivery to the "Agent" under the Comerica Credit Agreement, but in any event no later than when such reports and notices are required to be given under such agreement, copies of any static pool analyses, notices of default, SEC filings, notices disclosing adverse litigation or a material adverse change in the Servicer's financial condition, business or operations.

                  (E) Other Material Events. As soon as possible, and in any event within three (3) Business Days after becoming aware of (i) any material adverse change in the financial condition of the Servicer or any of its Subsidiaries, a certificate of a financial officer setting forth the details of such change, or (ii) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Servicer or any of its Subsidiaries in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any governmental agency, which, if adversely determined, would be reasonably likely to cause a material adverse effect on the Servicer's financial condition or operations, its ability to perform its obligations hereunder or on the collectibility of the Trust Property.

                  (F) Other Information. Promptly upon request, such other information respecting the Trust Property or the Servicer as the Class A Insurer, the Backup Insurer or the Rating Agencies may reasonably request.




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

            (b) Negative Covenants. From the date hereof until the Stated Final Maturity Date or, if earlier, the date the Class A Notes are paid in full:

                  (i) Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

                  (A) the Servicer has delivered to the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Class A Insurer and the Backup Insurer an Officer's Certificate and an Opinion of Counsel each stating that any consolidation, merger, conveyance or transfer and such supplemental agreement comply with the terms of this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Trust Collateral Agent, the Class A Insurer or the Backup Insurer may reasonably request;

                  (B) the Servicer shall have delivered written notice of such consolidation, merger, conveyance or transfer to the Trust Collateral Agent, the Class A Insurer and the Backup Insurer; and,

                  (C) after giving effect thereto, no Servicer Default or event that with notice or lapse of time, or both, would constitute a Servicer Default shall have occurred.

                  (ii) Change of Name or Location of Records. Except as permitted under Section 7.03, the Servicer shall not (A) change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps records concerning the Dealer Loans from the location referred to in
      Section 3.03(c), or (B) move the Records from the location thereof on the Closing Date, unless the Servicer has given at least thirty (30) days' written notice to the Trust Collateral Agent, the Indenture Trustee, the Class A Insurer and the Backup Insurer and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Trust Collateral Agent as agent for the Class A Noteholders in the Trust Property.

                  (iii) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors (other than pursuant to its Collection Guidelines) regarding payments to be made directly or indirectly, unless the Trust Collateral Agent and the Controlling Party have each consented to such change and have received duly executed documentation related thereto; provided, however, any successor Servicer appointed Servicer hereunder, shall be permitted to make changes to such instructions directing the Obligors to make payments to such successor Servicer directly or indirectly upon its appointment, but any subsequent changes shall be subject to the consent provisions of this clause (iii).






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

                  (iv) No Instruments. The Servicer shall take no action to cause any Dealer Loan to be evidenced by any instrument (as defined in the UCC as in effect in the relevant jurisdictions).

                  (v) No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than in favor of the Trust Collateral Agent or the Trust as specifically contemplated herein) on the Trust Property or any interest therein; the Servicer will notify the Trust Collateral Agent, the Class A Insurer and the Backup Insurer of the existence of any Lien on any portion of the Trust Property immediately upon discovery thereof, and the Servicer shall defend the right, title and interest of the Trust Collateral Agent on behalf of the Class A Noteholders in, to and under the Trust Property against all claims of third parties claiming through or under the Servicer.

                  (vi) Credit Guidelines and Collection Guidelines. The Servicer will not amend, modify, restate or replace, in whole or in part, the Credit Guidelines or Collection Guidelines, which change would impair the collectibility of any Dealer Loan or Contract or otherwise adversely affect the interests or the remedies of the Trust Collateral Agent, the Trust, the Class A Insurer or the Backup Insurer under this Agreement or any other Basic Document, without the prior written consent of the Trust Collateral Agent and the Controlling Party.

                  (vii) Release of Contracts. Except for a release to an insurer in exchange for insurance proceeds paid by such insurer resulting from a claim for the total insured value of a vehicle, the Servicer shall not release or direct the Trust Collateral Agent to release the Financed Vehicle securing each such Contract from the security interest granted by such Contract in whole or in part, except in the event of (i) payment in full by or on behalf of the Obligor thereunder, (ii) settlement with the Obligor in respect of Defaulted Contracts consistent with its Collection Guidelines or (iii) repossession, nor shall the Servicer impair the rights of the Class A Noteholders, the Class A Insurer or the Backup Insurer in the Contracts which secure the Dealer Loans, except as may be required by applicable law.

            SECTION 4.07. Payments in Respect of Contracts Upon Breach.

            (a) The Servicer or the Trust Collateral Agent (provided that a Responsible Officer of the Trust Collateral Agent has actual knowledge or has received written notice thereof) shall inform the other parties to this Agreement, the Class A Insurer and the Backup Insurer promptly, in writing, upon the discovery of any breach of Section 4.01, 4.02, 4.03, 4.04, 4.05 or 4.06 hereof which materially and adversely affects the interest of the Issuer, the Indenture Trustee, the Class A Insurer or the Backup Insurer. Unless the breach shall have been cured by the last day of the first full Collection Period following such actual knowledge or receipt of notice by an Authorized Officer of the Servicer, the Servicer shall, as of the Business Day preceding the Determination Date relating to the respective Collection Period, make payments with respect to any nonconforming Dealer Loan that is materially and adversely affected by such breach or which materially and adversely affects the interests of either Insurer (or the Class A Noteholders if both a Class A Insurer Default and a Backup Insurer Default are then continuing), and shall prepay in full any nonconforming Contract that is materially and adversely affected by such breach or which materially and adversely affects the interests of either Insurer (or the Class A Noteholders if both a Class A Insurer Default and a Backup Insurer Default are then continuing); provided, however, if the Backup Servicer is acting as successor Servicer, it shall not have any obligation to make payments with respect to any Dealer Loans or prepay any Contracts. In consideration of the making of payments with respect to such Dealer Loan or such Contract, the Servicer shall remit the Purchase Amount. Notwithstanding anything herein to the contrary, (i) during the Revolving Period, such payments shall not be required if the Adjusted Collateral Amount is equal to or greater than the Minimum Collateral Amount; and (ii) during the Amortization Period, such payments shall not be required: (A) with respect to any Loan, so long as the aggregate Net Loan Balance of all Dealer Loans which would be Ineligible Loans as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the Amortization Period Additional Loan Collateral Amount; and (B) with respect to any Contract, so long as the aggregate Outstanding Balance of all Contracts which would be Ineligible Contracts as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the Amortization Period Additional Contract Collateral Amount.

            (b) If such payments are required in accordance with clause (a) of this Section 4.07, they shall be made only with respect to the Amortization Period Payment Obligations. Notwithstanding the foregoing, the Servicer's obligation to make any payment under this Section 4.07 may be waived with the prior written consent of the Controlling Party or the Indenture Trustee, at the direction of the Majority Noteholders, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing. The Trust Collateral Agent shall have no duty to conduct any affirmative investigation or inquiry as to the occurrence of any condition requiring payments to be made with respect to any Dealer Loan or Contract pursuant to this Section. Any such waiver by the Controlling Party or the Indenture Trustee, at the direction of the Majority Noteholders, as applicable, shall not require any further waiver, action or consent by any other party. The party providing such waiver shall give notice thereof to the Owner Trustee.

            SECTION 4.08. Servicer Fee.

The Servicer, including any successor Servicer, shall be entitled to payment of the Servicing Fee as defined herein, which shall be payable in accordance with
Section 5.08(a) hereof. In no event shall the Indenture Trustee or the Trust Collateral Agent be responsible for the Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor Servicer to assume the obligations of Servicer hereunder.

            SECTION 4.09. Servicer's Certificate.

            (a) By the Determination Date in each calendar month, the Servicer shall deliver to the Trust Collateral Agent, the Class A Insurer, the Backup Insurer, the Rating Agencies, the Backup Servicer, and Wachovia Capital Markets, LLC, a Servicer's Certificate substantially in the form of Exhibit B hereto containing all information necessary to make the transfers, deposits and distributions pursuant to Sections 5.04 through 5.11 hereof for the Collection Period immediately preceding the date of such Servicer's Certificate and as of the last day of such Collection Period, and all information necessary for the Trust Collateral Agent to make available statements to Class A Noteholders, the Class A Insurer and the Backup Insurer pursuant to Section 5.11 hereof. Upon receipt of the Servicer's Certificate, the Trust Collateral Agent shall conclusively rely (and shall be fully protected in so relying) on the information contained therein for the purposes of making distributions and allocations as provided for herein. Each Servicer's Certificate shall be certified by a Responsible Officer of the Servicer. The Seller shall assist the Trust Collateral Agent with its obligation to make distributions and allocations. Dealer Loans purchased by the Trust shall be identified by the Servicer by the Dealer's account number and certain other information with respect to such Dealer Loan (as specified in Schedule A to this Agreement).

            (b) No later than 9:00 A.M. New York time on the third (3rd) Business Day of each calendar month (the "Servicer's Data Date"), the Servicer shall send to the Backup Servicer a Computer Tape, detailing the payments on the Dealer Loans during the prior Collection Period (the "Servicer's Data File"). Such Computer Tape shall be in the form and have the specifications as may be agreed to between the Servicer and the Backup Servicer from time to time.

            (c) No later than the end of the second (2nd) Business Day prior to each Determination Date, the Servicer shall furnish to the Backup Servicer the Servicer's Certificate related to the prior Collection Period. The Backup Servicer shall review the information contained in the Servicer's Certificate against the information on the Servicer's Data File, on an aggregate basis. No later than three (3) Business Days after the Backup Servicer's receipt of such Servicer's Certificate, the Backup Servicer shall notify the Servicer, the Class A Insurer, the Backup Insurer, the Trust Collateral Agent and the Indenture Trustee of any inconsistencies between the Servicer's Certificate and the Servicer's Data File and the Backup Servicer and the Servicer shall attempt to reconcile such inconsistencies; provided, however, in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. If the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next Determination Date. The Backup Servicer shall only review the information provided by the Servicer in the Servicer's Certificate and in the Servicer's Data File and its obligation to report any inconsistencies shall be limited to those determinable from such information.

            The Backup Servicer and the Servicer shall attempt to reconcile any such material inconsistencies and/or to furnish any such omitted information and the Servicer shall amend the Servicer's Certificate to reflect the Backup Servicer's computations or to include the omitted information. The Backup Servicer shall in no event be liable to the Servicer with respect to any failure of the Backup Servicer to discover or detect any errors, inconsistencies, or omissions by the Servicer with respect to the Servicer's Certificate and Servicer's Data File except as specifically set forth in this Section.

            (d) The Servicer shall provide to the Backup Servicer, or its agent, monthly, or as frequently as may be otherwise requested, information on the Dealer Loans and related

Contracts sufficient to enable the Backup Servicer to assume the responsibilities as successor Servicer and collect on the Contracts.

            (e) Except as provided in this Agreement, the Backup Servicer may accept and conclusively rely on all accounting, records and work of the Servicer without audit, and the Backup Servicer shall have no liability for the acts or omissions of the Servicer. If any error, inaccuracy or omission (collectively, "Errors") exists in any information received from the Servicer, and such Errors should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, "Continued Errors"), the Backup Servicer shall have no liability for such Continued Errors; provided, however, that this provision shall not protect the Backup Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in discovering or correcting any Error or in the performance of its or their duties hereunder or under this Agreement. In the event the Backup Servicer becomes aware of Errors or Continued Errors, the Backup Servicer shall, with the prior consent of the Controlling Party, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and prevent future Continued Errors. The Backup Servicer shall be entitled to recover its costs thereby expended from the Servicer.

            (f) The Backup Servicer and its officers, directors, employees and agent shall be indemnified by the Servicer and the Issuer, from and against all claims, damages, losses or expenses reasonably incurred by the Backup Servicer (including reasonable attorney's fees) arising out of claims asserted against the Backup Servicer by third parties on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim accrues before the date on which the Backup Servicer assumes the duties of Servicer hereunder, except for any claims, damages, losses or expenses arising from the Backup Servicer's own gross negligence, bad faith or willful misconduct. Indemnification by the Servicer and the Issuer under this Section 4.09(f) shall survive the termination of this Agreement or the earlier removal or resignation of the Backup Servicer.

            SECTION 4.10. Annual Statement as to Compliance; Notice of Default.

            (a) The Servicer shall deliver to the Trust Collateral Agent, the Owner Trustee, the Rating Agencies, the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Class A Noteholders, on or before April 30th of each year beginning in the year 2005, an Officer's Certificate, dated as of the preceding December 31st, stating that (i) a review of the activities of the Servicer during the preceding 12-month (or for the initial certificate, for such shorter period as may have elapsed from the Closing Date to such December 31st or, with respect to a successor Servicer, shorter period if a successor Servicer becomes Servicer after the beginning of a calendar year) period and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            (b) The Servicer shall deliver to the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Class A Insurer, the Backup Insurer and to the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01. The Seller shall deliver to the Trust Collateral Agent, the Indenture Trustee, the Class A Insurer, the Backup Insurer and to such Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under clause (ii) of
Section 8.01. The Trust Collateral Agent shall forward a copy of each Officer's Certificate so received to each Class A Noteholder.

            SECTION 4.11. Annual Independent Certified Public Accountant's
Report.

            (a) The Servicer will deliver to the Trust Collateral Agent, the Owner Trustee, the Indenture Trustee, each Class A Noteholder, the Class A Insurer, the Backup Insurer and the Rating Agencies, on or before April 30th of each year beginning in the year 2005, a copy of a report prepared by Independent Accountants, who may also render other services to the Servicer or any of its Affiliates, or to the Seller, addressed to the Board of Directors of the Servicer, the Indenture Trustee, the Class A Insurer and the Backup Insurer and dated during the current year, to the effect that such firm has examined the Servicer's policies and procedures and issued its report thereon and expressing a summary of findings (based on the procedures to be performed on the documents, records and accounting records set forth in clause (b) of this Section 4.11) relating to the servicing of the Dealer Loans and the related Contracts and the administration of the Dealer Loans and the related Contracts and of the Trust during the preceding calendar year and that such servicing and administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report and that such examination (1) was performed in accordance with standards established by the American Institute of Certified Public Accountants, and (2) included tests relating to auto loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program") to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement. For purposes of clause (i) of this Section 4.11(a), an amount shall be deemed "immaterial" if it is less than $1,000 or 0.05%.

            In the event such independent public accountants require the Trust Collateral Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 4.11, the Servicer shall direct the Trust Collateral Agent in writing to so agree; it being understood and agreed that the Trust Collateral Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trust Collateral Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

            Such report shall also indicate that the firm is independent of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

            (b) The procedures to be performed by the Independent Accountants shall include: (i) a comparison of the data contained in two (2) Servicer Certificates (which are to be selected at random by the Controlling Party from all of the Servicer Certificates delivered during the applicable fiscal year) to (A) the Servicer's internal reports derived from its loan servicing system, (B) information obtained by the Servicer from the Indenture Trustee in compiling the Servicer Certificates, and (C) such other information used in the preparation of the Servicer Certificates, to confirm the calculation of the data contained in the Servicer Certificates; (ii) a comparison of the Aggregate Outstanding Eligible Loan Balance contained on three (3) Servicer Certificates (which are to be selected at random by the Controlling Party from all of the Servicer Certificates delivered during the applicable fiscal year) to the Servicer's internal reports derived from its loan servicing system, to confirm the calculation of such amount; (iii) an audit of the Servicer's cash collections procedures by testing a random sample of five (5) daily cash receipts from the Servicer's list of cash collections for the applicable fiscal year to confirm that Collections received are deposited to the Collection Account within two (2) Business Days of receipt; and (iv) such other procedures as may be mutually agreed upon by the Servicer, the Controlling Party and the Independent Accountants which are considered appropriate under the circumstances.

            SECTION 4.12. Access to Certain Documentation and Information Regarding Dealer Loans and Contracts.

The Servicer shall provide to each Class A Noteholder, the Indenture Trustee, the Trust Collateral Agent, the Class A Insurer and the Backup Insurer access to its records pertaining to the Dealer Loans and the related Contracts, upon prior written request. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Dealers or the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

            SECTION 4.13. Servicer Expenses.

The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Class A Noteholders, the Indenture Trustee, the Trust Collateral Agent, the Class A Insurer and the Backup Insurer and with administering the duties of the Trust and the Issuer. If the Backup Servicer has become the Servicer, it shall be entitled to be reimbursed for all Servicer Expenses, Repossession Expenses, Reliening Expenses and Transition Expenses in accordance with Section 5.08(a) hereof.

            SECTION 4.14. Servicer Not to Resign as Servicer.

Subject to the provisions of Section 7.03 of this Agreement, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Trust Collateral Agent, the Rating Agencies, the Class A Insurer, the Backup Insurer and the Indenture Trustee within five (5) Business Days thereafter






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

(and, if such communication is not in writing, shall be confirmed in writing within five (5) Business Days thereafter) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trust Collateral Agent, the Class A Insurer, the Backup Insurer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the successor Servicer, appointed in accordance with Section 8.02 hereof, shall have taken the actions required by the last paragraph of Section 8.01 of this Agreement and shall have assumed the responsibilities and obligations of the predecessor Servicer in accordance with
Section 8.02 of this Agreement. The Trust Collateral Agent shall forward a copy of each notice so received to each Class A Noteholder and the Rating Agencies.

            SECTION 4.15. The Backup Servicer.

            (a) Prior to assuming any of the Servicer's rights and obligations hereunder the Backup Servicer shall only be responsible to perform those duties specifically imposed upon it by the provisions of the Backup Servicing Agreement, and no implied obligations shall be read into this Agreement against the Backup Servicer. Such duties generally relate to following the provisions herein which would permit the Backup Servicer to assume some or all of the Servicer's rights and obligations hereunder (as modified or limited herein or in the Backup Servicing Agreement) with reasonable dispatch, following notice.

            The Backup Servicer, prior to assuming any of the Servicer's duties hereunder, may not resign hereunder unless it arranges for a successor Backup Servicer reasonably acceptable to the Servicer, the Seller and the Controlling Party or the Indenture Trustee, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, with not less than 30 days' notice delivered to the Class A Insurer, the Backup Insurer, the Servicer and the Seller. Prior to its becoming successor Servicer, the Backup Servicer shall have only those duties and obligations imposed by it under this Agreement, and shall have no obligations or duties under any agreement to which it is not a party, including but not limited to the various agreements named herein.

            (b) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur liability (financial or otherwise) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or written indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability. Notwithstanding any provision to the contrary, the Backup Servicer, in its capacity as such, and not in its capacity as successor Servicer, shall not be liable for any obligation of the Servicer contained in this Agreement, and the parties shall look only to the Servicer to perform such obligations.

            (c) The Servicer shall have no liability, direct or indirect, to any party, for the acts or omissions of the Backup Servicer, whenever such acts or omissions occur whenever such liability is imposed, except as set forth in
Section 4.09(f). The successor Servicer shall not be liable for the acts or omissions of any predecessor Servicer.

            (d) Notwithstanding anything to the contrary herein, so long as both a Class A Insurer Default and Backup Insurer Default are not continuing, the Controlling Party shall have the right to remove the Backup Servicer for cause at any time and replace the Backup Servicer. In the event that the Controlling Party exercises its right to remove and replace SST as Backup Servicer, SST shall have no further obligation to perform the duties of the Backup Servicer under this Agreement.

            SECTION 4.16. Fidelity Bond.

The Servicer hereby represents and covenants that the Servicer has obtained, and shall continue to maintain in full force and effect, a fidelity bond covering the Servicer of a type and in such amount as is customary for prudent servicers engaged in the business of servicing sub-prime and non-prime motor vehicle retail installment sales contracts similar to the Contracts.

            SECTION 4.17. Obligations in Respect of the Owner Trustee.

To the extent Credit Acceptance is no longer the Servicer hereunder, Credit Acceptance, in its individual capacity, agrees to perform the obligations of the Servicer in respect of the Owner Trustee and the Trust described in Section 4.01(d) and Section 4.06(a)(vii)(B) hereof and in Section 6.2 of the Trust Agreement.

                                   ARTICLE V

         TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS
                                AND NOTEHOLDERS

            SECTION 5.01. Establishment of Trust Accounts.

            (a) (i) On or prior to the Closing Date, the Trust Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Class A Noteholders, the Class A Insurer, the Backup Insurer and, after the Class A Termination Date, the Certificateholders, shall establish and maintain in its own name two Eligible Accounts (respectively, the "Collection Account" and the "Principal Collection Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Indenture Trustee for the benefit of the Class A Noteholders, the Class A Insurer, the Backup Insurer and, after the Class A Termination Date, the Certificateholders, as their interests may appear. The Collection Account and the Principal Collection Account shall initially be established with the Trust Collateral Agent.

                  (ii) The Trust Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Class A Noteholders, the Class A Insurer, the Backup Insurer and, after the Class A Termination Date, the Certificateholders, shall establish and maintain in its own name an Eligible Account (the "Class A Note Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Indenture Trustee for the benefit of the Class A Noteholder, the Class A Insurer, the Backup Insurer and, after the Class A Termination Date, the Certificateholders, as their interests may appear. The Class A Note Distribution Account shall initially be established with the Trust Collateral Agent.





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

                  (iii) The Trust Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Certificateholders, shall establish and maintain in its own name an Eligible Account (the "Certificate Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Indenture Trustee for the benefit of the Certificateholders. The Certificate Distribution Account shall initially be established with the Trust Collateral Agent.

                  (iv) The Trust Collateral Agent, on behalf of the Class A Noteholders, the Class A Insurer, the Backup Insurer and, after the Class A Termination Date, the Certificateholders, as their interests may appear, shall establish and maintain in its own name an Eligible Account (the "Reserve Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Indenture Trustee for the benefit of the Class A Noteholders, the Class A Insurer, the Backup Insurer and, after the Class A Termination Date, the Certificateholders, as their interests may appear. The Reserve Account shall initially be established with the Trust Collateral Agent.

            (b) Funds on deposit in the Collection Account, subject to Sections 5.06(b) and 5.07(b) hereof, the Principal Collection Account and the Reserve Account shall each be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise), bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next Distribution Date; provided, however, it is understood and agreed that the Trust Collateral Agent shall not be liable for any loss arising from such investment in Eligible Investments unless the Eligible Investment was a direct obligation of the Trust Collateral Agent in its commercial capacity or unless such loss was caused by the Trust Collateral Agent's negligence or willful misconduct (it being understood and acknowledged that no loss on any such Eligible Investment which was made in conformity with this Agreement and the instructions of the Servicer shall be considered "caused by the Trust Collateral Agent's negligence or willful misconduct"). All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Indenture Trustee on behalf of the Class A Noteholders, the Class A Insurer, the Backup Insurer and, after the Class A Termination Date, the Certificateholders, as their interests may appear. Funds deposited in the Collection Account on the day immediately preceding a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight. On each Distribution Date, all interest and investment income (net of investment losses and expenses) on funds on deposit in the Collection Account, as of the end of the Collection Period shall be included in Available Funds; and all interest and other investment income (net of investment losses and expenses) on funds on deposit in the Reserve Account shall be deposited into the Reserve Account. On each Distribution Date during the Revolving Period, all interest and other investment income (net of investment losses and expense) on funds on deposit in the Principal Collection Account shall be deposited into the Principal Collection Account; thereafter, such interest and other investment income (net of investment losses and expense) shall be included in Available Funds in the Collection Account.

            (c) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account, the Principal Collection Account or the Reserve Account to the Trust Collateral Agent by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) an Indenture Default or Indenture Event of Default shall have occurred and be continuing with respect to the Class A Notes but the Class A Notes shall not have been declared due and payable, or, if such Class A Notes shall have been declared due and payable following an Indenture Event of Default, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account, the Principal Collection Account or the Reserve Account, as the case may be, in Eligible Investments described in clause (vi) of the definition thereof.

            (d) (i) Subject to the grant of the security interest pursuant to the Indenture in favor of the Indenture Trustee, the Trust shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts (other than Dealer Collections) and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Trust Property. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Class A Noteholders, the Class A Insurer, the Backup Insurer and, after the Class A Termination Date, the Certificateholders, as their interests may appear.

                  (ii) With respect to any Eligible Investments held from time to time in any Trust Account, the Trust Collateral Agent agrees that:

                  (A) any Eligible Investment that is held in deposit accounts shall be, except as otherwise provided herein, subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

                  (B) any Eligible Investment that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Trust Collateral Agent;

                  (C) any Eligible Investment that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Eligible Investment as described in such paragraph; and

                  (D) any Eligible Investment that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause
      (C) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent's (or its nominee's) ownership of such security.

            (e) The Servicer shall have the power, revocable by the Controlling Party, the Trust Collateral Agent, by the Indenture Trustee or by the Owner Trustee, each with the prior written consent of the Controlling Party (so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing) and the Indenture Trustee, to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out its respective duties hereunder.

            (f) If ratings of the unsecured and uncollateralized long-term debt obligations of the Trust Collateral Agent or its parent are lower than "AA-" by S&P and "Aa3" by Moody's, then the Servicer shall, with the Trust Collateral Agent's assistance as necessary, cause the Trust Accounts to be moved within five (5) Business Days to another institution where such Trust Accounts will be Eligible Accounts.

            SECTION 5.02. Collections; Allocation.

The Servicer shall remit to the Collection Account within two (2) Business Days of receipt all Collections collected during each Collection Period. On the Closing Date, the Servicer shall deposit in the Collection Account the foregoing amounts received with respect to the Dealer Loans and Contracts since the initial Cut-off Date.

The Servicer shall determine each month the amount of Collections received during each Collection Period which constitutes Dealer Collections and shall so notify the Trust Collateral Agent in writing. Notwithstanding any other provision hereof, the Trust Collateral Agent, at the written direction of the Servicer, shall distribute on each Distribution Date: (i) to the Issuer an amount equal to the aggregate amount of Dealer Collections received during or with respect to the prior Collection Period; and (ii) to the Backup Servicer, if it has become successor Servicer, an amount equal to Repossession Expenses related to the prior Collection Period prior to the distribution of Available Funds pursuant to Section 5.08(a) hereof. Upon receipt, the Issuer shall remit all Dealer Collections to Credit Acceptance. In the event the Backup Servicer is acting as successor Servicer, the Seller shall assist the Backup Servicer in the performance of its obligations under this Section 5.02.

            SECTION 5.03. Certain Reimbursements to the Servicer.

The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the next succeeding Business Day(s) out of collections on Dealer Loans and the related Contracts to be remitted to the Collection Account to the extent the net amount to the Collection Account is greater than zero.

            SECTION 5.04. Additional Deposits.

            (a) The Servicer or the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account each Purchase Amount paid hereunder. Credit Acceptance shall deposit any amounts in respect of the Limited Repurchase Option to the Collection Account. All such deposits with respect to a Collection Period shall be made, in immediately available funds, on the Business Day immediately preceding the Determination Date related to such Collection Period.

            (b) The proceeds of any purchase or sale of the assets of the Trust described in Section 10.01 hereof shall be deposited by the Seller or the Servicer, as applicable, in the Collection Account on the Business Day immediately preceding the Distribution Date on which such purchase shall occur.

            (c) Following the acceleration of the Class A Notes pursuant to
Section 5.2 of the Indenture, the proceeds shall be deposited in the Collection Account to be distributed by the Indenture Trustee in accordance with Section 5.2(b) of the Indenture.

            SECTION 5.05. Reserve Account.

            (a) On the Closing Date, the Seller shall direct the Trust Collateral Agent to deposit to the Reserve Account a cash amount equal to the Initial Reserve Amount.

            (b) With respect to each Distribution Date, on the fifth Business Day immediately preceding such Distribution Date, the Servicer (provided, that in the event the Backup Servicer is acting as successor Servicer, the Seller shall assist the Backup Servicer in the performance of its obligations under this Section 5.05(b)) shall instruct the Trust Collateral Agent (based on the information contained in the Servicer's Certificate delivered to the Trust Collateral Agent in respect of the related Determination Date pursuant to
Section 4.09), prior to the making of any transfers pursuant to Section 5.08 hereof, if required, to withdraw from the Reserve Account to the extent available therein with respect to amounts payable on such Distribution Date, the amounts specified below, and deposit such amounts in the Collection Account to be applied as follows:

                  (i) first, an amount equal to the excess of (x) the Servicing Fee, up to the Capped Servicing Fee, over (y) the Available Funds required to be applied pursuant to Section 5.08(a)(i) hereof on such Distribution Date;

                  (ii) second, an amount equal to the excess of (x) the Class A Interest Distributable Amount plus the Class A Interest Carryover Shortfall, if any, over (y) the Available Funds required to be applied pursuant to Section 5.08(a)(ii) hereof on such Distribution Date;

                  (iii) third, an amount equal to the excess of (x) any amounts due and payable to the Class A Insurer and the Backup Insurer under
      Section 5.08(a)(iv) hereof over (y) the Available Funds required to be applied pursuant to Section 5.08(a)(iv) hereof on such Distribution Date;

                  (iv) fourth, an amount equal to the Principal Deficiency (assuming that, for purposes of determining the Principal Deficiency in this clause only, the amounts available for the distribution of principal are attributable to those amounts required to be applied pursuant to
      Section 5.08(a)(vii) hereof) on such Distribution Date;

                  (v) fifth, if the next Distribution Date is the Stated Final Maturity, an amount equal to the excess of (x) the Class A Note Balance over (y) the Available Funds required to be applied pursuant to Section 5.08(a)(vii) hereof on the Stated Final Maturity;

                  (vi) sixth, an amount equal to the excess of (x) without duplication, the Reimbursement Obligations over (y) the Available Funds required to be applied pursuant to Section 5.08(a)(viii) hereof on such Distribution Date; and

                  (vii) seventh, an amount equal to the excess of the funds remaining in the Reserve Account after the withdrawals referred to in clauses (i) through (vi) above over the Reserve Account Requirement on such Distribution Date.

            (c) Notwithstanding the foregoing, all transfers of funds between accounts may occur on the Business Day immediately preceding the Distribution Date related to such transfer; all distributions from accounts shall occur on the Distribution Date.

            (d) Amounts withdrawn from the Reserve Account pursuant to clause
(b)(i)-(vi) above shall be used solely for the amounts described in clause
(b)(i)-(vi) above, as applicable. Amounts withdrawn from the Reserve Account pursuant to clause (b)(vii) above shall constitute Available Funds.

            SECTION 5.06. Payments under the Class A Note Insurance Policy.

            (a) (i) If, on the close of business on the fifth Business Day immediately prior to any Distribution Date with respect to the Class A Notes, the sum of (A) the Class A Interest Distributable Amount (exclusive of Default Interest, as defined in the Class A Note Insurance Policy) and
      (B) with respect to any Distribution Date other than the Stated Final Maturity, any Principal Deficiency, exceeds the sum of (x) Available Funds on deposit in the Collection Account and available for payment of the Class A Interest Distributable Amount and/or Principal Deficiency and (y) the amount on deposit in the Reserve Account on such Distribution Date and available for payment of the Class A Interest Distributable Amount and/ or Principal Deficiency, the Trust Collateral Agent shall, no later than 12:00 noon New York time, on the fourth Business Day immediately preceding such Distribution Date make a claim under the Class A Note Insurance Policy in an amount equal to such excess, in accordance with the terms of the Class A Note Insurance Policy.

                  (i) (ii) If, on the close of business on the fifth Business Day immediately prior to the Stated Final Maturity, the excess of (A) the original Class A Note Balance over (B) the aggregate amount of any payments previously made in respect of principal on the Class A Notes exceeds the sum of (x) Available Funds remaining in the Collection Account and available for payment of the Class A Principal Distributable Amount hereof and (y) the amount available on the Stated Final Maturity in the Reserve Account and available for payment of the Class A Principal Distributable Amount, the Trust Collateral Agent shall, no later than 12:00 noon New York time, on the fourth Business Day immediately preceding the Stated Final Maturity make a claim under the Class A Note Insurance Policy in an amount equal to such excess, in accordance with the terms of the Class A
      Note Insurance Policy.

                  (iii) Any payment made by the Class A Insurer in respect of the Class A Interest Distributable Amount shall constitute a "Class A Insurer Interest Shortfall Payment". Any payment by the Class A Insurer in respect of principal of the Class A Notes shall constitute a "Class A Insurer Principal Payment".

            (b) Proceeds of claims on the Class A Note Insurance Policy shall be deposited in the Collection Account, shall remain uninvested and shall be used solely to pay amounts due in respect of interest and principal on the Class A Notes on each Distribution Date or the Stated Final Maturity, as applicable.

            (c) (i) On any day that a Responsible Officer of the Trust Collateral Agent has actual knowledge or receives written notice that any amount previously paid to a Class A Noteholder has been subsequently recovered from such Class A Noteholder pursuant to a final, non-appealable order of a court of competent jurisdiction that such payment constitutes an avoidable preference within the meaning of any applicable bankruptcy law to such Class A Noteholder (a "Preference Amount"), the Trust Collateral Agent shall make a claim within one (1) Business Day upon the Class A Note Insurance Policy for the full amount of such Preference Amount in accordance with the terms of the Class A Note Insurance Policy and shall notify Holders of the Class A Notes by mail that, in the event that any Class A Noteholder's payment is so recoverable, such Class A Noteholder will be entitled to payment pursuant to the terms of the Class A Note Insurance Policy. The Trust Collateral Agent shall furnish to the Class A Insurer at its written request the requested records it holds in its possession evidencing the payments of principal of and interest on the Class A Notes, if any, which have been made by the Trust Collateral Agent and subsequently recovered from any Class A Noteholders, and the dates on which such payments were made. The proceeds of any claim for a Preference Amount under the Class A Note Insurance Policy (the "Class A Insurer Preference Payment") shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A Noteholder and not to any Class A Noteholder directly unless such Class A Noteholder has returned principal or interest paid on the obligations to such receiver or trustee in bankruptcy, in which case such payment shall, upon proof reasonably satisfactory to the Class A Insurer, be disbursed to the Trust Collateral Agent for distribution to such Class A Noteholder.

                  (ii) Each Notice for Payment (as defined in the Class A Note Insurance Policy) shall provide that the Trust Collateral Agent, on its behalf and on behalf of the Class A Noteholders, thereby appoints the Class A Insurer as agent and attorney-in-fact for the Trust Collateral Agent and each Class A Noteholder in any legal proceeding with respect to the Class A Notes. The Trust Collateral Agent shall promptly notify the Class A Insurer and the Backup Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Trust Collateral Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law of any payment made with respect to the Class A Notes. Each Class A Noteholder, by its purchase of a Class A Note, and the Trust Collateral Agent hereby agree that, subject to Section 9.02(e) of this Agreement and
      Section 5.12 of the Indenture, so long as a Class A Insurer Default shall not have occurred and be continuing, the Controlling Party may at any time during the continuation of any proceeding relating to a Preference Amount direct all matters relating to such Preference Amount including, without limitation, (i) the direction of any appeal of any order relating to any Preference Amount and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Controlling Party, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5.17 of the Indenture, the Controlling Party shall be subrogated to, and each Class A Noteholder and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trust Collateral Agent and each Class A Noteholder in the conduct of any proceeding with respect to a Preference Amount, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Amount.

            (d) The Trust Collateral Agent shall, and hereby agrees that it will, hold the Class A Note Policy in trust and will hold any proceeds of any claim thereunder in trust, solely for the benefit of and use of the Class A Noteholders and the Backup Insurer.

            (e) The Trust Collateral Agent shall immediately notify the Backup Insurer of the existence and the amount of any claim under the Class A Note Insurance Policy pursuant to this Section 5.06.

            SECTION 5.07. Payments under the Backup Insurance Policy.

            (a) (i) If, by 5:00 p.m. New York City time on the second Business Day immediately prior to any Distribution Date with respect to the Class A Notes, the sum of (A) the Class A Interest Distributable Amount (exclusive of any default interest) and (B) any Principal Deficiency, exceeds the sum of: (w) Available Funds on deposit in the Collection Account and available for payment of the Class A Interest Distributable Amount and/or Principal Deficiency; (x) the amount on deposit in the Reserve Account on such Distribution Date and available for payment of the Class A Interest Distributable Amount and/or Principal Deficiency; (y) any Class A Insurer Interest Shortfall Payment paid in respect of the Class A Interest Distributable Amount; and (z) any Class A Insurer Principal Payment paid in respect of any Principal Deficiency, the Trust Collateral Agent shall, no later than 10:00 a.m. New York time on the Business Day immediately preceding such Distribution Date, make a claim under the Backup Insurance Policy in an amount equal to such excess, in accordance with the terms of the Backup Insurance Policy.

                (ii) If, by 5:00 p.m. New York City time on the second
      Business Day immediately prior to the Stated Final Maturity, the excess of
      (A) the original Class A Note Balance over (B) the aggregate amount of any payments previously made in respect of principal on the Class A Notes, exceeds the sum of (x) Available Funds remaining in the Collection Account and available for payment of the Class A Principal Distributable Amount hereof, (y) the amount available on the Stated Final Maturity in the Reserve Account and available for payment of the Class A Principal Distributable Amount and (z) any payments made by the Class A Insurer in respect of principal on the Stated Final Maturity under the Class A Note Insurance Policy, the Trust Collateral Agent shall, no later than 10:00 a.m. New York time on the Business Day immediately preceding the Stated Final Maturity, make a claim under the Backup Insurance Policy in an amount equal to such excess, in accordance with the terms of the Backup Insurance Policy.

            (b) Proceeds of claims on the Backup Insurance Policy shall be deposited in the Collection Account, shall remain uninvested and shall be used solely to pay amounts due in respect of interest and principal on the Class A Notes on each Distribution Date or the Stated Final Maturity, as applicable.

            (c) (i) On any day that a Responsible Officer of the Trust Collateral Agent has actual knowledge or receives written notice that any amount previously paid to a Class A Noteholder has been subsequently recovered from such Class A Noteholder pursuant to a final, non-appealable order of a court of competent jurisdiction that such payment constitutes an avoidable preference within the meaning of any applicable bankruptcy law to such Class A Noteholder, after giving effect to any Class A Insurer Preference Payments (a "Backup Insurer Preference Amount"), the Trust Collateral Agent shall make a claim within one (1) Business Day upon the Backup Insurance Policy for the full amount of such Backup Insurer Preference Amount in accordance with the terms of the Backup Insurance Policy and shall notify the Class A Noteholders by mail that, in the event that any Class A Noteholder's payment is so recoverable, such Class A Noteholder will be entitled to payment pursuant to the terms of the Backup Insurance Policy. The Trust Collateral Agent shall furnish to the Backup Insurer at its written request the requested records it holds in its possession evidencing the payments of principal of and interest on the Class A Notes, if any, which have been made by the Trust Collateral Agent and subsequently recovered from any Class A Noteholders, and the dates on which such payments were made. The proceeds of any claim for a Backup Insurer Preference Amount under the Backup Insurance Policy shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A Noteholder and not to any Class A Noteholder directly unless such Class A Noteholder has returned principal or interest paid on the obligations to such receiver or trustee in bankruptcy, in which case such payment shall, upon proof reasonably satisfactory to the Backup Insurer, be disbursed to the Trust Collateral Agent for distribution to such Class A Noteholder.

                  (ii) Each Notice for Payment (as defined in the Backup Insurance Policy) shall provide that the Trust Collateral Agent, on its behalf and on behalf of the Class A Noteholders, thereby appoints the Backup Insurer as agent and attorney-in-fact for the Trust Collateral Agent and each Class A Noteholder in any legal proceeding with





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      respect to the Class A Notes. Each Class A Noteholder, by its purchase of a Class A Note, and the Trust Collateral Agent hereby agree that, subject to Section 9.02(e) of this Agreement and Section 5.12 of the Indenture, so long as a Backup Insurer Default shall not have occurred and be continuing, the Backup Insurer may at any time during the continuation of any proceeding relating to a Backup Insurer Preference Amount direct all matters relating to such Backup Insurer Preference Amount including, without limitation, (i) the direction of any appeal of any order relating to any Backup Insurer Preference Amount and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Backup Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5.17 of the Indenture, the Backup Insurer shall be subrogated to, and each Class A Noteholder and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trust Collateral Agent and each Class A Noteholder in the conduct of any proceeding with respect to a Backup Insurer Preference Amount, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Backup Insurer Preference Amount.

            (d) The Trust Collateral Agent shall, and hereby agrees that it will, hold the Backup Insurance Policy in trust and will hold any proceeds of any claim thereunder in trust, solely for the benefit of and use of the Class A Noteholders.

            SECTION 5.08. Transfers and Distributions.

            (a) Unless the Class A Notes have been accelerated in accordance with the terms of the Indenture, on each Distribution Date, after making any transfers and distributions required by Sections 5.02, 5.03, 5.04, 5.05(b), 5.06(b) and 5.07(b) hereof, the Trust Collateral Agent shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) cause to be made the following transfers and distributions for such Distribution Date from Available Funds and amounts deposited to the Collection Account from the Reserve Account (such amounts from the Reserve Account to be applied in accordance with Section 5.05(b)), in the following order of priority:

                  (i) pro rata: (A) (i) to the Servicer, the Servicing Fee and any Servicing Fee unpaid from any prior Distribution Date, or (ii) if the Servicer has been replaced pursuant to the terms of this Agreement, to the Backup Servicer, the Servicing Fee and any Servicing Fee unpaid from any prior Distribution Date up to the Capped Servicing Fee; and (B) to the Backup Servicer: (i) any Transition Expenses and (ii) any accrued and unpaid indemnification amounts owed to it up to $17,000; and (C) pro rata, to the Backup Servicer, so long as it has not become the Servicer, any accrued and unpaid Backup Servicing Fees, and to the Owner Trustee, the Indenture Trustee and the Trust Collateral Agent, pro rata, their related accrued and unpaid fees, indemnification amounts and expenses, up to the Capped Backup Servicer and Trustee Fees and Expenses;

                  (ii) to the Class A Note Distribution Account, the Class A Interest Distributable Amount due and payable on such Distribution Date and the Class A Interest




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

      Carryover Shortfall, if any, from any prior Distribution Date, for distribution to the Class A Noteholders;

                  (iii) to any successor Servicer, an amount equal to the Reliening Expenses;

                  (iv) to each Insurer, in accordance with the terms of the Insurance Agreement and so long as no Insurer Default related to such Insurer's failure to pay any amount due in accordance with the terms of the note insurance policy issued by it has occurred and is continuing: (A) its respective Insurance Premium, including any past due Insurance Premium; (B) its respective expenses; and (C) its respective Reimbursement Obligations owed in respect of any draws on the Class A Note Insurance Policy or the Backup Insurance Policy, as the case may be, for the payment of the Class A Interest Distributable Amount;

                  (v) to the Reserve Account, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Account to equal the Reserve Account Requirement for such Distribution Date;

                  (vi) during the Revolving Period, to the Principal Collection
      Account: (i) for application by the Issuer to purchase additional Dealer Loans from the Seller, the amount needed to cause the Collateral Amount to equal the Minimum Collateral Amount, and if the Minimum Collateral Account cannot be reached due to an insufficient amount of Dealer Loans for purchase by the Issuer, the amount needed to cause the Adjusted Collateral Amount to equal the Minimum Collateral Amount; and (ii) the amount needed to cure any Principal Deficiency;

                  (vii) during the Amortization Period, to the Class A Note Distribution Account, the Class A Principal Distributable Amount for distribution to the Class A Noteholders, until the Class A Note Balance has been reduced to zero;

                  (viii) to each Insurer, in accordance with the terms of the Insurance Agreement, its respective Reimbursement Obligations and any other amounts owed to it, to the extent not paid pursuant to clause (iv);

                  (ix) pro rata, (A) to the Backup Servicer, any Servicing Fee or indemnification amounts owed to it to the extent not paid pursuant to clause (i), and (B) pro rata, to the Owner Trustee, the Indenture Trustee and the Trust Collateral Agent, any accrued fees, indemnification amounts or expenses, to the extent not paid pursuant to clause (i); and

                  (x) following the payment in full of all distributable amounts and after making all allocations set forth in clauses (i) through (ix) above, to the Indenture Trustee for deposit in the Certificate Distribution Account any remaining Available Funds in the Collection Account for distribution to the Certificateholder pursuant to Section 5.10 hereof.



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

            (b) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct the Trust Collateral Agent to instruct and cause such institution to make all transfers, deposits and distributions pursuant to Section 5.08(a) hereof on the related Distribution Date.

            (c) Notwithstanding the foregoing, all transfers of funds between accounts may occur on the Business Day immediately preceding the Distribution Date related to such transfer; all distributions from accounts shall occur on the Distribution Date.

            SECTION 5.09. Distributions from the Class A Note Distribution Account.

            (a) Subject to Section 5.12 hereof, on each Distribution Date, after making all transfers and distributions required to be made on such Distribution Date by Sections 5.05 and 5.08 hereof, the Trust Collateral Agent shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) distribute all amounts on deposit in the Class A Note Distribution Account to Noteholders in respect of the Class A Notes in the following amounts and in the following order of priority:

                  (i) to the Class A Noteholders the sum of (x) the Class A Interest Distributable Amount for such Distribution Date and (y) the Class A Interest Carryover Shortfall, if any, for such Distribution Date; and

                  (ii) after the application of clause (i) above and until the outstanding principal balance of the Class A Notes is reduced to zero, to the Holders of the Class A Notes, the Class A Principal Distributable Amount for such Distribution Date.

            (b) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Class A Noteholder, such withholding tax shall reduce the amount otherwise distributable to the Class A Noteholder in accordance with this Section 5.09. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Class A Noteholders sufficient funds for the payment of any withholding tax that is legally owed by the Trust as instructed by the Servicer, in writing in a Servicer's Certificate (but such authorization shall not prevent the Trust Collateral Agent from contesting at the expense of the Seller any such withholding tax in appropriate proceedings, and withholding payment of withholding such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Class A Noteholder shall be treated as cash distributed to such Class A Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may withhold such amounts in accordance with this clause
(b). In the event that a Class A Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Class A Noteholder in making such claim so long as such Class A Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses incurred. Neither the Class A Note Insurance Policy nor the Backup Insurance Policy shall cover any shortfalls relating to withholding taxes.





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

            (c) Distributions required to be made to Noteholders on any Distribution Date shall be made to each Class A Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Class A Noteholder shall have provided to the Class A Note Registrar appropriate written instructions at least ten Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a Certificate Interest of at least 10% of the Original Certificate Interest or (ii) such Class A Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Class A Noteholder at the address of such holder appearing in the Class A Note Register. Notwithstanding the foregoing, the final distribution in respect of any Class A Note (whether on the Stated Final Maturity or otherwise) will be payable only upon presentation and surrender of such Class A Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.7 of the Indenture.

            SECTION 5.10. Certificate Distribution Account.

            (a) On each Distribution Date, the Trust Collateral Agent shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholders.

            (b) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust as instructed in writing by the Servicer (but such authorization shall not prevent the Trust Collateral Agent from contesting, at the expense of the Seller, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Certificateholder), the Trust Collateral Agent may withhold such amounts in accordance with this clause (b). In the event that a Holder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses incurred.

            (c) Distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least ten Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $500,000 or (ii) such Certificateholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate




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

(whether on the Stated Final Maturity or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.4 of the Trust Agreement.

            (d) Notwithstanding the foregoing, all transfers of funds between accounts may occur on the Business Day immediately preceding the Distribution Date related to such transfer; all distributions from accounts shall occur on the Distribution Date.

            SECTION 5.11. Statements to Certificateholders and Noteholders.

On or prior to each Distribution Date, the Servicer (provided, that in the event the Backup Servicer is acting as successor Servicer, the Seller shall assist the Backup Servicer in the performance of its obligations under this Section 5.11) shall provide to the Trust Collateral Agent the Servicer's Certificate (with copies to the Rating Agencies). The Trust Collateral Agent will be required to make the Servicer's Certificate related to such Distribution Date available to the Class A Insurer, the Backup Insurer, the Class A Noteholders, the Certificateholder, the Initial Purchaser and Bloomberg, L.P. (at 499 Park Avenue, New York, New York 10022, Attention: Credit Acceptance 2004-1). Each Servicer's Certificate will include, among other things, the following information with respect to the Class A Notes with respect to the related Distribution Date, or the period since the previous Distribution Date, as applicable.

                  (i) the amount of the related distribution allocable to principal;

                  (ii) the amount of the related distribution allocable to interest;

                  (iii) the amount of the related distribution payable out of the Reserve Account;

                  (iv) the Aggregate Outstanding Net Eligible Loan Balance, the Aggregate Outstanding Eligible Loan Balance and the aggregate Outstanding Balance of all Eligible Contracts as of the close of business on the last day of the preceding Collection Period;

                  (v) the Class A Note Balance and the pool factor (as of the close of business on a Distribution Date, a seven-digit decimal figure equal to the outstanding principal amount of the Class A Notes divided by the initial Class A Note Balance, after giving effect to payments allocated to principal reported under (i) above;

                  (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

                  (vii) the Class A Interest Carryover Shortfall, if any;

                  (viii) the total amount of Collections for the related Collection Period; and





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

                  (ix) the aggregate Purchase Amount for the Ineligible Loans and Ineligible Contracts, if any, that was paid in such period.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vi) and (vii) above shall be expressed as a dollar amount per $1,000 of the initial note principal balance or the Original Certificate Balance, as applicable.

            The Trust Collateral Agent shall make such information and certain other documents, reports, and Dealer Loan and Contract information provided by the Servicer's Certificate available to each Class A Noteholder, the Class A Insurer and the Backup Insurer, via the Trust Collateral Agent's Internet Website, with the use of a password provided by the Trust Collateral Agent or its agent to such Person upon receipt by the Trust Collateral Agent from such Person of a certification in the form of Exhibit C; provided, however, that the Trust Collateral Agent or its agent shall provide such password to the parties to this Agreement and the Rating Agencies without requiring such certification. The Trust Collateral Agent will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

            The Trust Collateral Agent's Internet Website shall be initially located at www.jpmorgan.com/sfr (Help Desk phone no. 1-212-623-5600) or at such other address as shall be specified by the Trust Collateral Agent from time to time in writing to each of the parties hereto and to each Class A Noteholder. In connection with providing access to the Trust Collateral Agent's Internet Website, the Trust Collateral Agent may require registration and the acceptance of a disclaimer. The Trust Collateral Agent shall not be liable for the dissemination of information received and distributed in accordance with this Agreement.

                                   ARTICLE VI

                            THE SELLER AND THE ISSUER

            SECTION 6.01. Representations and Warranties of the Seller.

The Seller makes the following representations on which the Trust, the Indenture Trustee and the Trust Collateral Agent relied in accepting the Trust Property in trust and in connection with the performance by the Trust Collateral Agent and the Backup Server of its obligations hereunder, the Class A Insurer relied in issuing the Class A Note Insurance Policy and the Backup Insurer relied in issuing the Backup Insurance Policy. The representations speak as of the execution and delivery of this Agreement on the Closing Date but shall survive the sale of the Contracts to the Trust:

                  (i) Organization and Good Standing. The Seller is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority, and legal right to acquire and own the Dealer Loans and the related Contracts.




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

                  (ii) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                  (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and has duly authorized such sale and assignment to the Trust by all necessary action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Seller by all necessary action and do not require any additional approvals or consents or other action by or any notice to or any filing with, any Person.

                  (iv) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer, and assignment of the Trust Property enforceable against creditors of and purchasers from the Seller; and a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                  (v) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof does not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Certificate of Formation, limited liability company agreement of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; or violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (vi) No Proceedings. There are no proceedings or investigations pending, or to the Seller's best knowledge threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, any other Basic Document to which it is a party or the Class A Notes; (B) seeking to prevent the issuance of the Class A Notes or the consummation of any of the transactions contemplated by this Agreement or, any other Basic Document to which it is a party; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document to which it is a party or the Class A Notes; or (D) relating to the Seller and which might adversely affect the federal income tax attributes of the Class A Notes.





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

                  (vii) Principal Place of Business; Jurisdiction of Organization. The principal place of business of the Seller is located in Michigan. The Seller is organized under the laws of Delaware as a limited liability company, and is not organized under the laws of any other jurisdiction. "Credit Acceptance Funding LLC 2004-1" is the correct legal name of the Seller indicated on the public records of the Seller's jurisdiction of organization which shows it to be organized.

                  (viii) [Reserved.]

                  (ix) Certificates, Statements and Reports. The officers' certificates, statements, reports and other documents prepared by the Seller and furnished by the Seller to the Issuer, the Indenture Trustee, the Class A Insurer or the Backup Insurer pursuant to this Agreement or any other Basic Document to which the Seller is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained hereon or therein not misleading.

                  (x) Accuracy of Information. All information heretofore furnished by the Seller to the Trust or its successors and assigns or to the Class A Insurer or the Backup Insurer pursuant to or in connection with any Basic Document or any transaction contemplated thereby is, and all such information hereafter furnished by the Seller will be, true and accurate in every material respect on the date such information is stated or certified and does not contain an material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (xi) Ownership of Seller. Credit Acceptance is the sole owner of the membership interests of the Seller, all of which are fully paid and nonassessable and owned of record, free and clear of all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase, except for the lien thereon in favor of Comerica Bank, a collateral agent under the Comerica Credit Agreement.

                  (xii) Use of Proceeds. No proceeds of any sale of Seller Property will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (xiii) Taxes. The Seller has filed on or before their respective due dates, all tax returns which are required to be filed in any jurisdiction or has obtained extensions for filing such tax returns and has paid all taxes, assessments, fees and other governmental charges against the Seller or any of its properties, income or franchises, to the extent that such taxes have become due, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the Seller as may be required by GAAP. To the best of the knowledge of the Seller, all such tax returns were true and correct in all material respects and the Seller knows of any proposed material additional tax assessment against it nor any basis therefor. Any taxes, assessments, fees and other governmental charges payable by the Seller in connection with the execution and delivery of the Basic Documents and the issuance of the Class A Notes have been paid or shall have been paid at or prior to Closing Date.

                  (xiv) Consolidated Returns. The Originator, the Seller and the Issuer will file a consolidated federal income tax return at all times until the termination of the Basic Documents.

                  (xv) ERISA. The Seller is in compliance in all material respects with ERISA.

                  (xvi) Compliance with Laws. The Seller has complied in all material respects with all applicable, laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                  (xvii) Material Adverse Change. Since the date of its formation, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of the Seller, (ii) the ability of the Seller to perform its obligations under the Basic Documents, or (iii) the collectibility of the Dealer Loans generally or any material portion of the Dealer Loans.

                  (xviii) Special Purpose Entity.

                  (A) The capital of the Seller is adequate for the business and undertakings of the Seller.

                  (B) Other than as provided in the Basic Documents, the Seller is not engaged in any business transactions with Credit Acceptance.

                  (C) Other than in connection with the Basic Documents, the Seller has not incurred any indebtedness or assumed or guarantied any indebtedness of any other entity.

                  (D) At least two directors of the board of directors of the Seller shall be persons who are not, and will not be, a director, officer, employee or holder of any equity securities of Credit Acceptance or any of its Affiliates or Subsidiaries.

                  (E) Once identified as Seller funds and assets by the Servicer and separated in accordance with the Servicer's normal and customary business practices, the funds and assets of the Seller are not, and will not be, commingled with the funds of any other Person, except for Dealer Collections and erroneous deposits.

                  (F) The limited liability company agreement of the Seller requires it to maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors.

                  (xix) Solvency; Fraudulent Conveyance. The Seller is solvent, is able to pay its debts as they become due and will not be rendered insolvent by the transactions contemplated by the Basic Documents and, after giving effect thereto, will not be left with an unreasonably small amount of capital with which to engage in its business. The Seller does not intend to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. The Seller does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official or any of its assets. The amount of consideration being received by the Seller upon the sale of the Seller Property to the Trust constitutes reasonably equivalent value and fair consideration for the Seller Property. The Seller is not selling the Seller Property to the Trust, as provided in the Basic Documents, with any intent to hinder, deal or defraud any of Credit Acceptance's creditors.

                  (xx) Payment to Originator. The Seller has given reasonably equivalent value and fair consideration for the Contributed Property conveyed to the Seller under the Contribution Agreement and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any originator property under the Contribution Agreement is or may be voidable under any section of the Bankruptcy Code.

            SECTION 6.02. Limitation on Liability of Seller and Others.

Neither the Seller nor any of the directors or officers or employees or agents of the Seller shall be under any liability to the Trust, the Trust Collateral Agent or the Class A Noteholders or the Certificateholders, except as provided under this Agreement for any action taken or omitted to be taken pursuant to this Agreement; provided, however, that this provision shall not protect the Seller against any liability that would otherwise be imposed by reason of willful misconduct or negligence in the performance of their respective duties under this Agreement. Each of the Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel, Opinion of Counsel, Officer's Certificate, or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Seller may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Class A Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Seller.

            SECTION 6.03. Seller May Own Notes.

The Seller and any Person controlling, controlled by, or under common control with the Seller may in their individual or any other capacities become the owner or pledgee of the Class A Notes with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of "Noteholder" specified in Section 1.01 and except as otherwise specifically provided herein. The Class A Notes so owned by or pledged to the Seller or such controlling, controlled or commonly controlled Person shall have an equal and





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proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Class A Notes.

         SECTION 6.04. Additional Covenants of the Seller.

The Seller shall not do any of the following, without: (i) the prior written consent of the Controlling Party; and (ii) the prior written consent of the Trust Collateral Agent, who shall, without any exercise of its own discretion, also provide its written consent to the Seller upon receipt by it of a copy of the written consent of the Controlling Party:

            (i) engage in any business or activity other than those set forth in the Certificate of Formation or limited liability company agreement of the Seller or amend the Seller's Certificate of Formation or limited liability company agreement other than in accordance with its terms as in effect on the date hereof;

            (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (A) any indebtedness incurred in connection with the Class A Notes, and (B) any indebtedness to Credit Acceptance incurred in connection with the acquisition of the Dealer Loans, which indebtedness shall be subordinated to all other obligations of the Seller and Credit Acceptance; or

            (iii) dissolve or liquidate, in whole or in part; consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity.

         SECTION 6.05. Indemnities of the Issuer.

The Issuer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Issuer under this Agreement and the other Basic Documents to which it is a party and no implied duties or obligations shall be read into this Agreement against the Issuer.

            (i) The Issuer shall defend, indemnify, and hold harmless the Trust Collateral Agent, the Servicer, the Backup Servicer, the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Owner Trustee and their respective officers, directors, employees and agents, and the Trust from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Issuer or any Affiliate thereof of a Financed Vehicle.

            (ii) The Issuer shall indemnify, defend, and hold harmless the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Servicer, the Backup Servicer, the Class A Insurer, the Backup Insurer and their respective officers, directors, employees and agents, and the Trust from and against any taxes that may at any time be asserted against them with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Dealer Loans to the Trust or the issuance and original sale of the Class A Notes, or asserted with respect to ownership




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      of the Dealer Loans, or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

            (iii) The Issuer shall indemnify, defend, and hold harmless the Trust, the Servicer, the Backup Servicer, the Trust Collateral Agent, the Owner Trustee, the Indenture Trustee, the Class A Insurer, the Backup Insurer and each of their respective officers, directors, employees and agents, and the Class A Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such party through the breach by the Issuer of its obligations under this Agreement or any other Basic Document to which it is a party, the negligence, willful misconduct or bad faith of the Issuer in the performance of its duties under this Agreement or any other Basic Document to which it is a party.

            (iv) The Issuer shall indemnify, defend, and hold harmless the Trust Collateral Agent, the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Class A Insurer, the Backup Insurer, the Servicer, the Backup Servicer and each of their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except, with respect to any such indemnified party, to the extent that such cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misconduct, bad faith, or negligence (or in the case of the Owner Trustee, gross negligence) of such indemnified party; (b) shall arise from such indemnified party's breach of any of its representations or warranties in any material respect set forth in the Indenture; or (c) as to the Trust Collateral Agent, shall arise out of or be incurred in connection with the performance by the Trust Collateral Agent of the duties of successor Servicer hereunder.

            (v) The Issuer shall indemnify, defend, and hold harmless, the Indenture Trustee, the Owner Trustee, the Class A Insurer, the Backup Insurer and each of their officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement, except, as to any such party, to the extent that such cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misconduct, bad faith or negligence (or in the case of the Owner Trustee, gross negligence) of such party; or (b) shall arise from such breach of any of its representations or warranties set forth in the Trust Agreement.

      Indemnification under this Section by the Issuer shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Issuer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Issuer, without interest. Amounts payable by the Issuer pursuant to this Section
6.05 shall only be payable: (i) in accordance with and only to the extent funds are available therefor pursuant to Section 5.08(a) hereof; or (ii) to the extent the Issuer receives additional funds designated for such purpose. No amount owing by the Issuer under this Section 6.05 shall





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constitute a claim (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer and recourse to it.

                                   ARTICLE VII

                                  THE SERVICER

         SECTION 7.01. Representations of Servicer.

Credit Acceptance makes the following representations on which the Trust, the Indenture Trustee and the Trust Collateral Agent relies in accepting the Trust Property in trust and in connection with the performance by the Trust Collateral Agent of its obligations hereunder, the Class A Insurer relies in issuing the Class A Note Insurance Policy and the Backup Insurer relies in issuing the Backup Insurance Policy. The representations speak as of the execution and delivery of this Agreement on the Closing Date but shall survive the sale of the Dealer Loans to the Trust:

            (i) Organization and Good Standing. The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority, and legal right to acquire, own, sell, and service the Dealer Loans and the related Contracts and to perform its other obligations under the Basic Documents.

            (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business including the servicing of the Dealer Loans and the related Contracts as required by this Agreement requires such qualifications except where such failure will not have a material adverse effect.

            (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

            (iv) Binding Obligations. This Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Servicer enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

            (v) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Certificate of Incorporation or bylaws of the Servicer, or any




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      indenture, agreement, or other instrument to which the Servicer is a party or by which it may be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement);
      nor, to the best of the Servicer's knowledge, violate any law applicable to the Servicer or any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties or in any way materially adversely affect the interest of the Class A Noteholders, the Class A Insurer, the Backup Insurer, the Trust, the Trust Collateral Agent or the Indenture Trustee in any of the Trust Property or adversely affect the Servicer's ability to perform its obligations under this Agreement or any other Basic Document to which it is a party.

            (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties:
      (A) asserting the invalidity of this Agreement, any of the Basic Documents to which it is a party or the Class A Notes, (B) seeking to prevent the issuance of the Class A Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the Basic Documents to which it is a party or the Class A Notes, or
      D) relating to the Servicer and which might adversely affect the federal income tax attributes of the Class A Notes.

            (vii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Basic Documents to which it is a party.

            (viii) Approvals. The Servicer: (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which violation materially and adversely affects the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer's ability to perform its obligations hereunder or under any other Basic Document or any of the Trust Property; (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business which failure to obtain will materially and adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer's ability to perform its obligations hereunder or under any other Basic Document or any of the Trust Property; and (iii) is not in violation of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially and adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer's ability to perform its obligations hereunder or under any other Basic Document or any of the Trust Property.




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            (ix)  Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.

            (x) Taxes. The Servicer has filed on a timely basis all material tax returns required to be filed by it and paid all material taxes, to the extent that such taxes have become due.

            (xi) No Injunctions. There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Servicer or its obligations under, or the validity and enforceability of, this Agreement or any other Basic Document to which it is a party.

            (xii) Practices. The practices used or to be used by the Servicer, to monitor collections with respect to the Trust Property and repossess and dispose of the Financed Vehicles related to the Trust Property will be, in all material respects, in conformity with the requirements of all applicable federal and State laws, rules and regulations, and this Agreement. The Servicer is in possession of all State and local licenses (including all debt collection licenses) required for it to perform its services hereunder, and none of such licenses has been suspended, revoked or terminated, except where the failure to have such licenses would not be reasonably likely to have material adverse effect on its ability to service the Dealer Loans or Contracts or on the interest of the Indenture Trustee, the Trust Collateral Agent, the Class A Insurer, the Backup Insurer or the Class A Noteholders.

         SECTION 7.02. Indemnities of Servicer.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and the other Basic Documents to which it is a party and no implied duties or obligations shall be read into this Agreement against the Servicer.

            (i) The Servicer shall defend, indemnify, and hold harmless the Trust Collateral Agent, the Backup Servicer, the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Owner Trustee and their respective officers, directors, employees and agents, and the Trust from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

            (ii) The Servicer shall indemnify, defend, and hold harmless the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Class A Insurer, the Backup Insurer and their respective officers, directors, employees and agents, and the Trust from and against any taxes that may at any time be asserted against them with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Dealer Loans to the Trust or the issuance and original sale of the Class A Notes, or asserted with respect to ownership of




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      the Dealer Loans, or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

            (iii) The Servicer shall indemnify, defend, and hold harmless the Trust, the Backup Servicer, the Trust Collateral Agent, the Owner Trustee, the Indenture Trustee, the Class A Insurer, the Backup Insurer and each of their respective officers, directors, employees and agents, and the Class A Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such party through the breach by the Servicer of its obligations under this Agreement or any other Basic Document to which it is a party, in its capacity as Servicer, the negligence, willful misconduct or bad faith of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party.

            (iv) The Servicer shall indemnify, defend, and hold harmless the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the
      Class A Insurer, the Backup Insurer, the Backup Servicer and each of their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except, with respect to the any such indemnified party, to the extent that such cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misconduct, bad faith, or negligence (or, in the case of the Owner Trustee, gross negligence) of such indemnified party; (b) shall arise from such indemnified party's breach of any of its representations or warranties in any material respect set forth in the Indenture; or (c) as to the Trust Collateral Agent, shall arise out of or be incurred in connection with the performance by the Trust Collateral Agent of the duties of successor Servicer hereunder.

            (v) The Servicer shall indemnify, defend, and hold harmless, the Indenture Trustee, the Owner Trustee, the Class A Insurer, the Backup Insurer and each of their officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement, except, as to any such party, to the extent that such cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misconduct, bad faith or negligence (or in the case of the Owner Trustee, gross negligence) of such party; or (b) shall arise from such breach of any of its representations or warranties set forth in the Trust Agreement.

            (vi) The Servicer shall indemnify, defend, and hold harmless, the Backup Servicer and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, claim, damage, or liability arose out of, or was imposed upon the Backup Servicer resulting from the acts or omissions of the Servicer in the performance of its duties in its capacity as Servicer under this Agreement or any other Basic Document to which it is a party.

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      Indemnification under this Section by the Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

      For purposes of this Section 7.02, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, a non-renewal of the servicing term referred to in Section 4.01(a) or a resignation by such Servicer pursuant to this Agreement, such Servicer shall remain the Servicer until a successor Servicer has accepted its appointment pursuant to Section 8.02. The provisions of this paragraph shall in no way affect the survival pursuant to the preceding paragraph of the indemnification by the Servicer.

      Notwithstanding any other provision of this Agreement, the obligations of the Servicer described in this Section shall not terminate or be deemed released upon the resignation or termination of the Servicer and shall survive any termination of this Agreement to the extent that such obligations arise from the Servicer's actions hereunder while acting as Servicer.

      SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer; Resignation.

      Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) succeeding to the business of the Servicer (or to substantially all of the Servicer's business insofar as it relates to the making of Dealer Loans to Dealers and the servicing of the Dealer Loans and the related Contracts), which corporation in any of the foregoing cases executes an agreement of assumption acceptable to the Controlling Party to perform every obligation of the Servicer under this Agreement and the other Basic Documents to which it is a party, will be the successor to the Servicer under this Agreement and the other Basic Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Trust Collateral Agent, the Class A Insurer, the Backup Insurer, the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Basic Documents to which it is a party relating to such transaction have been complied with and (y) the Servicer shall have delivered to the Trust Collateral Agent, the Class A Insurer, the Backup Insurer, the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements and amendments thereto have been filed that are necessary fully to preserve and protect the interest of the Trust in the Contracts which secure the Dealer Loans, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest and (z) the Rating Agencies shall have confirmed the "shadow ratings" of the Class A Notes without regard to the Class A Note Insurance Policy or the Backup

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Insurance Policy. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section to the Class A Insurer, the Backup Insurer and the Rating Agencies then providing a rating for the Class A Notes. The Trust Collateral Agent shall forward a copy of each such notice to each Class A Noteholder. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.

      SECTION 7.04. Limitation on Liability of Servicer and Others.

Subject to Section 7.02, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Trust Collateral Agent or the Class A Noteholders or the Certificateholders, except as provided under this Agreement or any other Basic Document to which it is a party, for any action taken or omitted to be taken pursuant to this Agreement in the good faith business judgment of the Servicer; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of bad faith, willful misconduct in the performance of duties, or by reason of negligence in the performance of its duties under this Agreement or any other Basic Document to which it is a party. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any advice of counsel, Opinion of Counsel or on any Officer's Certificate of the Seller or certificate of auditors or other document of any kind believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

      Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Dealer Loans and the related Contracts in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Class A Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Servicer.

      SECTION 7.05. Delegation of Duties.

The Servicer may at any time perform specific duties or all the duties enumerated herein as servicer under this Agreement through a sub-contractor acceptable to the Controlling Party; provided, that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto.

      SECTION 7.06. Certification Upon Satisfaction.

Upon the satisfaction and discharge of the Indenture pursuant to Section 4.1 thereof, the Servicer shall deliver to the Owner Trustee a written certification of a Responsible Officer stating, to the best knowledge of such Responsible Officer, that (a) no claims remain against the Issuer, or (b)

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the only pending or threatened claims known to such Responsible Officer
(including contingent and unliquidated claims) are those listed on a schedule to such certification.

                                  ARTICLE VIII
                                     DEFAULT

         SECTION 8.01. Servicer Defaults.

If any one of the following events (each, a "Servicer Default") shall occur:

            (i) any failure by the Servicer: (x) to deposit to the Collection Account (A) any amount required to be deposited therein by the Servicer (other than any such failure resulting from an administrative or technical error of the Servicer in the amount so deposited); or (B) within one (1) Business Day after the Servicer becomes aware that, as a result of an administrative or technical error of the Servicer, any amount previously deposited by the Servicer to the Collection Account was less than the amount required to be deposited therein by the Servicer, the amount of such shortfall; or (y) to deliver to the Trust Collateral Agent or the Insurers the Servicer's Certificate on the related Determination Date;

            (ii) failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in the any Basic Document, or any representation or warranty of the Servicer made in this Agreement, any other Basic Document or in any certificate or other writing delivered pursuant to any Basic Document proving to have been incorrect in any material respect as of the time when the same shall have been made, which default shall continue unremedied for a period of 30 days (or a longer period, not in excess of 60 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 60 days or less and the Servicer delivers an Officer's Certificate to the Indenture Trustee to the effect that it has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after (x) there shall have been given written notice of such failure, requiring the same to be remedied, (1) to the Servicer, by the Trust Collateral Agent, or (2) to the Servicer by either Insurer, or if both a Class A Insurer Default and a Backup Insurer Default have has occurred and are continuing, by the Trust Collateral Agent at the direction of Class A Noteholders representing at least 25% or the Outstanding Class A Note Balance; or (y) discovery of such failure by an officer of the Servicer; or

            (iii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer or any of its subsidiaries in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the entry of any decree or order for relief in respect of the Servicer or any of its subsidiaries under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of

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      debt, or similar law, whether now or hereafter in effect, which decree or order for relief continues unstayed and in effect for a period of 60 consecutive days; or

            (iv) the consent by the Servicer or any of its subsidiaries to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or any of its subsidiaries or relating to substantially all of its property; or the admission by the Servicer or any of its subsidiaries in writing of its inability to pay its debts generally as they become due, the filing by the Servicer or any of its subsidiaries of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the Servicer or any of its subsidiaries of an assignment for the benefit of its creditors, or the voluntarily suspension by the Servicer or any of its subsidiaries of payment of its obligations;

            (v) the Servicer breaches any Financial Covenant, after giving effect to all notice and grace periods set forth herein; or

            (vi) the Originator or Servicer, if Credit Acceptance is the Servicer, fails to pay when due Purchase Amounts in excess of $100,000;

then, and in each and every case, the Trust Collateral Agent, if so requested by the Controlling Party, or if both a Class A Insurer Default and Backup Insurer Default have occurred and are continuing, the Majority Noteholders by notice then given in writing to the Servicer, the Backup Servicer, the Trust Collateral Agent may: (A) terminate all of the rights and obligations of the Servicer under this Agreement or (B) if Credit Acceptance is the Servicer, reduce its servicing term then in effect to a term of three (3) months. Upon sending or receiving any such notice, the Trust Collateral Agent shall promptly send a copy thereof to the Indenture Trustee, the Owner Trustee, the Rating Agencies, the Class A Insurer, the Backup Insurer and to each Class A Noteholder. Within 30 days after the receipt by the Backup Servicer of such written notice (if such notices relates to terminating the Servicer) and subject to Section 8.02(a)), all authority and power of the Servicer under this Agreement, whether with respect to the Class A Notes or the Dealer Loans or Contracts or otherwise, shall, without further action, pass to and be vested in the Backup Servicer or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Backup Servicer is hereby authorized and empowered to execute and deliver, on behalf of the predecessor servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Dealer Loans and the Contracts and related documents, or otherwise.

      The predecessor Servicer shall cooperate with the successor Servicer and the Backup Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Backup Servicer or the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor servicer for deposit, or shall thereafter be received with respect to a Dealer Loan or related Contract, and the related accounts and records maintained by the Servicer. All Transition Expenses shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. If such Transition Expenses are not paid to the

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successor Servicer by the predecessor Servicer, such Transition Expenses shall be paid under Section 5.08(a)(i) hereof. In addition, the Controlling Party shall have the option to pay the Transition Expenses. If the Controlling Party elects to pay any such Transition Expenses, the amount paid by the Controlling Party shall constitute part of the Reimbursement Obligations owed to it.

      SECTION 8.02. Appointment of Successor.

      (a) Upon the Servicer's receipt of notice of termination pursuant to
Section 8.01, the expiration and non-renewal of the Servicer's term pursuant to
Section 4.01(a) or the Servicer's resignation in accordance with the terms of this Section 4.14, the predecessor servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until (i) the date of such expiration, in the case of a termination pursuant to
Section 4.01(a), (ii) the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, (iii) in the case of resignation, until the later of (x) the date 30 days from the delivery to the Backup Servicer and the Trust Collateral Agent and the Indenture Trustee of written notice of such resignation (or the date of written confirmation of such notice prior to the expiration of the 45 days) in accordance with the terms of this Agreement and (y) the date upon which the predecessor servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, and, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, if the Controlling Party so directs, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, as modified or limited by the Backup Servicing Agreement; provided, however, that the Backup Servicer shall not be liable for any actions of any Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement. Notwithstanding the above, if the Backup Servicer is legally unable to so act or, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, the Controlling Party otherwise directs, the Controlling Party may appoint a successor Servicer, otherwise, the Trust Collateral Agent shall appoint (after soliciting bids from potential servicers), or petition a court of competent jurisdiction to appoint, a Servicer as the successor Servicer hereunder, in the assumption of all or any part of the responsibilities, duties or liabilities of the outgoing Servicer hereunder. In the event that SST, as Backup Servicer, is legally unable to act as Servicer under this Agreement and another entity is appointed as successor Servicer under this Section 8.02(a), SST shall have no further obligation to perform the obligations of Servicer or Backup Servicer under this Agreement. Pending appointment of a successor to the outgoing Servicer hereunder, if the Backup Servicer is prohibited by law from so acting (as evidenced by an Opinion of Counsel to the Trust Collateral Agent, the Class A Insurer and the Backup Insurer) or, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, the Controlling Party otherwise directs, the Trust Collateral Agent shall act in such capacity as hereinabove provided; provided, however, that the Trust Collateral Agent shall not be liable for any actions of any Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement. In the event that the Trust Collateral Agent is so prohibited by law from acting or, so

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long as both a Class A Insurer Default and a Backup Insurer Default are not
continuing, the Controlling Party otherwise directs, the outgoing Servicer shall continue to act as Servicer hereunder until a successor Servicer which, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, shall be acceptable to the Controlling Party is appointed and assumes the obligations as successor Servicer. In the event the Backup Servicer assumes the responsibilities of the Servicer pursuant to this Section 8.02, the Backup Servicer will make reasonable efforts consistent with Applicable Law to become licensed, qualified and in good standing under the laws which require licensing or qualification, in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent who is so licensed, qualified and in good standing.

      (b) Upon appointment, the Backup Servicer or the successor Servicer shall be the successor in all respects to the predecessor servicer and shall be subject to the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor servicer, (subject to the limitations and modifications thereto set forth in the Backup Servicing Agreement) and shall be entitled to (to the extent arranged in accordance with the following paragraph) the Servicing Fee, Servicer Expenses, Reliening Expenses, Repossession Expenses and all of the rights granted to the predecessor servicer, by the terms and provisions of this Agreement, provided that neither the Backup Servicer nor the successor Servicer shall be liable for the acts or omissions of any predecessor servicer. The Backup Servicer or any successor Servicer shall provide Credit Acceptance with copies of all documents and information reasonably necessary for Credit Acceptance to perform its obligations under
Section 4.17 of this Agreement.

      (c) In connection with such appointment, the Trust Collateral Agent may make such arrangements for the compensation of such successor Servicer (including Transition Expenses) out of payments on Dealer Loans and related Contracts as it, the Controlling Party (so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing) and such successor Servicer shall agree; provided, however, that no such compensation (excluding Transition Expenses, Repossession Expenses and Reliening Expenses) shall be in excess of the Servicing Fee. The Backup Servicer, the Trust Collateral Agent and any such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

      SECTION 8.03. Notification to Class A Noteholders and Certificateholders.

Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trust Collateral Agent shall promptly upon its receipt of notice thereof give prompt written notice thereof to Class A Noteholders and the Certificateholders at their respective addresses appearing in the Note Register and the Certificate Register, to the Owner Trustee and to each of the Rating Agencies then rating the Class A Notes, the Class A Insurer and the Backup Insurer.

      SECTION 8.04. Waiver of Past Defaults.

So long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, the Controlling Party, may, on behalf of all Class A Noteholders, waive any or all default(s) by the

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Servicer or the Seller in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from a Trust Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. Notwithstanding anything herein to the contrary, the Controlling Party shall have the right to waive the payment of any Purchase Amount required hereunder.

                                   ARTICLE IX

                           THE TRUST COLLATERAL AGENT

      SECTION 9.01. Duties of the Trust Collateral Agent.

      (a) The Issuer hereby appoints JPMorgan Chase Bank as the Trust Collateral Agent, and JP Morgan Chase hereby accepts such appointment.

      (b) (i) the Trust Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Basic Documents and no implied covenants or obligations shall be read into this Sale and Servicing Agreement or the Basic Documents against the Trust Collateral Agent; and

            (ii) in the absence of bad faith or willful misconduct on its part, the Trust Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trust Collateral Agent and conforming to the requirements of this Agreement and the Basic Documents; however, the Trust Collateral Agent shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement and the Basic Documents.

      (c) The Trust Collateral Agent may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section; and

            (ii) the Trust Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trust Collateral Agent unless it is proved that the Trust Collateral Agent was negligent in ascertaining the pertinent facts.

      (d) Money held in trust by the Trust Collateral Agent need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

      (e) No provision of this Agreement shall require the Trust Collateral Agent to expend or risk its own funds or otherwise incur liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it

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shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability reasonably satisfactory to it is not reasonably assured to it.

      (f) Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Collateral Agent shall be subject to the provisions of this Section.

      (g) Without limiting the generality of this Section, the Trust Collateral Agent shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Contracts which secure the Dealer Loans or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance on the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (D) to confirm or verify the contents of any reports or certificates delivered to the Trust Collateral Agent pursuant to this Agreement believed by the Trust Collateral Agent to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Contracts at any time or ascertain or inquire as to the performance or observance of any of the Issuer's, the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Dealer Agreements, the original Certificates of Title relating to the Financed Vehicles and the Contracts under this Agreement.

      (h) In no event shall JPMorgan Chase Bank, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Act, common law, or the Trust Agreement.

      (i) JPMorgan Chase Bank by its execution hereof accepts its appointment as Trust Collateral Agent under the Indenture and this Agreement. The Trust Collateral Agent shall act upon and in compliance with the written instructions of the Indenture Trustee delivered pursuant to the Indenture promptly following receipt of such written instructions; provided that the Trust Collateral Agent shall not act in accordance with any instructions: (i) which are not authorized by, or in violation of the provisions of, the Indenture or this Agreement; (ii) which are in violation of any applicable law, rule or regulation; or (iii) for which the Trust Collateral Agent has not received indemnity reasonably satisfactory to it. Receipt of such instructions shall not be a condition to the exercise by the Trust Collateral Agent of its express duties hereunder, except where the Indenture or this Agreement provides that the Trust Collateral Agent is permitted to act only following and in accordance with such instructions.

      SECTION 9.02. Rights of the Trust Collateral Agent.

      (a) Before the Trust Collateral Agent acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trust Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

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      (b) The Trust Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

      (c) The Trust Collateral Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trust Collateral Agent's conduct does not constitute willful misconduct, negligence or bad faith.

      (d) The Trust Collateral Agent may consult with counsel, and the written advice or opinion of counsel with respect to legal matters relating to this Sale and Servicing Agreement and the Class A Notes or Certificates shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel.

      (e) The Trust Collateral Agent shall be under no obligation to exercise any of the rights and powers vested in it by this Agreement or the other Basic Documents, or to institute, conduct or defend any litigation under this Agreement or in relation to this Sale and Servicing Agreement, at the request, order or direction of any of the Holders of Notes or Certificates or the instructing party, as the case may be, pursuant to the provisions of this Agreement, unless it shall have been offered to the Trust Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

      (f) The Trust Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority Noteholders or the Controlling Party (so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing); provided, however, that if the payment within a reasonable time to the Trust Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Collateral Agent, not reasonably assured to the Trust Collateral Agent by the security afforded to it by the terms of this Agreement, the Trust Collateral Agent may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the requesting Holders or the instructing party, as the case may be, or, if paid by the Trust Collateral Agent, shall be reimbursed by the requesting Holders upon demand.

      (g) Delivery of any reports, information and documents to the Trust Collateral Agent provided for herein is for informational purposes only (unless otherwise expressly stated herein) and the Trust Collateral Agent's receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer's, Seller's or Issuer's compliance with any of its representations, warranties or covenants hereunder (as to which the Trust Collateral Agent is entitled to rely exclusively on Officers' Certificates).

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      (h) The Trust Collateral Agent shall not be deemed to have knowledge of a
Servicer Default or an Early Amortization Event unless a Responsible Officer of the Trust Collateral Agent has actual knowledge or has received written notice thereof.

      (i) In no event shall the Indenture Trustee be liable for any indirect, or consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

      (j) The Trust Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the property party or parties.

      (k) In no event shall the Trust Collateral Agent be liable for any act or omission on the part of the Issuer or the Servicer or any other Person. The Trust Collateral Agent shall not be responsible for monitoring or supervising the Issuer or the Servicer.

      SECTION 9.03. Individual Rights of Trust Collateral Agent.

The Trust Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trust Collateral Agent.

      SECTION 9.04. Reports by Trust Collateral Agent to Holders.

The Trust Collateral Agent shall on behalf of the Issuer deliver to each Class A Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns.

      SECTION 9.05. Compensation.

      (a) The Issuer shall pay to the Trust Collateral Agent from time to time compensation provided under this Agreement, as provided in a separate fee letter, and all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such expense as may be attributable to its willful misconduct, negligence or bad faith. Such compensation and expenses shall be paid in accordance with Section 5.08(a) hereof. Such expenses shall include securities transaction charges relating to the investment of funds on deposit in the Trust Accounts and the reasonable compensation and reasonable expenses, disbursements and advances of the Trust Collateral Agent's counsel and of all persons not regularly in its employ; provided, however, that the securities transaction charges referred to above shall, in the case of certain Eligible Investments selected by the Servicer, be waived for a particular investment in the event that any amounts are received by the Trust Collateral Agent from a financial institution in connection with the purchase of such Eligible Investments.

      (b) [Reserved.]

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      (c) The Issuer's and the Servicer's payment obligations to the Trust
Collateral Agent pursuant to this Section shall survive the discharge of this Agreement and any resignation or removal of the Trust Collateral Agent. When the Trust Collateral Agent incurs expenses after the occurrence of an Indenture Event of Default specified in Section 5.1(iv) or (v) of the Indenture with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Agreement or the Basic Documents, the Trust Collateral Agent agrees that the obligations of the Issuer or the Seller (but not the Servicer) to the Trust Collateral Agent hereunder and under the Basic Documents shall not be recourse to the assets of the Issuer, the Seller or any Class A Noteholder.

      SECTION 9.06. Eligibility.

The Trust Collateral Agent under this Agreement shall at all times be a corporation or banking association having an office in the same state as the location of the Corporate Trust Office as specified in this Agreement; acceptable to the Controlling Party, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $100,000,000; having long-term unsecured debt obligations rated at least "Baa2" by Moody's and "BBB-" by Standard and Poor's; and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trust Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, the Trust Collateral Agent shall resign immediately, provided that such resignation shall not be effective until a successor Trust Collateral Agent accepts appointment in accordance with Section 9.10(d) hereof.

      SECTION 9.07. Trust Collateral Agent's Disclaimer.

The Trust Collateral Agent shall not be responsible for and make no representation as to the validity, sufficiency or adequacy of this Agreement, the Trust Property or the Securities, shall not be accountable for the Issuer's use of the proceeds from the Securities, and shall not be responsible for any statement of the Issuer in this Agreement or in any document issued in connection with the sale of the Securities or in the Securities.

      SECTION 9.08. Limitation on Liability.

Neither the Trust Collateral Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Trust Collateral Agent shall be liable for its negligence, bad faith or willful misconduct; nor shall the Trust Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Agreement or any of the Trust Property (or any part thereof). Notwithstanding any term or provision of this Agreement, the

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Trust Collateral Agent shall incur no liability to the Issuer for any action taken or omitted by the Trust Collateral Agent in connection with the Trust Property, except for the negligence, bad faith or willful misconduct on the part of the Trust Collateral Agent, and, further, shall incur no liability to the Issuer except for negligence, bad faith or willful misconduct in carrying out its duties to the Issuer. Subject to Section 9.09, the Trust Collateral Agent shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Trust Collateral Agent to be genuine and to have been duly executed by the appropriate signatory (absent actual knowledge of a Responsible Officer of the Trust Collateral Agent to the contrary), and the Trust Collateral Agent shall not be required to make any independent investigation or inquiry with respect thereto. The Trust Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Basic Documents. The Trust Collateral Agent may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel.

      SECTION 9.09. Reliance Upon Documents.

In the absence of bad faith or willful misconduct on its part, the Trust Collateral Agent shall be entitled to conclusively rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

      SECTION 9.10. Successor Trust Collateral Agent.

      (a) Merger. Any Person into which the Trust Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Trust Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Trust Collateral Agent hereunder) be and become a successor Trust Collateral Agent hereunder and be vested with all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trust Collateral Agent shall give notice to the Class A Insurer, the Backup Insurer and the Rating Agencies of any such transaction.

      (b) Resignation. The Trust Collateral Agent and any successor Trust Collateral Agent may resign at any time by giving sixty days prior written notice to the Issuer, the Rating Agencies, the Class A Insurer and the Backup Insurer; provided, that such resignation shall not be effective until a successor Trust Collateral Agent is appointed and accepts appointment in accordance with clause (d) below.

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      (c) Removal.

         (i) The Issuer, prior to the Class A Termination Date with the prior written consent of the Controlling Party, may remove the Trust Collateral Agent by written notice if:

            (A) a court having jurisdiction in the premises in respect of the Trust Collateral Agent in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trust Collateral Agent or for any substantial part of the Trust Collateral Agent's property, or ordering the winding-up or liquidation of the Trust Collateral Agent's affairs;

            (B) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Trust Collateral Agent and such case is not dismissed within 60 days;

            (C) the Trust Collateral Agent commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trust Collateral Agent or for any substantial part of the Trust Collateral Agent's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;

            (D)   failure to comply with any material covenant hereunder; or

            (E) the Trust Collateral Agent otherwise becomes legally incapable of acting.

         (ii) The Controlling Party may remove the Trust Collateral Agent for any reason by 30 days' prior written notice.

         (iii) If the Trust Collateral Agent resigns or is removed or if a vacancy exists in the office of Trust Collateral Agent for any reason (the Trust Collateral Agent in such event being referred to herein as the retiring Trust Collateral Agent), prior to the Class A Termination Date the Controlling Party may appoint a successor Trust Collateral Agent and if it fails to, the Issuer shall promptly appoint a successor Trust Collateral Agent acceptable to the Controlling Party. After the Class A Termination Date, the Issuer may appoint a successor Trust Collateral Agent without the consent of the Controlling Party.

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      A successor Trust Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trust Collateral Agent and to the Issuer. Thereupon the resignation or removal of the retiring Trust Collateral Agent shall become effective, and the successor Trust Collateral Agent shall have all the rights, powers and duties of the retiring Trust Collateral Agent under this Indenture subject to satisfaction of the Rating Agency Condition. The successor Trust Collateral Agent shall mail a notice of its succession to Class A Noteholders, the Class A Insurer, the Backup Insurer and the Rating Agencies. The retiring Trust Collateral Agent shall promptly transfer all property held by it as Trust Collateral Agent to the successor Trust Collateral Agent.

      If a successor Trust Collateral Agent that is, prior to the Class A Termination Date, acceptable to the Controlling Party does not take office within 60 days after the retiring Trust Collateral Agent resigns or is removed, the retiring Trust Collateral Agent, or the Controlling Party may petition any court of competent jurisdiction for the appointment of a successor Trust Collateral Agent that is meets the eligibility requirements set forth in Section
9.06 hereof.

      If the Trust Collateral Agent fails to comply with Section 9.12, any Noteholder, prior to the Class A Termination Date with the prior written consent of the Controlling Party, may petition any court of competent jurisdiction for the removal of the Trust Collateral Agent and the appointment of a successor Trust Collateral Agent acceptable to the Controlling Party.

      Any resignation or removal of the Trust Collateral Agent and appointment of a successor Trust Collateral Agent pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trust Collateral Agent acceptable to the Controlling Party pursuant to this Section 9.10(c) and payment of all fees and expenses owed to the outgoing Trust Collateral Agent by the Servicer and the Issuer.

      Notwithstanding the replacement of the Trust Collateral Agent pursuant to this Section, the Issuer's and the Servicer's obligations under Section 9.05 shall continue for the benefit of the retiring Trust Collateral Agent.

         (d) Acceptance by Successor. If the Trust Collateral Agent has resigned or has been removed pursuant to this Section 9.10, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, the Controlling Party has the right to appoint a successor Trust Collateral Agent and if it fails to, or if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Owner Trustee shall have the sole right to appoint each successor Trust Collateral Agent that meets the qualifications required hereunder. Every temporary or permanent successor Trust Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Owner Trustee, each Class A Noteholder, each Certificateholder, the Rating Agencies, the Class A Insurer, the Backup Insurer and the Issuer an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Trust Collateral Agent, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the

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Issuer is reasonably required by a successor Trust Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Trust Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Trust Collateral Agent, be forthwith executed, acknowledged and delivered by the Owner Trustee or the Issuer, as the case may be. The designation of any successor Trust Collateral Agent and the instrument or instruments removing any Trust Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Trust Property and, to the extent required by applicable law, filed or recorded by the successor Trust Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Trust Property to the successor Trust Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.

      If no successor Trust Collateral Agent shall have been appointed and accepted the appointment within sixty (60) days after the giving of notice of resignation, the resigning Trust Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Trust Collateral Agent that meets the qualifications required hereunder.

         SECTION 9.11. Representations and Warranties of the Trust Collateral Agent.

The Trust Collateral Agent represents and warrants to the Issuer, the Class A Insurer, the Backup Insurer and to the Class A Noteholders as follows:

            (i) The Trust Collateral Agent is a New York banking corporation, duly organized and validly existing under the laws of the United States and is authorized to conduct and engage in a banking and trust business under such laws.

            (ii) The Trust Collateral Agent has full corporate power, authority, and legal right to execute, deliver, and perform this Agreement and the other Basic Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery, and performance, by it of this Agreement and the other Basic Documents to which it is a party.

            (iii) This Agreement and the other Basic Documents to which it is a party have been duly executed and delivered by the Trust Collateral Agent.

            (iv) This Agreement and the other Basic Documents to which it is a party are the legal, valid and binding obligations of the Trust Collateral Agent enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

         SECTION 9.12. Waiver of Setoffs.

Except with respect to the Certificate Distribution Account, the Trust Collateral Agent hereby expressly waives any and all rights of setoff that the Trust Collateral Agent may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the

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Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

                                    ARTICLE X
                                   TERMINATION

      SECTION 10.01. Optional Purchase.

      (a) On the last day of any Collection Period as of which the Class A Note Balance shall be less than or equal to 15% of the initial Class A Note Balance, the Servicer shall have the option to reacquire the Trust Property, other than the Trust Accounts. To exercise such option, the Servicer shall deposit pursuant to Section 5.04 in the Collection Account an amount equal to the Purchase Amount for the Dealer Loans, plus the appraised value of any other property held by the Trust (other than the Trust Accounts), such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trust Collateral Agent. Notwithstanding the foregoing, the Servicer shall not exercise such option unless the Purchase Amount is sufficient to pay the full amount of principal and interest due and payable on the Class A Notes, and all amounts due and payable to the Class A Insurer, the Backup Insurer, the Indenture Trustee, the Trust Collateral Agent, the Backup Servicer and the Owner Trustee under the Basic Documents. Upon such deposit the Servicer shall succeed to all interests in and to the Trust (other than the Trust Accounts).

      (b) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, the Class A Insurer, the Backup Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice of the occurrence of an event of termination under Section 9.1(a) of the Trust Agreement.

      (c) Credit Acceptance shall have the right to purchase at any time 1.0% of the Dealer Loans, based upon the Aggregate Outstanding Net Eligible Loan Balance on the date of purchase for an amount equal to the greater of: (i) the Purchase Amount related to such Dealer Loans; and (ii) the aggregate fair market value of such Dealer Loans.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      SECTION 11.01. Amendment.

      This Agreement may be amended by the Seller, the Servicer, and the Trust Collateral Agent, without the consent of any of the Class A Noteholders (at the written direction of the Issuer), but with the prior written consent of the Controlling Party, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, to: (i) cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; or (ii) reflect the succession of a successor Servicer; provided, however, that in connection with any amendment pursuant to clause (i), the action referred to therein shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Class A Noteholder; and provided, further, that in connection with any amendment pursuant to clause (ii) above, the Servicer shall deliver to the Trust Collateral Agent,

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the Class A Insurer, the Backup Insurer and the Indenture Trustee a letter from each Rating Agency, which then has a rating on the Class A Notes, to the effect that such amendment will not cause the then current ratings on the Class A Notes to be qualified, reduced or withdrawn without regard to the Class A Note Insurance Policy or the Backup Insurance Policy.

      This Agreement may also be amended from time to time by the Seller, the Servicer, and the Trust Collateral Agent (at the written direction of the Issuer) with the consent of the Controlling Party or, if both a Class A Insurer Default and a Backup Insurance Default have occurred and are continuing, the holders of Class A Notes (which consent of any Holder of a Class A Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Class A Note and of any Class A Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Class A Note), evidencing not less than 51% of the sum of the then outstanding Class A Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of the Class A Notes; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made on any Class A Note or change the Class A Note Rate or the Class A Principal Distributable Amount or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Class A Notes then outstanding. Notwithstanding the foregoing, however, no consent of any Class A Noteholder shall be required in connection with any amendment in order for the Certificateholders to sell, assign, transfer or otherwise dispose of the excess interest, provided that the Certificateholders present evidence to the Trust Collateral Agent and the Insurers that the ratings of the Class A Notes shall not be reduced or withdrawn as a result without regard to the Class A Note Insurance Policy or the Backup Insurance Policy.

      Notwithstanding anything herein to the contrary, the Backup Insurer must consent to all amendments to this Agreement which have an adverse effect on the Backup Insurer.

      Prior to the execution of any such amendment or consent, the Servicer will provide and the Trust Collateral Agent shall distribute written notification of the substance of such amendment or consent to each Rating Agency then rating the Class A Notes, the Class A Insurer and the Backup Insurer.

      Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Class A Noteholder and each Certificateholder.

      It shall not be necessary for the consent of Class A Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Class A Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Class A Noteholders shall be subject to such reasonable requirements as the Trust Collateral Agent may prescribe.

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      Prior to the execution of any amendment to this Agreement, the Trust
Collateral Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.02(i)(1). The Trust Collateral Agent may, but shall not be obligated to, enter into any such amendment which affects the Trust Collateral Agent's own rights, duties or immunities under this Agreement or otherwise.

      SECTION 11.02. Protection of Title to Trust.

      (a) The Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Class A Noteholders, the Class A Insurer, the Backup Insurer, the Indenture Trustee and the Trust Collateral Agent in the Dealer Loans and the related Contracts and in the proceeds thereof and the sale of accounts and chattel paper. The Seller shall deliver (or cause to be delivered) to the Trust Collateral Agent, the Class A Insurer and the Backup Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) None of the Originator, the Seller nor the Servicer shall change its name, identity, state of incorporation or formation or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 or Section 9-507 of the UCC, unless it shall have given the Trust Collateral Agent, the Class A Insurer and the Backup Insurer at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

      (c) The Seller, the Originator and the Servicer shall give the Trust Collateral Agent, the Class A Insurer and the Backup Insurer at least 60 days' prior written notice of any relocation of its principal executive office or change of its state of incorporation or formation if, as a result of any such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. Unless otherwise permitted by the Controlling Party, the Servicer shall at all times maintain each office from which it shall service the Dealer Loans and the related Contracts, and its principal executive office, within the United States of America.

      (d) The Servicer shall maintain accounts and records as to each Dealer Loan and Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Dealer Loan and Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect
to) each Dealer Loan and Contract and the amounts from time to time deposited in the Collection Account in respect of such Dealer Loan and Contract.

      (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Dealer Loans and the related Contracts to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Dealer Loan or Contract shall indicate clearly (including by means of tagging) the interest of the Trust

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

in such Dealer Loan or Contract and that such Dealer Loan or Contract is owned by the Trust. Indication of the Trust's ownership of a Dealer Loan or Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the Dealer Loan or Contract shall have been paid in full or repurchased.

      (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Dealer Loan or Contract, shall indicate clearly (including by means of tagging) that such Dealer Loan or Contract has been sold and is owned by the Trust.

      (g) The Servicer shall, upon reasonable prior notice, permit the Trust Collateral Agent, the Class A Insurer, the Backup Insurer and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Contract at the office of the Servicer in a reasonable manner.

      (h) Upon request, the Servicer shall furnish to the Trust Collateral Agent, the Indenture Trustee, the Class A Insurer and the Backup Insurer, within twenty Business Days, a list of all Dealer Loans and Contracts (by agreement or contract number and name of Dealer or Obligor) then held as part of the Trust, together with a reconciliation of such list to the schedule of Dealer Loans, Dealer Agreements and Contracts attached hereto as Schedule A and to each of the Servicer's Certificates furnished before such request indicating removal of Dealer Loans or Contracts from the Trust.

      (i) The Seller shall deliver to the Trust Collateral Agent, the Indenture Trustee, the Class A Insurer and the Backup Insurer:

            (1) upon the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements (and releases of financing statements) and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Indenture Trustee and the Trust Collateral Agent in the Dealer Loans and the related Contracts, and reciting the details of the expected filings thereof or referring to prior Opinions of Counsel in which such details are given, or
      (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

            (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-off Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Indenture Trustee and the Trust Collateral Agent in the Dealer Loans and the related Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
      (B)

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

      stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Such Opinion of Counsel shall also describe the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the interest of the Indenture Trustee and the Trust Collateral Agent in the Dealer Loans and the related Contracts, until January 30 in the following calendar year.

      Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following calendar year to preserve perfection of such interest.

      (j) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

      SECTION 11.03. Limitation on Rights of Class A Noteholders.

      No Class A Noteholder shall have any right to vote (except as provided in this Agreement or in the Indenture) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms of the Class A Notes be construed so as to constitute the Class A Noteholders from time to time as partners or members of an association; nor shall any Class A Noteholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

      No Class A Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless, so long as both a Class A Insurer Default and a Backup Insurer Default are not continuing, the Controlling Party has given its prior written consent and such Holder previously shall have given to the Trust Collateral Agent a written notice of default and of the continuance thereof, and unless also (i) the default arises from the Seller's or the Servicer's failure to remit payments when due hereunder, or (ii) the Majority Noteholders shall have made written request upon the Trust Collateral Agent to institute such action, suit or proceeding in its own name as Trust Collateral Agent under this Agreement and such Holder shall have offered to the Trust Collateral Agent such indemnity as it may reasonably require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trust Collateral Agent, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period no request or waiver inconsistent with such written request has been given to the Trust Collateral Agent pursuant to this Section or Section 8.04; no one or more Holders of Notes or Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Class A Notes or the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Class A Noteholders and all Certificateholders. For the protection and

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

enforcement of the provisions of this Section, each Class A Noteholder, each Certificateholder and the Trust Collateral Agent shall be entitled to such relief as can be given either at law or in equity.

      In the event the Trust Collateral Agent shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Class A Notes, each representing less than the required amount of the Class A Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Agreement.

      SECTION 11.04. Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT OTHERWISE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 11.05. Notices.

      All demands, notices, and communications upon or to the Seller, the Servicer, the Trust Collateral Agent, the Backup Servicer, the Owner Trustee, the Indenture Trustee, the Class A Insurer, the Backup Insurer or any Rating Agency under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of the Seller at the following address:
Attention: Credit Acceptance Funding LLC 2004-1/Wendy Rummler, Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339; phone number: (248) 353-2700 (ext. 217); fax number: (866) 249-3138; (b) in the case of the Servicer at the following address: Attention: Credit Acceptance Corporation/Wendy Rummler, Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339; phone number: (248) 353-2700 (ext. 217); fax number: (866) 249-3138; (c) in the case of the Trust Collateral Agent and the Indenture Trustee, at its Corporate Trust Office, 4 New York Plaza, 6th Floor, New York, NY 10024, Attention: Institutional Trust Services/Structured Finance; (d) in the case of the Backup Servicer, at the following address:
Systems & Services Technologies, Inc., 4315 Pickett Road, St. Joseph, MO 64503,
Attention: John Campbell, President, Joseph Booz, EVP/General Counsel, phone:
(816) 671-2022; (816) 671-2028, fax: (816) 671-2029; (e) in the case of the
Owner Trustee, at: One Rodney Square 920 No. King St., 1st Floor, Wilmington, DE 19801 Attn: Sterling Correia, phone: (302) 888-7528; fax: (302) 888-7544; (f) in the case of the Class A Insurer, to: Radian Asset Assurance Inc., 335 Madison Avenue, New York, New York 10017, Attention: Chief Risk Officer and Chief Legal Officer with an electronic copy sent to ABSRM@radian.biz in the case of any information required to be provided to the Class A Insurer (and if such notice refers to a Servicer Default or is a notice with respect to which the failure on the part of the Class A Insurer to respond shall be deemed to constitute consent or acceptance, such notice shall be marked to indicate "Urgent Material Enclosed"); (g) in the case of the Backup Insurer, to: XL Capital Assurance Inc., 1201 Avenue of the Americas, 31st Floor, New York, NY 10020-1001,
Attention: Surveillance; (h) in the case of S&P, to: Standard &

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Poor's Rating Services, Asset Backed Surveillance Department, 55 Water Street,
New York, New York 10041 or to such other address as shall be designated by written notice to the other parties; and (i) in the case of Moody's, to: Moody's Investors Service, Inc., Attention: [ ], 99 Church Street, New York, NY 10007 or to such other address as shall be designated by written notice to the other parties. Any notice required or permitted to be mailed to a Class A Noteholder or Certificateholder, as the case may be shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Class A Note or Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Class A Noteholder or the Certificateholder, as the case may be, shall receive such notice.

      SECTION 11.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof or of the Class A Insurer or the Backup Insurer.

      SECTION 11.07. Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02, 6.05 and 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trust Collateral Agent and the Controlling Party.

      SECTION 11.08. Further Assurances.

The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trust Collateral Agent or the Controlling Party more fully to effect the purposes of this Agreement and the other Basic Documents, including, without limitation, the execution of any financing statements or continuation statements relating to the Dealer Loans or the related Contracts for filing under the provisions of the UCC of any applicable jurisdiction.

      SECTION 11.09. No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Trust Collateral Agent, the Class A Insurer, the Backup Insurer or the Class A Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

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      SECTION 11.10. Third-Party Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Class A Noteholders and the Certificateholders, respectively, and their respective successors and permitted assigns. Except as may be otherwise provided in this Agreement, no other person will have any right or obligation hereunder. Each of the Class A Insurer and the Backup Insurer is an express third party beneficiary of this Agreement.

      SECTION 11.11. Actions by Noteholders.

      (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Noteholders, such action, notice, demand or instruction may be taken or given by any Class A Noteholder, unless such provision requires a specific percentage of Noteholders.

      (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be taken or given by Class A Noteholders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Class A Noteholders, in person or by an agent duly appointed in writing.

      (c) The fact and date of the execution by any Class A Noteholder or any Certificateholder of any instrument or writing may be proved in any reasonable manner which the Trust Collateral Agent deems sufficient.

      (d) Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Class A Noteholder shall bind such Class A Noteholder and every subsequent holder of such Class A Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trust Collateral Agent, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Class A Note.

      (e) The Trust Collateral Agent may require such additional proof of any matter referred to in this Section as it shall deem necessary.

      SECTION 11.12. Corporate Obligation.

No recourse may be taken, directly or indirectly, against any partner, incorporator, subscriber to the capital stock, stockholder, director, officer or employee of the Seller or the Servicer with respect to their respective obligations and indemnities under this Agreement or any certificate or other writing delivered in connection herewith.

      SECTION 11.13. Covenant Not to File a Bankruptcy Petition.

The parties hereto agree that until one year and one day after such time as the Class A Notes issued under the Indenture are paid in full, they shall not (i) institute the filing of a bankruptcy petition against the Seller or the Trust based upon any claim in its favor arising hereunder or under the Basic Documents; (ii) file a petition or consent to a petition seeking relief on behalf of the Seller or the Trust under the Bankruptcy Law; or (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Seller or the Trust or any portion of the property of the Seller or the Trust. The parties hereto agree that all obligations of the Issuer and the Seller are non-recourse to the Trust Property except as specifically set forth in the Basic Documents.

      SECTION 11.14. Controlling Party. So long as any Class A Note is outstanding, the Controlling Party shall have the power to exercise the voting, consent and control rights granted to the Class A Noteholders, except as set forth in Section 11.01 hereof; provided, however, that after the occurrence and during the continuance of a Class A Insurer Default, all voting, consent or control rights of the Class A Insurer shall be suspended and the Backup Insurer shall be the Controlling Party. Upon the cure of a Class A Insurer Default, such voting, consent and control rights shall be reinstated and the Backup Insurer shall no longer be the Controlling Party. If the Backup Insurer is the Controlling Party, after the occurrence and during the continuance of a Backup Insurer Default, any voting, consent or control rights granted to the Backup Insurer shall be suspended. Upon the cure of any such Backup Insurer Default, the Backup Insurer's voting, consent and control rights shall be reinstated.

      IN WITNESS WHEREOF, the Issuer, Seller, Credit Acceptance, as Servicer and in its individual capacity, Backup Servicer and the Trust Collateral Agent have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                  CREDIT ACCEPTANCE FUNDING
                                  LLC 2004-1, as Seller

                                  By:  ______________________________________
                                       Name:
                                       Title:

                                  CREDIT ACCEPTANCE CORPORATION, as Servicer and in its individual capacity

                                  By:  ______________________________________
                                       Name:
                                       Title:

                  [Sale and Servicing Agreement Signature Page]

                        CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST 2004-1, as
                        Issuer

                        By: Wachovia Bank of Delaware, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

                        By:_____________________________________________________
                           Name:
                           Title:

                        JPMORGAN CHASE BANK, as Trust Collateral Agent and Indenture Trustee

                        By:_____________________________________________________
                           Name:
                           Title:

                        SYSTEMS & SERVICES TECHNOLOGIES, INC., as Backup
                        Servicer

                        By:_____________________________________________________
                           Name:
                           Title:

                [Sale and Servicing Agreement Signature Page 2]

                                                                       EXHIBIT A

                                   [Reserved.]

                                                                       EXHIBIT B

                 Credit Acceptance Auto Dealer Loan Trust 2004-1
                             Servicer's Certificate

                                                                       EXHIBIT C

                             Investor Certification
                             for Electronic Password

                                      Date:

JPMORGAN CHASE BANK

Attention: Corporate Trust Services -- Asset-Backed Administration
           Credit Acceptance Auto Dealer Loan Trust 2004-1

      In accordance with Section 5.11 of the Sale and Servicing Agreement dated as of August 25, 2004 (the "Agreement"), by and among Credit Acceptance Funding Corporation Trust 2004-1, as the Issuer, Credit Acceptance Funding LLC 2004-1, as the Seller, Credit Acceptance Corporation, as the Servicer, JPMorgan Chase Bank, as the Trust Collateral Agent, and Systems & Services Technologies, Inc., as the Backup Servicer, with respect to the Class A Asset Backed Notes (the "Class A Notes") and the Asset Backed Certificates the ("Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is a beneficial owner of $________ principal balance of the Class A Notes.

      2. The undersigned is requesting a password pursuant to Section 5.11 of the Agreement for access to certain information (the "Information") on the Trust Collateral Agent's website.

      3. In consideration of the Trust Collateral Agent's disclosure to the undersigned of the Information, or the password in connection therewith, the undersigned will keep the Information confidential (except from such outside persons are as are assisting it in connection with the related Notes, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trust Collateral Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Class A Note pursuant to
Section 5 of the Securities Act.

      5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify each of the parties to the Agreement for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

      6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.

                                            ___________________________________
                                            Beneficial Owner

                                            By:_________________________________
                                            Title:______________________________
                                            Company:____________________________
                                            Phone:______________________________

                                                                       EXHIBIT D

                            FORM OF DEALER AGREEMENT

                                                                       EXHIBIT E

                                     FORM OF
                            SERVICER'S ACKNOWLEDGMENT

      Credit Acceptance Corporation (the "Servicer") under the Sale and Servicing Agreement, dated as of August 25, 2004 (the "Sale and Servicing Agreement") among Credit Acceptance Auto Dealer Loan Trust 2004-1, Credit Acceptance Funding LLC 2004-1, JPMorgan Chase Bank, Systems & Services Technologies, Inc. and Credit Acceptance Corporation, as the Servicer and in its individual capacity, pursuant to which the Servicer holds on behalf of the Class A Noteholders, the Class A Insurer, the Backup Insurer and the Trust Collateral Agent certain [Dealer Agreements] [Contracts] as described in the Sale and Servicing Agreement, hereby acknowledges receipt thereof, listed on Schedule A to said Sale and Servicing Agreement except as noted in the Exception List attached as Schedule I hereto.

      IN WITNESS WHEREOF, the Servicer has caused this acknowledgment to be executed by its duly authorized officer as of this ____ day of __________, 20__.

                                            CREDIT ACCEPTANCE CORPORATION,
                                            as Servicer

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                                       EXHIBIT F

                                FORM OF CONTRACTS

                                                                       EXHIBIT G

                              COLLECTION GUIDELINES

                                                                       EXHIBIT H

                                CREDIT GUIDELINES

                           [On file with the Servicer]

                                                                       EXHIBIT I

                           COVENANT COMPLIANCE REPORT

1.       Asset Coverage Ratio

         Consolidated Net Assets                                        $
         Consolidated Funded Debt
         Excess Net Assets                                              $
                                                                        -----
2.       Total Liabilities Ratio

         Consolidated Total Liabilities                                 $
         Consolidated Tangible Net Worth
         Ratio
                                                                        -----
         Permitted
                                                                        -----

3.       Minimum Tangible Net Worth

         Base Net Worth                                                 $
         80% Consolidated Net Income
         Minimum Tangible Net Worth                                     $
         Actual Consolidated Tangible Net Worth
         Excess Consolidated Tangible Net Worth                         $
                                                                        -----
4.       Fixed Charge Coverage Ratio

         Consolidated Net Income, as adjusted (last four quarters)      $
              Add:

              Income Taxes
              Interest
              Depreciation and Amortization
              Rent
                  Consolidated income available for fixed charges       $
              Fixed Charges:

              Interest                                                  $
              Rent
                  Total Fixed Charges                                   $
              Fixed Charge Coverage Ratio
              Allowable fixed charge coverage ratio

                                                                      SCHEDULE A
                                                                     to Sale and
                                                             Servicing Agreement

                  Dealer Loans, Dealer Agreements and Contracts

                                                                      SCHEDULE B
                                                                     to Sale and
                                                             Servicing Agreement

                             FORECASTED COLLECTIONS

                                         CREDIT ACCEPTANCE
COLLECTION PERIOD                      FORECASTED COLLECTIONS
-----------------                      ----------------------
    Jul-04                                   11,362,125
    Aug-04                                   11,189,429
    Sep-04                                   10,941,809
    Oct-04                                   10,691,403
    Nov-04                                   10,416,844
    Dec-04                                   10,142,136
    Jan-05                                    9,862,100
    Feb-05                                    9,559,223
    Mar-05                                    9,206,020
    Apr-05                                    8,862,697
    May-05                                    8,530,931
    Jun-05                                    8,174,849
    Jul-05                                    7,806,554
    Aug-05                                    7,454,739
    Sep-05                                    7,078,852
    Oct-05                                    6,780,099
    Nov-05                                    6,429,626
    Dec-05                                    6,086,504
    Jan-06                                    5,785,415
    Feb-06                                    5,464,658
    Mar-06                                    5,091,838
    Apr-06                                    4,749,266
    May-06                                    4,425,381
    Jun-06                                    4,110,990
    Jul-06                                    3,735,723
    Aug-06                                    3,357,937
    Sep-06                                    3,051,996
    Oct-06                                    2,785,597
    Nov-06                                    2,544,986
    Dec-06                                    2,296,996
    Jan-07                                    2,031,341
    Feb-07                                    1,759,906
    Mar-07                                    1,351,943
    Apr-07                                    1,035,298
    May-07                                      834,566
    Jun-07                                      654,149
    Jul-07                                      606,925
    Aug-07                                      606,216
    Sep-07                                      605,375

                                          CREDIT ACCEPTANCE
COLLECTION PERIOD                       FORECASTED COLLECTIONS
-----------------                       ----------------------
    Oct-07                                      604,894
    Nov-07                                      603,946
    Dec-07                                      603,608
    Jan-08                                      603,091
    Feb-08                                      601,761
    Mar-08                                      595,660
    Apr-08                                      589,164
    May-08                                      583,734
    Jun-08                                      578,465
    Jul-08                                      570,405
    Aug-08                                      561,400
    Sep-08                                      551,239
    Oct-08                                      541,522
    Nov-08                                      532,343
    Dec-08                                      525,643
    Jan-09                                      518,623
    Feb-09                                      510,975
    Mar-09                                      499,325
    Apr-09                                      490,049
    May-09                                      483,132
    Jun-09                                      478,938
    Jul-09                                      478,071
    Aug-09                                      471,318
    Sep-09                                      463,135
    Oct-09                                      453,561
    Nov-09                                      440,065
    Dec-09                                      432,527
    Jan-10                                      430,535
    Feb-10                                      421,234
    Mar-10                                      402,537
    Apr-10                                      382,354
    May-10                                      366,629
    Jun-10                                      346,031
    Jul-10                                      336,824
    Aug-10                                      332,239
    Sep-10                                      300,461
    Oct-10                                      285,911
    Nov-10                                      242,974
    Dec-10                                      224,440
    Jan-11                                      222,082
    Feb-11                                      164,648
    Mar-11                                       99,899
    Apr-11                                       85,295
    May-11                                       59,044
    Jun-11                                       47,416

                                                                      SCHEDULE C
                                                                     to Sale and
                                                             Servicing Agreement

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

      In addition to the representations, warranties and covenants contained in the Agreement, the Seller hereby represents, warrants, and covenants to the Trust and the Indenture Trustee as follows on the Closing Date and on each Distribution Date on which the Trust purchases Dealer Loans, in each case only with respect to the Seller Property conveyed to the Trust on such Closing Date or the relevant Distribution Date:

                                     GENERAL

1. The Agreement creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Seller Property in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from and assignees of the Seller.

2. Each Contract constitutes "tangible chattel paper" or a "payment intangible", within the meaning of UCC Section 9-102. Each Dealer Loan constitutes a "payment intangible" or a "general intangible" within the meaning of UCC Section 9-102.

3. Each Dealer Agreement constitutes either a "general intangible" or "tangible chattel paper" within the meaning of UCC Section 9-102.

4. The Seller has taken or will take all steps necessary actions with respect to the Dealer Loans to perfect its security interest in the Dealer Loans and in the property securing the Dealer Loans.

                                    CREATION

1. The Seller owns and has good and marketable title to the Initial Seller Property or Subsequent Seller Property, as applicable, free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

                                   PERFECTION

1. The Seller has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the contribution and sale of the Contributed Property from the Originator to the Seller, the transfer and sale of the Seller Property from the Seller to the Issuer, and the security interest in the Collateral granted to the Indenture Trustee under the Indenture.

2. With respect to Seller Property that constitutes tangible chattel paper, such tangible chattel paper is in the possession of the Servicer, in its capacity as custodian for the Trust and the Trust Collateral Agent, and the Trust Collateral Agent has received a written acknowledgment from the Servicer, in its capacity as custodian, that it is holding such tangible chattel paper solely on its behalf and for the benefit of the Trust Collateral Agent, the Seller, the Trust and the relevant Dealer(s). All financing statements filed or to be filed against the Seller in favor of the Issuer or its assignee in connection with this Agreement describing the Seller Property contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party."

                                    PRIORITY

1. Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Seller Property. None of the Originator, the Servicer nor the Seller has authorized the filing of, or is aware of any financing statements against either the Seller, the Originator or the Trust that includes a description of the Seller Property and proceeds related thereto other than any financing statement: (i) relating to the sale of Contributed Property by the Originator to the Seller under the Contribution Agreement, (ii) relating to the security interest granted to the Trust hereunder, (iii) relating to the security interest granted to the Trust Collateral Agent under the Indenture; or (iv) that has been terminated or amended to reflect a release of the Seller Property.

2. Neither the Seller, the Originator nor the Trust is aware of any judgment, ERISA or tax lien filings against either the Seller, the Originator or the Trust.

3. None of the tangible chattel paper that constitutes or evidences the Contracts or the Dealer Agreements has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Originator, the Servicer, the Seller, the Trust, a collection agent or the Trust Collateral Agent.

                     SURVIVAL OF PERFECTION REPRESENTATIONS

1. Notwithstanding any other provision of the Agreement, the Contribution Agreement, the Indenture or any other Basic Document, the Perfection Representations, Warranties and Covenants contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer's rights to act as such) until such time as all obligations under the Sale and Servicing Agreement, Contribution Agreement and the Indenture have been finally and fully paid and performed.

                                    NO WAIVER

1. The parties hereto: (i) shall not, without obtaining a confirmation of the then-current ratings of the Class A Notes (without giving effect to the Class A
Note Insurance Policy or the Backup Insurance Policy), waive any of the Perfection Representations, Warranties or Covenants; (ii) shall provide the Rating Agencies with prompt written notice of any breach of the

Perfection Representations, Warranties or Covenants, and shall not, without obtaining a confirmation of the then-current ratings of the Class A Notes (without giving effect to the Class A Note Insurance Policy or the Backup Insurance Policy) as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations, Warranties or Covenants.

                                                                      SCHEDULE D
                                                                     to Sale and
                                                             Servicing Agreement

                               FINANCIAL COVENANTS
                             AND RELATED DEFINITIONS

1. Maintain Asset Coverage Ratio. Credit Acceptance shall, on a Consolidated basis, maintain at all times, Consolidated Net Assets at a level greater than or equal to Consolidated Funded Debt.

2. Maintain Total Liabilities Ratio Level. Credit Acceptance shall, on a Consolidated basis, maintain as of the end of each fiscal quarter a ratio of Consolidated Total Liabilities (including in the calculation thereof, all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under
GAAP) to Credit Acceptance's Consolidated Tangible Net Worth equal to or less than 1.75 to 1.0.

3. Minimum Tangible Net Worth. Credit Acceptance shall, on a Consolidated basis, maintain Consolidated Tangible Net Worth of not less than Two Hundred Twenty Million Dollars ($220,000,000), plus the sum of (i) eighty percent (80%) of Consolidated Net Income for each fiscal quarter of Credit Acceptance (A) beginning on or after April 1, 2004, (B) ending on or before the applicable date of determination thereof, and (C) for which Consolidated Net Income as determined above is a positive amount and (ii) the Equity Offering Adjustment.

4. Maintain Fixed Charge Coverage Ratio Liabilities. Credit Acceptance shall, on a Consolidated basis, maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 2.50 to 1.0.

                                   DEFINITIONS

Other than the term "Credit Acceptance," which shall have the meaning given to it in this Sale and Servicing Agreement, capitalized terms used in this Schedule D shall have the meanings given such terms in the Comerica Credit Agreement as in effect on the date of this Sale and Servicing Agreement.

                                      D-1